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Ryder System, Inc.
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Ryder System, Inc. 11690 N.W. 105 Street Miami, Florida 33178

NOTICE OF 2019 ANNUAL MEETING OF SHAREHOLDERS

Time:	10:00 a.m. Eastern Daylight Time
Date:	May 3, 2019
Place:	Ryder System, Inc. Headquarters 11690 N.W. 105th Street Miami, Florida 33178
Purpose:	1. To elect eleven directors for a one-year term expiring at the 2020 Annual Meeting of Shareholders.
2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2019 fiscal year.
3. To approve, on an advisory basis, the compensation of our named executive officers.
4. To approve the 2019 Equity and Incentive Compensation Plan.
5. To approve amendments to our Restated Articles of Incorporation and By-Laws to remove supermajority voting provisions on shareholder action by written consent.
6. To vote, on an advisory basis, on a shareholder proposal on an independent board chairman.
7. To consider any other business that is properly presented at the meeting.
Who May Vote:	You may vote if you were a record owner of our common stock at the close of business on March 8, 2019.
Proxy Voting:	Your vote is important. You may vote:
• via Internet;
• by telephone;
• by mail, if you received a paper copy of these proxy materials; or
• in person at the meeting.
By order of the Board of Directors,

Robert D. Fatovic
Executive Vice President, Chief Legal Officer and Corporate Secretary
Miami, Florida
March 18, 2019
This proxy statement and the form of proxy, along with our Annual Report on Form 10-K for the year ended December 31, 2018 and the shareholder letter, were first sent or given to shareholders on or about March 18, 2019.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON FRIDAY, MAY 3, 2019.
Ryder’s proxy statement and Annual Report are available online at:  http://www.proxyvote.com

TABLE OF CONTENTS

Page
PROXY SUMMARY	1
INFORMATION ABOUT OUR ANNUAL MEETING	6
ELECTION OF DIRECTORS (PROPOSAL 1)	7
CORPORATE GOVERNANCE	14
BOARD OF DIRECTORS	15
AUDIT COMMITTEE	19
COMPENSATION COMMITTEE	20
CORPORATE GOVERNANCE AND NOMINATING COMMITTEE	22
FINANCE COMMITTEE	25
CORPORATE RESPONSIBILITY AND SUSTAINABILITY	25
RISK MANAGEMENT	26
RELATED PERSON TRANSACTIONS	28
RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTING FIRM (PROPOSAL 2)	29
AUDIT COMMITTEE REPORT	31
SECURITY OWNERSHIP OF OFFICERS AND DIRECTORS	32
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	32
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	33
COMPENSATION DISCUSSION AND ANALYSIS SUMMARY	33
COMPENSATION DISCUSSION AND ANALYSIS	38
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION	50
EXECUTIVE COMPENSATION	50
DIRECTOR COMPENSATION	61
ADVISORY VOTE ON EXECUTIVE COMPENSATION (PROPOSAL 3)	64
MANAGEMENT PROPOSAL TO APPROVE THE 2019 EQUITY AND INCENTIVE COMPENSATION PLAN (PROPOSAL 4)	65
MANAGEMENT PROPOSAL TO APPROVE AMENDMENTS TO OUR RESTATED ARTICLES OF INCORPORATION AND BY-LAWS TO REMOVE SUPERMAJORITY VOTING PROVISIONS ON SHAREHOLDER ACTION BY WRITTEN CONSENT (PROPOSAL 5)	74
SHAREHOLDER PROPOSAL ON INDEPENDENT BOARD CHAIRMAN (PROPOSAL 6)	75
OTHER MATTERS	78
APPENDIX A - 2019 EQUITY AND INCENTIVE COMPENSATION PLAN	A-1
APPENDIX B - PROPOSED ARTICLES OF AMENDMENT TO RYDER SYSTEM, INC. RESTATED ARTICLES OF INCORPORATION	B-1
APPENDIX C - PROPOSED AMENDMENT TO RYDER SYSTEM, INC. BY-LAWS	C-1

Ryder System, Inc. | 2018 Proxy Statement	i

Proxy Summary

PROXY SUMMARY
This proxy summary provides selected highlights of some of the information contained elsewhere in this proxy statement. Please read the entire proxy statement before voting.

ANNUAL MEETING

Date:	May 3, 2019
Time:	10:00 a.m. Eastern Daylight Time
Place:	Ryder System, Inc. Headquarters, 11690 N.W. 105th Street, Miami, Florida 33178
Record Date:	March 8, 2019

Voting:
Each share of the Company's common stock held by you at the close of business on March 8, 2019 (the record date) is entitled to one vote on each matter that is properly submitted for a vote at the Annual Meeting.
How:

Online	By Phone	By Mail	In Person
www.proxyvote.com	1.800.690.6903	Completing, signing and returning your proxy card	With proof of ownership and a valid photo ID

VOTING MATTERS AND BOARD RECOMMENDATIONS

	Matter	Board Recommendation	Page
No. 1	Election of Directors	FOR each Director Nominee	7
No. 2	Ratification of PricewaterhouseCoopers LLP as Independent Auditor	FOR	29
No. 3	Advisory Vote on Executive Compensation	FOR	64
No. 4	Management Proposal to Approve the 2019 Equity and Incentive Compensation Plan	FOR	65
No. 5	Management Proposal to Remove Supermajority Voting Provisions for Shareholder Action by Written Consent	FOR	74
No. 6	Advisory Vote on Shareholder Proposal on an Independent Board Chairman	AGAINST	75

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Proxy Summary

2018 FINANCIAL HIGHLIGHTS

▶
Record total revenue increased 15% to $8.4 billion and record operating revenue* increased 11% to $6.7 billion compared to 2017. Total revenue and operating revenue grew across all three business segments reflecting new business and higher volumes.
▶
Earnings per share (EPS) from continuing operations decreased 65% to $5.21 primarily due to the one-time benefit of the Tax Cuts and Jobs Act (Tax Reform) in the prior year. Comparable EPS* increased 28% to $5.79 primarily due to lower tax rate from tax reform and improved operating performance.

▶	EBT increased 10% from the prior year primarily due to higher operating results in all business segments.	▶	We grew ChoiceLease by a record 9,600 vehicles and delivered our seventh consecutive year of lease fleet growth.
▶	Adjusted return on capital (ROC)* increased 70 basis points from 4.2% in the prior year to 4.9% primarily due to higher pre-tax earnings.	▶	Commercial rental revenue increased 18% from the prior year due to stronger demand as well as higher pricing.
For more information relating to the Company’s 2018 financial performance, please review our 2018 Annual Report on Form 10-K.
_____________

*
Operating revenue, comparable EPS and adjusted ROC are non-GAAP financial measures. For a reconciliation of total revenue to operating revenue, GAAP EPS to comparable EPS, and our non-GAAP elements of our adjusted ROC to the corresponding GAAP measure as well as the reasons why management believes these measures are useful to shareholders, refer to the "Non-GAAP Financial Measures" section on pages 57-65 of our Annual Report on Form 10-K for the year ended December 31, 2018.

BOARD AND GOVERNANCE HIGHLIGHTS

			BOARD OF DIRECTORS
Name	Age	Director Since	Professional Background	Independent	Committee Memberships
John M. Berra	71	2003	Retired EVP of Emerson Electric Company	X	Compensation & Governance
Robert J. Eck	60	2011	Retired CEO of Anixter International, Inc.	X	Compensation & Finance
Robert A. Hagemann	62	2014	Retired CFO of Quest Diagnostics Incorporated	X	Audit (Chair) & Finance
Michael F. Hilton	64	2012	President & CEO of Nordson Corporation	X	Compensation & Governance
Tamara L. Lundgren	61	2012	President & CEO of Schnitzer Steel Industries, Inc.	X	Audit & Governance
Luis P. Nieto, Jr.	63	2007	Retired President of the Consumer Foods Group for ConAgra Foods Inc.	X	Audit & Finance (Chair)
David G. Nord	61	2018	Chairman, President & CEO of Hubbell Incorporated	X	Compensation & Finance
Robert E. Sanchez	53	2013	Chair & CEO of Ryder System, Inc.
Abbie J. Smith	65	2003	Professor of Accounting at the University of Chicago Booth School of Business	X	Audit & Finance
E. Follin Smith	59	2005	Retired EVP, CFO & Chief Administrative Officer of Constellation Energy Group, Inc.	X	Compensation (Chair) & Governance
Dmitri L. Stockton	54	2018	Retired Chairman, President & CEO of GE Asset Management	X	Compensation & Finance
Hansel E. Tookes, II	71	2002	Retired President of Raytheon International	Lead Independent Director	Audit & Governance (Chair)
Active Shareholder Engagement:
Our Board and management have a long-standing commitment to engaging with our shareholders and soliciting their perspectives on key performance, governance and compensation matters. As described in further detail below, our current governance and compensation programs reflect changes we have made as a result of this feedback. The key elements of our shareholder engagement process are set forth below.

▶	We engage in continuous outreach with shareholders throughout the year and regularly report feedback to our Board.

▶
We routinely review governance and voting policies of our largest shareholders who publish their policies and, each year, we reach out to shareholders representing at least half of our outstanding shares to seek and discuss their feedback on corporate governance, our compensation programs and any other matters of interest. After the 2018 annual meeting, we reached out to our largest shareholders constituting over 53% of our outstanding shares to request feedback on our governance profile and compensation structure.

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Proxy Summary

▶	Our Board and management review and evaluate shareholder input to identify issues and concerns that may require Board attention or changes to our policies, practices or disclosure.

▶
In addition to our annual outreach, our CEO, CFO and Investor Relations team meet frequently with shareholders and the investment community regarding our strategy and performance. Depending on the topics the investor wishes to discuss, our meetings with shareholders may also include our Lead Independent Director and Chair of the Corporate Governance and Nominating Committee and the Chair of the Compensation Committee.

Key Changes in Recent Years Based on Shareholder Feedback:
In recent years, in response to shareholder feedback, we have undertaken significant changes to our corporate governance and executive compensation practices and disclosures, including:

▶	Proposing to remove the last-remaining supermajority voting provision in our Restated Articles of Incorporation and By-Laws (for action by written consent) at our 2019 Annual Meeting.
▶ Providing shareholders with the right to act by written consent with procedural safeguards to protect the interests of all shareholders.

▶	Appointing two new Board members in 2018 as part of our Board evaluation, succession planning and refreshment process.

▶
Modifying our executive compensation program, including by (i) moving from long-term performance targets of less than three years to three-year performance periods and (ii) changing our stand-alone total shareholder return (“TSR”) performance metric to a TSR modifier that adjusts payouts, either upward or downward, to reflect our performance against our custom peer group.

Governance Highlights:

▶	All directors are independent (except the CEO/Chair)	▶	Regular executive sessions in conjunction with each regularly scheduled Board meeting
▶	None of our directors serve on more than three other public company boards	▶	Strong Board oversight of risk management and compliance process
▶	No related person transactions in 2018	▶	Annual Board and committee evaluations
▶	Strong focus on CEO succession planning	▶	Minimum stock ownership requirements for directors and executive officers
▶	Comprehensive Corporate Sustainability Report published in 2019	▶	Robust code of ethics and enterprise risk management system
▶
Strong Lead Independent Director role, who chairs meetings of the independent directors at every Board meeting and who oversees the annual Board evaluation, CEO succession planning and search process for new directors, among other responsibilities
		▶	Average Board tenure is 8.9 years; 25% of the directors on the Board have a tenure of less than six years and seven of twelve directors are women or minorities

EXECUTIVE COMPENSATION HIGHLIGHTS
Changes to our Executive Compensation Program in 2018

▶
The Compensation Committee made several changes to our executive compensation program in 2018 intended to further align our compensation program with the objectives articulated by our shareholders, including:

◦	Setting fixed performance targets for each three-year long-term grant at the beginning of the three-year period.

◦
Replacing the annual ROC metric in the long-term incentive plan ("LTIP") with a three-year ROC/Cost of Capital ("COC") spread metric designed to incentivize ROC spread improvement over the full performance period, which will be measured at the end of such three-year period.

◦
Shifting from a standalone TSR performance metric to a TSR performance results modifier, which reduces earned performance-based awards if TSR performance is below the median of Ryder's TSR peer group and increases awards for above median performance. No TSR modifier will be applied to increase payouts if Ryder's absolute TSR is negative.

◦
Adding a new strategic revenue growth metric to incentivize growth in areas which shareholders told us are key to creating long-term shareholder value. The 2018 performance targets are now based on a three-year compound

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Proxy Summary

average growth rate established at the grant date. Performance will be compared to this target at the end of the three-year performance period to determine payouts.

◦
Replacing a portion of the stock option allocation in our LTIP with restricted stock awards in order to enhance executive stock ownership and serve as a retention tool for our named executive officers ("NEOs"), consistent with market and peer group practices.

These changes were the result of the Committee's comprehensive review of our executive compensation program following our 2017 annual meeting, which included significant shareholder outreach by the Board and management to better understand and address shareholder perspectives. We believe these changes have been well received by our shareholders as reflected by our 2018 say on pay vote of approximately 95% of the total votes cast by our shareholders. As described above, following our 2018 annual meeting we continued to solicit our shareholders’ perspectives and contacted our largest shareholders representing over 53% of our outstanding shares. Feedback received was positive and no concerns with our compensation program were expressed.

Policies that Promote Significant and Long-Term Ownership and Sustainable Shareholder Value Creation

▶
In 2018, 87% of our CEO's target compensation was composed of "at risk" compensation. CEO compensation is a mix of base salary (13%), short-term incentives (20%) and long-term incentives (67%), which we believe provides compensation opportunities measured by a variety of time horizons to appropriately balance our near-term and long-term strategic goals.

▶
A variety of distinct performance metrics tied to our financial and strategic objectives are used in our short-term and long-term incentive plans. We believe this “portfolio” approach to performance metrics encourages executives to focus on overall, sustainable Company performance.

▶
Equity incentive programs and stock ownership guidelines are designed to align management and shareholder interests by providing vehicles for executive officers to maintain ownership positions in the Company.

◦	In 2017, the Compensation Committee increased stock ownership requirements from four to six times base salary for the CEO, and from two to three times base salary for all other NEOs.

◦	Stock ownership requirements for the Board were also increased from five to six times each director's total annual cash retainer.

▶	Starting in 2018, the Compensation Committee replaced performance-based cash awards with performance-based restricted stock rights in order to increase shareholder alignment.

▶
In 2018, the Compensation Committee, after an evaluation by the Committee's independent compensation consultant and consultation with management, approved changes to the compensation peer group and TSR custom peer group to improve operational alignment and ensure appropriate comparisons.

Priority on Risk Management and Sound Compensation Practices

▶	We incorporate several risk mitigation policies into our compensation program, including:

◦	The Compensation Committee’s ability to use “negative discretion” to align appropriate payouts to Company and individual performance;

◦	Anti-hedging and anti-pledging policies; and

◦	Clawback policy applicable to performance-based incentive awards.

▶
Our equity plan, as amended in 2016, as well as our cash severance and annual cash incentive awards, all require "double-trigger" vesting upon a change of control. Our new equity plan, up for approval at the Annual Meeting (Proposal 4), retains this same requirement.

Rigorous Goals

▶
Goals for our performance-based awards are approved by our independent directors and take into account our historical performance, current strategic initiatives and the macroeconomic environment in which we operate. For 2018:

◦	target operating revenue* was $6.59 billion, an increase from our 2017 actual operating revenue of $5.79 billion.

◦	target comparable earnings per share* (EPS) was $5.73, an increase of 26% from the comparable EPS results in 2017 of $4.53.

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Proxy Summary

◦
target 2018 ROC* for the 2016-2018 and 2017-2019 LTIPs was 4.88%, which was significantly higher than 2017 actual ROC performance of 4.22% and was a particularly challenging target given the weak conditions in our used vehicle sales business.

▶ When setting these targets for 2018, we took into account the targeted vehicle growth in our contractual businesses, which we expect will drive long-term shareholder value, as well as the challenges in our used vehicle sales business, which we anticipated would continue into 2018.
▶ We believe that our goals are challenging because they require strong top and bottom-line growth, which is consistent with our pay-for-performance philosophy.
_____________

*
Operating revenue, comparable EPS and adjusted ROC are non-GAAP financial measures. For a reconciliation of total revenue to operating revenue, GAAP EPS to comparable EPS, and our non-GAAP elements of our adjusted ROC to the corresponding GAAP measure as well as the reasons why management believes these measures are useful to shareholders, refer to the "Non-GAAP Financial Measures" section on pages 57-65 of our Annual Report on Form 10-K for the year ended December 31, 2018.

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Information About our Annual Meeting

RYDER SYSTEM, INC.
11690 N.W. 105th STREET
MIAMI, FLORIDA 33178

INFORMATION ABOUT OUR ANNUAL MEETING
You are receiving this proxy statement because you own shares of Ryder common stock that entitle you to vote at the 2019 Annual Meeting of Shareholders to be held on Friday, May 3, 2019 at 10:00 a.m. Eastern Daylight Time, at our corporate headquarters. Our Board of Directors is soliciting proxies from shareholders who wish to vote at the meeting. By using a proxy, you can vote even if you do not attend the meeting. This proxy statement describes the matters on which you are being asked to vote and provides information on those matters so that you can make an informed decision.
At the Annual Meeting, you will be asked to vote on the following six proposals. Our Board recommendation for each proposal is set forth below.

Proposal		Board Recommendation
No. 1
To elect each of the following eleven directors for a one-year term expiring at the 2020 Annual Meeting of Shareholders: Robert J. Eck, Robert A. Hagemann, Michael F. Hilton, Tamara L. Lundgren, Luis P. Nieto, Jr., David G. Nord, Robert E. Sanchez, Abbie J. Smith, E. Follin Smith, Dmitri L. Stockton and Hansel E. Tookes, II
FOR each director nominee
No. 2	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2019 fiscal year	FOR
No. 3	To approve, on an advisory basis, the compensation of our named executive officers, which we refer to as “Say on Pay”	FOR
No. 4	To approve the 2019 Equity and Incentive Compensation Plan	FOR
No. 5	To approve amendments to our Restated Articles of Incorporation and By-Laws to remove supermajority voting provisions on shareholder action by written consent	FOR
No. 6	To vote, on an advisory basis, on a shareholder proposal on an independent board chairman.	AGAINST
If you sign and return your proxy without making any selections, your shares will be voted “FOR” each of the director nominees, "FOR" Proposals 2-5 and "AGAINST" Proposal 6.
If other matters properly come before the meeting, the proxy holders will have the authority to vote on those matters on your behalf at their discretion. As of the date of this proxy statement, we are not aware of any matters that will come before the meeting other than those disclosed in this proxy statement.

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Election of Directors

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Based upon the recommendation of the Corporate Governance and Nominating Committee, the Board has nominated the eleven individuals listed below for election at the Annual Meeting. Under our By-Laws, directors are elected each year at the Annual Meeting. All nominees are currently directors and have been previously elected by our shareholders. As required by our mandatory retirement policy under our Corporate Governance Guidelines, Mr. John M. Berra will be retiring from the Board, effective as of the date of the Annual Meeting, and is therefore not standing for re-election.
Each director elected at the Annual Meeting will serve until Ryder’s 2020 Annual Meeting of Shareholders and until he or she is succeeded by another qualified director who has been elected, or, if earlier, until his or her death, resignation or removal.

KEY FACTS ABOUT OUR BOARD
We strive to maintain a diverse and well-rounded Board that balances the institutional knowledge of tenured directors with the fresh perspectives of new members.
Board Composition and Expertise

Director Criteria, Qualifications and Experience We believe that each of our directors has the experience, skills, qualities and time to successfully perform his or her duties as a director and contribute to our Company's success. Our directors were nominated because each individual possesses the highest standards of personal integrity and interpersonal and communication skills, is highly accomplished in his or her field, has an understanding of the interests and issues that are important to our shareholders and is able to dedicate sufficient time to fulfilling his or her obligations as a director. Our directors, as a group, complement each other’s respective experiences, skills and qualities. Our directors are diverse in age, gender, tenure, ethnic background and professional experience but together produce a cohesive body in terms of Board process, collaboration, mutual respect for differing perspectives and commitment to receiving input on all director viewpoints when evaluating critical issues and making important decisions. More information on Ryder's nomination process is set forth in the Corporate Governance and Nominating Committee section under "Board Succession Process for Directors" on page 21.

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Election of Directors

Director Tenure, Retirement Policy and Board Refreshment Board composition and refreshment are priorities for Ryder. The Board believes that it is desirable to maintain a mix of new and experienced directors. The Board does not believe that express limits on a director's tenure are appropriate, and values the increasing contribution of directors who, over time, have developed deeper insight into the Company and its operations. However, to encourage appropriate refreshment and the continued qualification of our Board members, our Corporate Governance Guidelines provide for review of a director's continuation of Board service each time the director is up for re-election. We also have a general policy that directors must retire immediately prior to the Annual Meeting closest to the date the director turns 72, a requirement that the Board has authority to waive in individual cases if the best interests of the Company would be served by such waiver.
Other Policies and Practices Related to Director Service
Limits on Other Directorships. To ensure our directors have adequate time to serve on our Board, we permit service on no more than four other public company boards (or two other public company boards for our CEO/Chair). No director currently serves on more than three other public company boards, and our CEO only serves on one other public company board. We have determined that each director nominee has the adequate time to devote to service on our Board, carry out his or her duties and provide valuable service to the Company in his or her role as a director.
Meeting Attendance Requirements. Directors are expected to regularly attend Board and committee meetings. Directors who fail to attend at least 75% of Board and committee meetings for two consecutive years must submit a letter of resignation, which the Board will determine whether to accept, taking into account the recommendation of the Governance Committee. All of our directors met the meeting attendance requirements in 2018.
Resignation upon Change in Status. The Board also requires directors to submit a letter of resignation upon a substantial change in the nature of the director's employment or other significant responsibilities since the time of his or her election. The Board, upon review and recommendation by the Governance Committee, will determine whether the circumstances are consistent with the criteria for Board membership and whether it is appropriate for a director to continue service on the Board.
Impairment of Ability to Serve. A director who experiences any other change in circumstances that may impair his or her ability to effectively serve on the Board, or that could result in negative attention to the Company or director, is required to immediately notify the Company and may be asked by the Board to submit a letter of resignation.
Each director’s principal occupation and other pertinent information about his or her particular experience, qualifications, attributes and skills that led the Board to conclude that such person should serve as a director appears on the following pages.
If you are a beneficial shareholder and do not give your nominee instructions, your nominee does not have the ability to vote in favor of or against the director nominees. We therefore urge you to return your proxy card and vote your shares on this proposal.
The Board recommends a vote FOR the election of each director nominee.

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Election of Directors

DIRECTOR NOMINEES

Robert J. Eck

DESCRIPTION OF BUSINESS EXPERIENCE:
Mr. Eck served as Chief Executive Officer of Anixter International, Inc. (Anixter), a global distributor of network and security solutions, electrical and electronic solutions, and utility power solutions, from 2008 until he retired in 2018. He serves on Anixter’s Board of Directors.
Mr. Eck joined Anixter in 1989 and held roles of increasing responsibility in strategy, supply chain management, sales and marketing, and human resources. From 2007 to 2008, Mr. Eck served as Executive Vice President and Chief Operating Officer of Anixter. Prior to that position, Mr. Eck served as Executive Vice President of Enterprise Cabling and Security Solutions for Anixter from 2004 to 2007. In 2003, he served as Senior Vice President of Physical Security Products and Integrated Supply of Anixter Inc.
OTHER PUBLIC BOARD MEMBERSHIPS:
 • Anixter International, Inc.
QUALIFICATIONS:
The Board nominated Mr. Eck as a director because of his leadership experience and expertise in supply chain management, domestic and international operations, and marketing and business development, which the Board finds to be valuable skills that complement the other skills represented on our Board. In addition, Mr. Eck has prior leadership experience as President and Chief Executive Officer of a global public company. He also has experience as a director on a global public company board.
Consistent with our policies and practices related to director service, in making a determination as to Mr. Eck's nomination, the Board considered Mr. Eck's qualifications listed above, his valuable, significant contributions to the Board and Company and his demonstrated willingness and ability to commit adequate time and attention to all Board matters.

Director since: May 2011
Committees: - Compensation - Finance
Age: 60

Robert A. Hagemann

DESCRIPTION OF BUSINESS EXPERIENCE:
Mr. Hagemann served as Senior Vice President and Chief Financial Officer of Quest Diagnostics Incorporated until he retired in 2013.
Mr. Hagemann joined Quest’s predecessor, Corning Life Sciences, Inc., in 1992, and held roles of increasing responsibility until he was named Chief Financial Officer of Quest in 1998. Prior to joining Corning, Mr. Hagemann held senior financial positions at Prime Hospitality, Inc. and Crompton & Knowles, Inc. He also held various positions in corporate accounting and audit at Merrill Lynch and Company and Ernst & Young.
OTHER PUBLIC BOARD MEMBERSHIPS:
 • Graphic Packaging Holding Company
 • Zimmer Biomet Holdings, Inc.
QUALIFICATIONS:
The Board nominated Mr. Hagemann as a director because of his leadership experience and expertise in finance/accounting, business development, strategy, supply chains and government contracting, which the Board finds to be valuable skills that complement the other skills represented on our Board. In addition, Mr. Hagemann has leadership experience as Chief Financial Officer of a global public company. He also has experience as a director on global public company boards, including serving on audit, compensation and research/innovation/technology committees.
The Board has determined that Mr. Hagemann qualifies as an audit committee financial expert.
Consistent with our policies and practices related to director service, in making a determination as to Mr. Hagemann's nomination, the Board considered Mr. Hagemann's current service on the board of two other public companies. Mr. Hagemann was renominated based on his qualifications listed above, his valuable, significant contributions to the Board and Company and his demonstrated willingness and ability to commit adequate time and attention to all Board matters.

Director since: August 2014
Committees: - Audit (Chair) - Finance
Age: 62

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Election of Directors

Michael F. Hilton

CURRENT PRINCIPAL OCCUPATION:
Mr. Hilton serves as President and Chief Executive Officer of Nordson Corporation, a position he has held since he joined Nordson in 2010. Nordson engineers, manufactures and markets products and systems used for dispensing adhesives, coatings, sealants, biomaterials and other materials in a wide variety of end markets. Mr. Hilton has publicly announced that he intends to retire from his position as President and CEO of Nordson by the end of 2019.
DESCRIPTION OF BUSINESS EXPERIENCE:
Prior to joining Nordson, Mr. Hilton served as Senior Vice President and General Manager of Air Products & Chemicals, Inc. from 2007 until 2010 with specific responsibility for leading the company's global Electronics and Performance Materials segment. Mr. Hilton joined Air Products in 1976, where he held roles of increasing responsibility in a variety of management and operations positions. Air Products serves customers in industrial, energy, technology and healthcare markets worldwide with a unique portfolio of atmospheric gases, process and specialty gases, performance materials, equipment and services.
OTHER PUBLIC BOARD MEMBERSHIPS:
• Nordson Corporation
• Lincoln Electric
QUALIFICATIONS:
The Board nominated Mr. Hilton as a director because of his leadership experience and expertise in global operations, strategy development, business to business marketing, and oversight of large and diverse business units, which the Board finds to be valuable skills that complement the other skills represented on our Board. In addition, Mr. Hilton has leadership experience as a Chief Executive Officer of a global public company. He also has experience as a director on two global public company boards, including serving on audit and governance committees.
Consistent with our policies and practices related to director service, in making a determination as to Mr. Hilton's nomination, the Board considered Mr. Hilton's current role as CEO of another public company and service on the board of his company and one other public company. Mr. Hilton was renominated based on his qualifications listed above, his valuable contributions to the Board, his in-depth knowledge of the Company gleaned from his years of service on the Board, and his demonstrated willingness and ability to commit adequate time and attention to all Board matters.

Director since: July 2012
Committees: - Compensation - Corporate Governance & Nominating
Age: 64

Tamara L. Lundgren

CURRENT PRINCIPAL OCCUPATION:
Ms. Lundgren serves as President and Chief Executive Officer of Schnitzer Steel Industries, Inc., a position she has held since 2008. Schnitzer Steel is one of the largest manufacturers and exporters of recycled ferrous metal products in the United States with approximately 100 operating facilities in the United States, Puerto Rico and Canada.

DESCRIPTION OF BUSINESS EXPERIENCE:
Ms. Lundgren joined Schnitzer Steel in 2005 as Chief Strategy Officer and subsequently served as Executive Vice President and Chief Operating Officer from 2006 until 2008. Prior to joining Schnitzer Steel, Ms. Lundgren was a managing director at JP Morgan Chase in London and managing director at Deutsche Bank AG in New York and London. Before joining Deutsche Bank, Ms. Lundgren was a partner at the law firm of Hogan & Hartson, LLP in Washington D.C.

OTHER PUBLIC BOARD MEMBERSHIPS:
 • Schnitzer Steel Industries
OTHER RELEVANT EXPERIENCE:
 • Member of the Board of Directors of Federal Reserve Bank of San Francisco
 • Executive Committee member of the U.S. Chamber of Commerce
QUALIFICATIONS:
The Board nominated Ms. Lundgren as a director because of her leadership experience and expertise in global operations, strategy, finance and corporate law, which the Board finds to be valuable skills that complement the other skills represented on our Board. In addition, Ms. Lundgren has leadership experience as President and Chief Executive Officer of a global public company. She also has experience as a director on a global public company board.
The Board has determined that Ms. Lundgren qualifies as an audit committee financial expert.
Consistent with our policies and practices related to director service, in making a determination as to Ms. Lundgren's nomination, the Board considered Ms. Lundgren's current role as CEO of another public company and service on the board of her company. Ms. Lundgren was renominated based on her qualifications listed above, her valuable, significant contributions to the Board and Company and her demonstrated willingness and ability to commit adequate time and attention to all Board matters.

Director since: October 2012
Committees: - Audit - Corporate Governance & Nominating
Age: 61

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Election of Directors

Luis P. Nieto, Jr.

DESCRIPTION OF BUSINESS EXPERIENCE:
Mr. Nieto served as President of the Consumer Foods Group for ConAgra Foods Inc. from 2007 until he retired in 2009.
Mr. Nieto joined ConAgra in 2005 and held various leadership positions, including President of the Meats Group and Refrigerated Foods Group. ConAgra is one of the largest packaged food companies in North America. Prior to joining ConAgra, Mr. Nieto was President and Chief Executive Officer of the Federated Group, a leading private label supplier to the retail grocery and foodservice industries, from 2002 to 2005. From 2000 to 2002, he served as President of the National Refrigerated Products Group of Dean Foods Company. Prior to joining Dean Foods, Mr. Nieto held positions in brand management and strategic planning with Mission Foods, Kraft Foods and the Quaker Oats Company. Mr. Nieto is the President of Nieto Advisory LLC, a consulting firm and is affiliated with Akoya Capital Partners.
OTHER PUBLIC BOARD MEMBERSHIPS:
 • AutoZone, Inc.
QUALIFICATIONS:
The Board nominated Mr. Nieto as a director because of his leadership experience and expertise in finance, operations, supply chains, brand management, marketing and strategic planning, which the Board finds to be valuable skills that complement the other skills represented on our Board. In addition, Mr. Nieto has leadership experience in positions of executive oversight and senior management at a global public company. He also has experience as a director on a global public company board, including serving on audit and governance committees.
The Board has determined that Mr. Nieto qualifies as an audit committee financial expert.
Consistent with our policies and practices related to director service, in making a determination as to Mr. Nieto's nomination, the Board considered Mr. Nieto's current service on the board of another public company. Mr. Nieto was renominated based on his qualifications listed above, his valuable, significant contributions to the Board and Company and his demonstrated willingness and ability to commit adequate time and attention to all Board matters.

Director since: February 2007
Committees: - Audit - Finance (Chair)
Age: 63

David G. Nord

CURRENT PRINCIPAL OCCUPATION:
Mr. Nord serves as Chairman, President and Chief Executive Officer of Hubbell Incorporated, an international manufacturer of electrical and electronic products for a broad range of non-residential and residential construction, industrial and utility applications. Mr. Nord has held this position since May 2014, and prior to that served as President and Chief Executive Officer of Hubbell since January 2013.
DESCRIPTION OF BUSINESS EXPERIENCE:
Mr. Nord joined Hubbell in 2005 as Senior Vice President and Chief Financial Officer, and subsequently served as President and Chief Operating Officer from 2012 to 2013. Prior to joining Hubbell, Mr. Nord held various senior financial positions at United Technologies Corporation, including Vice President and Controller as well as Vice President of Finance and Chief Financial Officer of Hamilton Sundstrand Corporation, one of its principal subsidiaries.
OTHER PUBLIC BOARD MEMBERSHIPS:
 • Hubbell Incorporated
QUALIFICATIONS:
The Board nominated Mr. Nord as a director because of his leadership experience, expertise in global operations and strong financial acumen, which the Board finds to be valuable skills that complement the other skills represented on our Board. In addition, Mr. Nord has leadership experience as President and CEO of a global public company. He also has experience as a director on a global public company board.
Consistent with our policies and practices related to director service, in making a determination as to Mr. Nord's nomination, the Board considered Mr. Nord's current role as CEO of another public company and service on the board of his company. Mr. Nord was nominated based on his qualifications listed above and his willingness and ability to commit adequate time and attention to all Board matters.

Director since: March 2018
Committees: - Compensation - Finance
Age: 61

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Election of Directors

Robert E. Sanchez

CURRENT PRINCIPAL OCCUPATION:
Mr. Sanchez currently serves as Chair and Chief Executive Officer of Ryder System, Inc.
DESCRIPTION OF BUSINESS EXPERIENCE:
Mr. Sanchez was appointed Chair of Ryder's Board in May 2013. He was appointed President and Chief Executive Officer in January 2013, at which time he was also elected to Ryder's Board. Mr. Sanchez joined Ryder in 1993 and has served in positions of increasing responsibility, including a broad range of leadership positions in Ryder's business segments. Mr. Sanchez served as President and Chief Operating Officer from February 2012 to December 2012. Prior to that position, he served as President of Global Fleet Management Solutions, Ryder's largest business segment, from September 2010 to February 2012. Mr. Sanchez also served as Executive Vice President and Chief Financial Officer from October 2007 to September 2010; as Executive Vice President of Operations, U.S. Fleet Management Solutions from October 2005 to October 2007; and as Senior Vice President and Chief Information Officer from January 2003 to October 2005. Mr. Sanchez has been a member of Ryder's Executive Leadership team since 2003.
OTHER PUBLIC BOARD MEMBERSHIPS:
 • Texas Instruments
OTHER RELEVANT EXPERIENCE:
 • Member of the Board of Directors of the Truck Renting and Leasing Association
QUALIFICATIONS:
The Board nominated Mr. Sanchez as a director because of his leadership experience and expertise in transportation, supply chains/logistics, global operations, finance and information technology, which the Board finds to be valuable skills that complement the other skills represented on our Board. He has leadership experience based on years of broad-based, diverse senior management experience at Ryder, including serving as President and Chief Operating Officer, Division President of Ryder's largest business segment, Chief Financial Officer and Chief Information Officer. He also has experience as a director on a global public company board, including serving as compensation committee chair.
Consistent with our policies and practices related to director service, in making a determination as to Mr. Sanchez's nomination, the Board considered Mr. Sanchez's current role as CEO of Ryder and service on the board of another public company. Mr. Sanchez was renominated based on his qualifications listed above, his valuable, significant contributions to the Board and Company and his demonstrated willingness and ability to commit adequate time and attention to all Board matters.

Director since: January 2013
Board Chair
Age: 53

Abbie J. Smith

CURRENT PRINCIPAL OCCUPATION:
Ms. Smith serves as the Boris and Irene Stern Distinguished Service Professor of Accounting at the University of Chicago Booth School of Business.
DESCRIPTION OF BUSINESS EXPERIENCE:
Ms. Smith joined the faculty of the University of Chicago Booth School of Business in 1980 upon completion of her Ph.D. in Accounting at Cornell University. The primary focus of her research is corporate restructuring, transparency and corporate governance. She was nominated for a 2005 Smith Breeden Prize for her publication in The Journal of Finance and has received a Marvin Bower Fellowship from the Harvard Business School, a McKinsey Award for Excellence in Teaching and a GE Foundation Research Grant.
OTHER PUBLIC BOARD MEMBERSHIPS:
 • Dimensional Investment Group Inc.
 • DFA Investment Dimensions Group Inc.
 • HNI Corporation
OTHER RELEVANT EXPERIENCE:
• Trustee of certain Chicago-based UBS Funds
QUALIFICATIONS:
The Board nominated Ms. Smith as a director because of her leadership experience and expertise in business, accounting and corporate governance, which the Board finds to be valuable skills that complement the other skills represented on our Board. In addition, Ms. Smith has an accomplished educational background with extensive academic and teaching experience in business, accounting and corporate governance. She also has experience as a director on global public company boards, including serving as lead independent director and member of audit and governance committees.
The Board has determined that Ms. Smith qualifies as an audit committee financial expert.
Consistent with our policies and practices related to director service, in making a determination as to Ms. Smith's nomination, the Board considered Ms. Smith's current role as a professor of a distinguished university and service on the board of three other companies. Ms. Smith was renominated based on her qualifications listed above, her valuable, significant contributions to the Board and Company and her demonstrated willingness and ability to commit adequate time and attention to all Board matters.

Director since: July 2003
Committees: - Audit - Finance
Age: 65

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Election of Directors

E. Follin Smith

DESCRIPTION OF BUSINESS EXPERIENCE:
Until May 2007, Ms. Smith served as the Executive Vice President, Chief Financial Officer and Chief Administrative Officer of Constellation Energy Group, Inc., then the nation's largest competitive supplier of electricity to large commercial and industrial customers and the nation's largest wholesale power seller. Ms. Smith joined Constellation Energy Group as Senior Vice President, Chief Financial Officer in June 2001 and was appointed Chief Administrative Officer in December 2003.
Before joining Constellation Energy Group, Ms. Smith was Senior Vice President and Chief Financial Officer of Armstrong Holdings, Inc., the global leader in hard-surface flooring and ceilings. Prior to joining Armstrong, Ms. Smith held various senior financial positions with General Motors, including Chief Financial Officer for General Motors’ Delphi Chassis Systems division.
OTHER PUBLIC BOARD MEMBERSHIPS:
 • A past director of Kraft Foods Group (until July 2015)
 • A past director of Discover Financial Services (until May 2014)
QUALIFICATIONS:
The Board nominated Ms. Smith as a director based on her leadership experience and expertise in finance, human resources, risk management, legal and information technology, which the Board finds to be valuable skills that complement the other skills represented on our Board. In addition, Ms. Smith has leadership experience serving as Chief Financial Officer and Chief Administrative Officer of global public companies. She also has experience as a director on other global public company boards, including serving on audit, governance and risk committees.
Consistent with our policies and practices related to director service, in making a determination as to Ms. Smith's nomination, the Board considered Ms. Smith's past experience as a CFO and service on other company boards. Ms. Smith was renominated based on her qualifications listed above, her valuable, significant contributions to the Board and Company and her demonstrated willingness and ability to commit adequate time and attention to all Board matters.

Director since: July 2005
Committees: - Compensation (Chair) - Corporate Governance & Nominating
Age: 59

Dmitri L. Stockton

DESCRIPTION OF BUSINESS EXPERIENCE:
Mr. Stockton most recently served as Senior Vice President and Special Advisor to the Chairman of General Electric Company (GE) from 2016 until his retirement in 2017. GE is a multinational industrial company that provides power and water, aviation, oil and gas, healthcare, appliances and lighting, energy management, transportation and financial services.
Mr. Stockton joined GE in 1987 and held various positions of increasing responsibility during his 30 year tenure. From 2011 to 2016, Mr. Stockton served as Chairman, President and Chief Executive Officer of GE Asset Management, a global asset management company affiliated with GE, and as Senior Vice President of GE. From 2008 to 2011, he served as President and Chief Executive Officer for GE Capital Global Banking and Senior Vice President of GE in London, UK. He previously also served as President and Chief Executive Officer for GE Consumer Finance for Central and Eastern Europe.
OTHER PUBLIC BOARD MEMBERSHIPS:
 • Deere & Company
 • Stanley Black & Decker
 • Target Corporation
QUALIFICATIONS:
The Board nominated Mr. Stockton as a director because of his leadership experience and his expertise in risk management, governance, finance and asset management, which the Board finds to be valuable skills that complement the other skills represented on our Board. In addition, Mr. Stockton also has leadership experience in positions of executive oversight and senior management from his tenure at GE, as well as experience as a director on public company boards.
Consistent with our policies and practices related to director service, in making a determination as to Mr. Stockton's nomination, the Board considered Mr. Stockton's current service on the Board of three other public companies. Mr. Stockton was nominated based on his qualifications listed above and his willingness and ability to commit adequate time and attention to all Board matters.

Director since: March 2018
Committees: - Compensation - Finance
Age: 54

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Election of Directors Corporate Governance Framework

Hansel E. Tookes, II

DESCRIPTION OF BUSINESS EXPERIENCE:
Mr. Tookes served as President of Raytheon International until he retired from Raytheon Company in December 2002.
Mr. Tookes joined Raytheon in September 1999 as President and Chief Operating Officer of Raytheon Aircraft Company. He was appointed Chief Executive Officer in January 2000, Chairman in August 2000 and became President of Raytheon International in May 2001. Prior to joining Raytheon in 1999, Mr. Tookes served as President of Pratt & Whitney's Large Military Engines Group since 1996. He joined Pratt & Whitney's parent company, United Technologies Corporation, in 1980. Mr. Tookes was a Lieutenant Commander and military pilot in the U.S. Navy and later served as a commercial pilot with United Airlines.
OTHER PUBLIC BOARD MEMBERSHIPS:
• Corning Incorporated
• Harris Corporation
• NextEra Energy, Inc. (formerly FPL Group, Inc.)
QUALIFICATIONS:
The Board nominated Mr. Tookes as a director because of his leadership experience and expertise in global operations, the transportation industry, the U.S. military and government contracting, which the Board finds to be valuable skills that complement the other skills represented on our Board. In addition, Mr. Tookes has leadership experience in positions of executive oversight and senior management at global public companies. He also has experience as a director on global public company boards, including serving as governance committee chair and member of audit, compensation, finance and executive committees.
The Board has determined that Mr. Tookes qualifies as an audit committee financial expert.
Consistent with our policies and practices related to director service, in making a determination as to Mr. Tookes' nomination, the Board considered Mr. Tookes' current service on the board of three other public companies. Mr. Tookes was renominated based on his qualifications listed above, his valuable, significant contributions to the Board and Company and his demonstrated willingness and ability to commit adequate time and attention to all Board matters.

Director since: September 2002 Lead Independent Director
Committees: - Audit - Corporate Governance & Nominating (Chair)
Age: 71

CORPORATE GOVERNANCE FRAMEWORK
We maintain a Governance page in the Investors area of our website at http://investors.ryder.com, which includes our Corporate Governance Guidelines and the following additional materials relating to corporate governance:

•	Principles of Business Conduct

•	Committee charters

•	Board - background and experience

•	Board committees - current members

•	How to contact our directors
The Corporate Governance Guidelines set forth our governance principles relating to, among other things:

•	The Board's annual strategic direction review

•	Director independence (including our director independence standards)

•	Director qualifications and responsibilities

•	Board and leadership structure

•	Director resignation policy

•	Director compensation

•	CEO and senior management succession

•	CEO evaluation and compensation

•	Board and committee evaluations
The Principles of Business Conduct apply to our officers, employees and Board members and cover all areas of professional conduct including conflicts of interest, confidentiality, compliance with law and mechanisms to report known or suspected wrongdoing. Any waivers to our Principles of Business Conduct for Board members or our executive officers granted by the Governance Committee will be posted on our website or disclosed in a public filing made with the Securities and Exchange Commission (SEC).

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Board of Directors

BOARD OF DIRECTORS

Director Independence
11 of the 12 Directors are Independent
Independence
It is our policy that a substantial majority of the members of our Board and all of the members of our Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee and Finance Committee qualify as independent under the New York Stock Exchange (NYSE) corporate governance listing standards.
To assist in making independence determinations, our Board has adopted director independence standards, which are included as part of our Corporate Governance Guidelines and are available on our Investors website at http://investors.ryder.com. Our director independence standards set forth certain transactions or relationships that the Board has determined will not, by themselves, be deemed to create a material relationship for the purpose of determining director independence. However, the Board will consider all relationships and transactions with our directors, even those that meet these standards, to determine whether the particular facts or circumstances of the relationship or transaction would impair the director's independence.
2019 Independence Review
In preparation for our 2019 Annual Meeting, the Board undertakes an annual review of director independence, which includes a review of each director’s responses to questionnaires asking about any and all relationships with the Company. This review is performed in accordance with our Corporate Governance Guidelines and is designed to identify and evaluate any transactions or relationships between a director or any member of his or her immediate family and the Company or members of our senior management.
In the ordinary course of business, transactions may occur between us and entities with which some of our directors are or have been affiliated. In connection with its evaluation of director independence, our Board identified and reviewed several transactions that occurred during 2018 between us and companies where our directors or family members of our directors serve as executive officers.
Specifically, Mr. Eck, Mr. Hilton, Ms. Lundgren, and Mr. Nord have served or currently serve as executives of companies that lease vehicles or receive other services from us, or provide services or products to us, such as maintenance equipment or parts. We reviewed each of these commercial relationships and found that all transactions between us and the relevant companies were made in the ordinary course of business and negotiated at arm’s length. Furthermore, each of these commercial relationships was below the threshold set forth in our director independence standards (i.e., one percent of such other company’s consolidated gross revenues for such year or $1 million, whichever is greater). As a result, our Board determined that none of these commercial relationships impaired the independence of the relevant director.
Additionally, the Board reviewed charitable donations and contributions made by the Company to tax-exempt organizations where our directors serve as a trustee or director. Specifically, Ms. Lundgren serves on the board of a tax-exempt organization to which the Company makes or has made contributions. We reviewed this relationship and found that all contributions made by the Company were made in the ordinary course, at arm’s length and consistent with our policies and procedures. Furthermore, this relationship was below the threshold set forth in our director independence standards (i.e., one percent of such organization’s consolidated gross revenues for such year or $250,000, whichever is greater). As a result, our Board determined that this relationship does not impair Ms. Lundgren's independence.
Based on its independence review and after considering the transactions described above, the Board determined that each of the following directors (which together constitute all members of the Board other than Mr. Sanchez) is independent: John M. Berra, Robert J. Eck, Robert A. Hagemann, Michael F. Hilton, Tamara L. Lundgren, Luis P. Nieto, Jr., David G. Nord, Abbie J. Smith, E. Follin Smith, Dmitri L. Stockton and Hansel E. Tookes, II. No family relationships exist among our directors and executive officers.

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Board of Directors

SHAREHOLDER ENGAGEMENT AND COMMUNICATIONS WITH THE BOARD
Our Board and management are committed to engaging with our shareholders and obtaining their views and input on performance, governance, executive compensation and any other matters important to our shareholders.
Board-Driven Engagement and Board Reporting. Our Governance Committee oversees the shareholder engagement process and reviews and assesses shareholder input. As part of this process, the Committee regularly provides updates to the full Board on shareholder engagement efforts and feedback.

Year-Round Engagement. Ryder conducts routine shareholder outreach during and outside of the proxy season, so that the Board and Company remain informed on the issues that our shareholders tell us matter most to them. We provide institutional investors with opportunities to provide feedback to our Board and senior management through our participation in formal events, one-on-one meetings and group meetings throughout the year. Annually, our Chief Legal Officer and Corporate Secretary reaches out to our shareholders representing at least half of our outstanding shares to discuss Ryder's corporate governance and compensation profile and any other shareholder concerns. We also seek shareholder feedback prior to making any material compensation or governance changes and when we are considering whether to support or enact provisions requested in a shareholder proposal.
Engagement Participants. Our Board Chair and CEO, Chief Legal Officer and Corporate Secretary, and/or Vice President of Corporate Strategy and Investor Relations participate in regular meetings with shareholders. When appropriate, other Board members, including our Lead Independent Director, Governance Committee Chair and other Committee Chairs, also participate in the meetings. For instance, in 2017, our Lead Independent Director and Governance Committee Chair and Compensation Committee Chair participated in the shareholder engagement meetings when we were considering material governance changes requested by shareholders as well as changes to our executive compensation program.
Transparency and Informed Governance Enhancements. Our Governance Committee and full Board regularly review our governance practices and policies with an eye towards continual improvement. In addition to considering shareholder feedback obtained through our engagement process, our Board regularly reviews the voting results of our shareholder meetings, governance and proxy voting policies of our shareholders who publish their policies, other published materials reflecting shareholder views, governance practices of our peers and other companies similar in size to Ryder, and current trends in corporate governance.

Summary of Ryder's 2018 Shareholder Engagement
▶	During the summer and fall of 2018, we sought feedback from shareholders holding over 53% of our shares, including our top 20 shareholders, on Ryder's governance and compensation profile.
▶	This engagement outreach was in addition to over a hundred other meetings and discussions that management and investor relations held with shareholders since the 2018 Annual Meeting.
▶	None of the shareholders whom we reached out to expressed any concerns, which we believe indicates that shareholders have been pleased with recently implemented governance changes.

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Board of Directors

Actions Taken as a Result of Shareholder Engagement
▶	Provided shareholders with the right to act by written consent in 2018
▶	Commenced annual elections for all directors beginning in 2018
▶	Moved to three-year performance periods and fixed three-year targets in the LTIP beginning with 2018 awards
▶	Implemented a balanced proxy access right in 2016
▶	Adopted double-trigger vesting upon a change of control in our Equity Plan in 2016 (eliminating our single-trigger vesting provisions)
▶	Commenced disclosing on an annual basis our political contributions policy and annual direct corporate contributions to political candidates on our website beginning in 2015
▶
Eliminated supermajority voting provisions from our By-Laws regarding removal of directors, amendment of certain provisions of our Articles of Incorporation and By-Laws and approval of certain business combinations with interested shareholders beginning in 2014

▶	Periodically publish a corporate sustainability report beginning in 2012
▶	Commenced disclosure of carbon emissions and energy data through the Carbon Disclosure Project beginning in 2008
Shareholder Communications with the Board. Shareholders and other interested parties can communicate with our independent directors as a group through an external toll-free hotline number at 1-800-815-2830 (7 days a week/24 hours a day), through the Governance page in the Investors area of our website at http://investors.ryder.com, or by mailing their communication to: Independent Directors, c/o Corporate Secretary, Ryder System, Inc., 11690 N.W. 105th Street, Miami, Florida 33178. Any communications received from interested parties in the manners described above will be collected and organized by our Corporate Secretary and will be periodically, and in any event prior to each regularly-scheduled Board meeting, reported and/or delivered to our independent directors. The Corporate Secretary will not forward spam, junk mail, mass mailings, service complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate materials to the independent directors. Correspondence relating to some of these matters, such as service issues, may be distributed internally for review and possible response. The procedures for communicating with our independent directors as a group are available in the Investors area of our website at http://investors.ryder.com, on the Governance page.
Our Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding questionable accounting, internal control, financial improprieties or auditing matters. Any of our employees or members of the general public may communicate concerns about any of these matters confidentially to any supervisor or manager, the Chief Legal Officer, the Vice President of Internal Audit or the Chief Compliance Officer, or on a confidential and/or anonymous basis by way of a third party toll-free hotline number (1-800-815-2830), web-based portal (helpline.ryder.com), e-mail (ethics@ryder.com), or via e-mail to members of our Audit Committee (audit@ryder.com). All of these reporting mechanisms are publicized in the Investors area of our website at http://investors.ryder.com, in our Principles of Business Conduct, through in person and on-line compliance training, and location posters. Upon receipt of a complaint or concern, a determination will be made whether it pertains to accounting, internal control, financial improprieties or auditing matters and, if it does, it will be handled in accordance with the procedures established by the Audit Committee. A summary of all complaints of whatever type received through the reporting mechanisms are reported to the Audit Committee at each regularly-scheduled Audit Committee meeting. Matters requiring immediate attention are promptly forwarded to the Chair of the Audit Committee.

BOARD MEETINGS
The Board held six regular meetings and two special meetings in 2018. Each of the directors attended at least 75% of the aggregate number of meetings of the Board and committees on which the director served in 2018. Our independent directors meet in outside directors session without management present as part of each regularly-scheduled Board meeting. Our Lead Independent Director presides over these outside directors sessions.
We expect our directors to attend our Annual Meeting of Shareholders. All of our directors attended the 2018 Annual Meeting.

BOARD LEADERSHIP STRUCTURE
Ryder combines the positions of CEO and Board Chair. Ryder believes that the CEO, as a Company executive, is in the best position to fulfill the Chair’s responsibilities, including those related to identifying emerging issues facing Ryder, communicating essential information to the Board about Ryder’s performance and strategies, and proposing agendas for the Board. As detailed in his biography above, Mr. Sanchez has over 25 years of experience with the Company, during which time he has held many senior executive leadership positions. We believe his in-depth knowledge of the Company and his extensive executive and management experience makes him uniquely well positioned to lead the Board in developing and monitoring the strategic direction of the Company. Ryder believes that its Board leadership structure is enhanced by the independent leadership provided by our Lead Independent Director. The Board has developed the role of a strong Lead Independent Director to facilitate and

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Board of Directors

strengthen the Board’s independent oversight of Company performance, strategy and succession planning, and uphold effective governance standards. Ryder’s Corporate Governance Guidelines establish that the Board members shall appoint a Lead Independent Director every five years, although the Board has discretion to deviate from this cycle when it determines it is in the best interests of the Company to do so. Our current Lead Independent Director is Hansel E. Tookes, II, who has served in the position since 2015. The Board believes that Mr. Tookes' in-depth knowledge of our business and historical developments gleaned from his years on our Board, his past executive leadership experience at a public company, and his willingness and ability to devote the time required to serve in this role, make him exceptionally well qualified to serve as our Lead Independent Director.
The Lead Independent Director’s duties include the following:

Lead Independent Director Duties and Practices
▶	Presides at all meetings of the Board at which the Chair is not present, including outside directors sessions of the independent directors (which are held at every regular meeting)
▶	Serves as the liaison between the CEO/Chair and the independent directors and works with the Chair to make sure that all director viewpoints are considered and that decisions are appropriately made
▶	Serves as the liaison between the Board and management to ensure the Board obtains the materials and information it needs
▶	Requests and previews information sent to the Board, as necessary
▶	Develops meeting agendas for the Board, in collaboration with the Chair and Chief Legal Officer, to ensure that topics requested by the independent directors are included
▶	Has authority to call meetings of the independent directors
▶	Is available for consultation and direct communication with shareholders to discuss concerns and expectations, upon request
▶	Engages with other independent directors to identify matters for discussion at outside directors sessions
▶	Oversees annual CEO evaluation
▶	Serves as our Governance Committee Chair and oversees the Board’s annual evaluation process and the search process for new director candidates

BOARD COMMITTEES
The Board has four standing committees: Audit, Compensation, Corporate Governance and Nominating and Finance. All of the committees are composed entirely of independent directors who meet in outside directors sessions without management present as part of each regularly-scheduled committee meeting. Each committee evaluates its performance annually. The tables below provides current membership and 2018 meeting information for each committee:
We have adopted written charters that set forth each committee’s responsibilities and provide for periodic review of each charter and annual evaluation of each committee’s performance. The charters grant each committee the authority to obtain the advice and assistance of, and receive appropriate funding from us for, outside legal, accounting or other advisors as a committee deems necessary to fulfill its obligations. The specific powers and responsibilities of the committees are set forth in more detail in their charters, which are available on the Governance page in the Investors area of our website at http://investors.ryder.com.
At the end of each year, the committees review and approve agenda schedules for the following year. The agenda schedules outline the various topics the committees will consider during the year to ensure they adequately fulfill their committee charter responsibilities. The committees consider other topics during the year as needed to fulfill their responsibilities. Our Chief Legal Officer works closely with the Board Chair, Lead Independent Director and Committee Chairs to ensure that information presented to the committees with respect to items discussed and/or approved is clear and comprehensive.

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Audit Committee

AUDIT COMMITTEE
Members

Robert A. Hagemann (Chair)	Tamara L. Lundgren	Luis P. Nieto, Jr.	Abbie J. Smith	Hansel E. Tookes, II

Key Responsibilities
▶	Appointing, overseeing and determining the compensation and independence of our independent registered certified public accounting firm
▶	Approving the scope of the annual audit and the related audit fees
▶	Reviewing the scope of internal audit's activities and performance of the internal audit function
▶	Reviewing and discussing the adequacy and effectiveness of internal control over financial reporting with internal audit and the independent registered certified public accounting firm
▶	Overseeing investigations into accounting and financial complaints and Ryder's global compliance program
▶	Reviewing audit results, financial disclosures and earnings guidance
▶	Reviewing, discussing and overseeing the process by which the Company assesses and manages risk
▶	Reviewing and overseeing matters relating to accounting, auditing and financial reporting practices and policies
Independence and Financial Expertise
▶	All members are independent
▶	All members are financial experts
Audit Committee Processes and Procedures
Meetings. Our Chief Financial Officer, Controller, Vice President of Internal Audit, Chief Legal Officer, Chief Compliance Officer and representatives of our independent registered certified public accounting firm participate in Audit Committee meetings, as necessary and appropriate, to assist the Audit Committee in its discussion and analysis of the various agenda items. The Audit Committee also meets regularly in executive session with our Chief Financial Officer, Vice President of Internal Audit, Controller, Chief Compliance Officer, Chief Legal Officer and representatives of our independent registered certified public accounting firm.
Independence and Financial Expertise
The Board reviewed the background, experience and independence of each of the Audit Committee members based in part on the directors’ responses to a questionnaire relating to their relationships, background and experience. Based on this review, the Board determined that each member of the Audit Committee:

•	meets the independence requirements of the NYSE’s corporate governance listing standards and our director independence standards;

•	meets the enhanced independence standards for audit committee members required by the SEC;

•	is financially literate, knowledgeable and qualified to review financial statements; and

•	qualifies as an “audit committee financial expert” under SEC rules.

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Compensation Committee

COMPENSATION COMMITTEE
Members

E. Follin Smith (Chair)	John M. Berra	Robert J. Eck	Michael F. Hilton	David G. Nord*	Dmitri L. Stockton*

Key Responsibilities
▶	Overseeing, reviewing and approving our executive and director compensation plans, policies and programs
▶	Considering industry trends, benchmark data and whether compensation actions support key business objectives and pay for performance philosophy
▶	Approving compensation actions for direct reports to the CEO and recommending compensation actions for the CEO for consideration by the independent directors
▶
Reviewing and discussing the results of the shareholder advisory vote on executive compensation (and the frequency of such vote) and considering whether to recommend any adjustments to policies and practices based on the vote results

▶	Reviewing and assessing compensation policies from a risk management perspective
▶	Overseeing the preparation of the Compensation Discussion and Analysis and determining whether to recommend it for inclusion in this proxy statement
Independence
▶	All members are independent
*Messrs. Nord and Stockton became members of the Compensation Committee when they were appointed to the Board on March 1, 2018.
Compensation Committee Processes and Procedures
Meetings. The Chief Human Resources Officer, Vice President - Compensation and Benefits, Vice President and Deputy General Counsel, and, when requested, the CEO, participate in Compensation Committee meetings, as necessary and appropriate, to assist the Compensation Committee in its discussion and analysis of the various agenda items. These individuals are generally excused from the meetings as appropriate, including for discussions regarding their own compensation.
Authority, Role of Management and Delegation. The Compensation Committee is responsible for reviewing and approving all components of our executive compensation program as well as the compensation program for our Board. New executive compensation plans and programs must be approved by the full Board based on recommendations made by the Compensation Committee. The Compensation Committee, with input from the CEO, is responsible for setting the compensation of all other NEOs. Our independent directors, acting as a group, are responsible for setting CEO compensation based on recommendations from the Compensation Committee. Pursuant to the terms of its charter, the Compensation Committee may delegate all or a portion of its responsibilities relating to retirement plans to the Company's Retirement Committee. For additional discussion of the Compensation Committee's processes and procedures for the consideration and determination of executive compensation, please see the discussion under “Compensation Setting Process” in our Compensation Discussion and Analysis on page 45 of this proxy statement.
Use of Compensation Consultants. The Compensation Committee has authority to retain compensation consultants, outside legal counsel and other advisors to assist it in fulfilling its responsibilities. During 2018, the Committee again retained Frederic W. Cook & Co., Inc. ("Frederic W. Cook") to serve as its independent compensation consultant. For further discussion of the role that Frederic W. Cook played in assisting the Committee in making executive compensation decisions during 2018, please see the discussion under “Role of the Independent Compensation Consultant” in our Compensation Discussion and Analysis on page 45 of this proxy statement.
Compensation Committee Interlocks and Insider Participation. During the fiscal year ended December 31, 2018, John M. Berra, Robert J. Eck, Michael F. Hilton, David G. Nord, E. Follin Smith and Dmitri L. Stockton served as Compensation Committee members. None of these directors was, during 2018, an officer or employee of Ryder, or was formerly an officer of Ryder. There were no transactions in 2018 between us and any directors who served as Compensation Committee members for any part of 2018 that would require disclosure by Ryder under SEC rules requiring disclosure of certain relationships and related party transactions. During 2018, none of Ryder’s executive officers served as a director of another entity, one of whose executive officers served on the Compensation Committee, and none of Ryder’s executive officers served as a member of the compensation committee of another entity, whose executive officers served as a member of our Board.
Independence
The Board reviewed the background, experience and independence of each of the Compensation Committee members based in part on the directors’ responses to a questionnaire relating to their relationships, background and experience. Based on this review, the Board determined that each member of the Compensation Committee meets the independence requirements of the NYSE’s

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corporate governance listing standards, including the additional independence requirements specific to compensation committee members, and our director independence standards.

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Corporate Governance and Nominating Committee

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE
Members

Hansel E. Tookes, II (Chair)	John M. Berra*	Michael F. Hilton	Tamara L. Lundgren	E. Follin Smith

Key Responsibilities
▶	Identifying and recommending qualified individuals to serve as directors
▶	Reviewing the qualifications of director candidates, including those recommended by our shareholders pursuant to our By-Laws
▶	Recommending to the Board the nominees to be proposed by the Board for election as directors at our Annual Meeting of Shareholders
▶	Recommending the size, structure, composition and functions of Board committees
▶	Reviewing and recommending changes to the charters of each committee of the Board
▶	Designing and overseeing the Board and committee evaluation processes as well as the annual CEO evaluation process
▶	Reviewing and recommending changes to our Corporate Governance Guidelines and Principles of Business Conduct and overseeing and approving governance practices of the Company and Board
▶	Reviewing and overseeing the process by which the Board identifies and prepares for a crisis
▶	Overseeing the Company's charitable contributions, government relations, environmental activities, safety performance, and diversity efforts
Independence
▶	All members are independent
_____________
* Mr. Berra rotated to the Corporate Governance and Nominating Committee effective May 3, 2018.
Corporate Governance and Nominating Committee Processes and Procedures
Meetings. Our Chief Legal Officer and, when requested, our CEO, participate in Governance Committee meetings, as necessary and appropriate, to assist the Governance Committee in its discussion and analysis of the various agenda items.
Board Succession Process for Directors
Our Governance Committee seeks to build and maintain an experienced, effective, well-rounded and diverse Board exemplifying sound judgment and integrity that operates collaboratively. Below is a summary of our process for identifying director candidates:Identifying and recommending individuals for nomination, election or re-election to our Board is a principal responsibility of our Governance Committee. The Governance Committee carries out this function through an ongoing, year-round process, which includes the annual evaluation of our Board and committees. Each director candidate is evaluated by the Governance Committee based on his or her individual merits, taking into account our Company's needs and the composition of our Board.
The Governance Committee will seek to identify individuals who would qualify as independent under applicable NYSE listing standards and our director independence standards, and who are independent of any particular constituency. The Governance Committee may, based on the composition of the Board, seek individuals who have specialized skills or expertise, experience as a leader of another public company or major complex organization, or relevant industry experience. The Governance Committee

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Corporate Governance and Nominating Committee

also focuses on what skills are beneficial for service on each committee and for key Board positions, such as Lead Independent Director and Committee Chairs. Annually, the Governance Committee reviews Board and committee composition and conducts a succession planning process to fill, rotate and refresh those positions.

In identifying individuals to nominate for election to our Board, the Governance Committee seeks candidates who:
▶	have a high level of personal integrity and exercise sound business judgment
▶	are highly accomplished, with superior credentials, recognition and/or strong senior leadership experience in their respective fields
▶	have relevant expertise and experience that is valuable to the business of the Company and its long-term strategy, goals and initiatives
▶	have an understanding of, and concern for, the interests of our shareholders
▶	have sufficient time to devote to fulfilling their obligations as directors
Board Composition Matrix. The Governance Committee uses a Board Composition Matrix to identify the current skills, experience, expertise and diversity on the Board, and ensure all desired traits are represented by the current Board members. When identifying desired director candidate traits, the Governance Committee seeks out areas that may become underrepresented as a result of Board turnover or where additional skills would enhance the Board's composition. The Governance Committee reviews and updates the Matrix on an ongoing basis, with individual input from all directors, as needed.
Retention of Experienced Director Search Firms. Generally, the Governance Committee identifies individuals for service on our Board through the Governance Committee’s retention of experienced director search firms that use their extensive resources and networks to find qualified individuals who meet the qualifications established by the Board. The Governance Committee will also consider qualified candidates who are proposed by other members of the Board, our senior management and, to the extent submitted in accordance with the procedures described below, our shareholders. The Governance Committee will not consider a director candidate unless the candidate has expressed his or her willingness to serve on the Board if elected.
Diversity. The Board believes that diversity is one of many important considerations in board composition. As noted above, the Governance Committee evaluates the current composition of the Board from time-to-time to ensure that the directors reflect a diversity of viewpoints, professional experience, backgrounds, education and skills. The Governance Committee is committed to seeking out highly qualified women and minority candidates as well as candidates with diverse backgrounds, experiences and skills as part of the director search that the Company undertakes, and to ensuring that candidates are drawn from a pool that includes diverse candidates, including women and minority candidates. Ryder believes that a diverse group of directors brings a broader range of experiences to the Board and generates a greater variety of innovative ideas and perspectives, and, therefore, is in a better position to make complex decisions. In addition, Ryder believes its shareholders appreciate a diverse Board, which is more reflective of the overall investment community and markets we and our customers serve. The Governance Committee and the full Board believe that the director nominees embody the breadth of backgrounds and experience necessary for a balanced and effective Board. Currently, seven of twelve directors are women or minorities.
Shareholders Recommending a Director Candidate to the Governance Committee. If a shareholder would like to recommend a director candidate to the Governance Committee, he or she must deliver to the Governance Committee the same information and statement of willingness to serve as described above. In addition, the recommending shareholder must deliver to the Governance Committee a representation that the shareholder owns shares of our common stock and intends to continue holding those shares until the relevant Annual Meeting of Shareholders, as well as a representation regarding the shareholder’s direct and indirect relationship to the suggested candidate. This information should be delivered to us at:
11690 N.W. 105th Street
Miami, Florida 33178
Attention: Corporate Secretary
This information must be delivered to the Governance Committee no earlier than 120 days and no later than 90 days prior to the one-year anniversary of the date of the prior year’s Annual Meeting of Shareholders. Any candidates properly recommended by a shareholder will be considered and evaluated in the same way as any other candidate submitted to the Governance Committee.
Upon receipt of this information, the Governance Committee will evaluate and discuss the candidate’s qualifications, skills and characteristics in light of the current composition of the Board. The Governance Committee may request additional information from the recommending party or the candidate in order to complete its initial evaluation. If the Governance Committee determines that the individual would be a suitable candidate to serve as one of our directors, the candidate will be asked to meet with members of the Governance Committee, members of the Board and/or members of senior management, including in each case, our CEO, to discuss the candidate’s qualifications and ability to serve on the Board. Based on the Governance Committee’s discussions and the results of these meetings, the Governance Committee will recommend nominees for election to the Board and

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Corporate Governance and Nominating Committee

the Board will nominate a slate of directors for election by our shareholders at our Annual Meeting (or, if filling a vacancy between Annual Meetings, the Board will elect a nominee to serve on the Board). Pursuant to our Corporate Governance Guidelines, each incumbent director nominee must agree to tender his or her resignation for consideration by the Board if the director fails to receive the required number of votes for re-election in accordance with the By-Laws.
Board and Committee Evaluation Process. The Governance Committee has oversight of the annual Board and committee evaluation process and uses feedback from the results of the evaluation to identify directors currently serving on the Board to be renominated for election at the expiration of their terms. Each year, the Governance Committee, led by the Lead Independent Director/Governance Committee Chair, establishes the year's evaluation process, taking into account the Board's needs, how the evaluation was performed the previous year and input from other members of the Governance Committee. Currently, evaluations alternate each year between (i) open dialogue sessions in Board and committee outside directors sessions, where a list of potential topics is established and distributed to directors beforehand, and (ii) a written questionnaire, which includes open-ended questions to solicit feedback on Board and committee performance and opportunities for improvement. The chart below summarizes the 2018 Board and committee evaluation process:

1

Governance Committee Review

For 2018, the Governance Committee reviewed a proposed questionnaire, which included open-ended questions to solicit feedback on Board and Committee performance and areas for improvement. The Governance Committee solicited input from the Corporate Secretary and members of the Committee in formulating the questions.

2

Written Questionnaires

Questionnaires were distributed to all directors for completion. The topics covered included:

- overall Board and committee composition and Board and individual effectiveness;
- oversight of corporate strategy, competitive factors and CEO evaluation and succession planning;
- meeting materials and information, including quantity and quality of information presented by management;
- oversight and management of risks;
- performance of committee duties under charter;
- access to members of management; and
- identification of topics that should receive more attention and discussion.

3

Thorough Review of Results

Director responses to Board and Committee questionnaires were compiled and summarized in a report by the Chief Legal Officer and provided to the respective Chair of each committee.

Board and committee evaluation results were reviewed and discussed by the Board and each committee in outside directors sessions.

4

Feedback Incorporated

Policies and practices were updated as a result of director feedback. Examples of changes made in response to the evaluation process include:

- Enhanced the information regularly provided to directors;
- Allotted more time for strategic discussion with members of management; and
- Further evolved the format of meeting materials to enable directors to focus on the key data.

CEO Evaluation Process. The Governance Committee also oversees the annual CEO evaluation process, which is discussed in the "Evaluating Performance" section on page 45 of the Compensation Discussion and Analysis in this proxy statement.
Crisis Preparedness. Our Board has prepared a crisis preparedness plan for potential crises that could occur, which includes descriptions of potential triggering events, notification protocol, advance preparation, communication plans, resources and a summary of key considerations, implications and risks of each triggering event scenario. Our Governance Committee (in conjunction with the other committees, as necessary) oversees the crisis preparedness plan, and reviews and recommends updates and enhancements to the Board at least annually.

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Finance Committee Corporate Responsibility and Sustainability

FINANCE COMMITTEE
Member

Luis P. Nieto, Jr. (Chair)	Robert J. Eck	Robert A. Hagemann	David G. Nord*	Abbie J. Smith	Dmitri L. Stockton*

Key Responsibilities
▶	Reviewing our overall financial metrics, liquidity position, arrangements and requirements
▶	Reviewing, approving and recommending certain capital expenditures, issuances or repurchases of debt and equity securities, dividend policy, pension contributions and acquisitions
▶	Reviewing our relationships with rating agencies, banks and analysts
▶
Reviewing and assessing our risk management policies and activities (relating to business, economic, interest rate, foreign currency and other risks relating to capital structure to access to capital) and providing guidance to the Board with respect thereto

▶	Reviewing our overall tax planning strategy as well as our corporate insurance program and activities
▶	Reviewing post-audits of major capital expenditures and business acquisitions
▶	Reviewing and recommending to the Board the slate of persons to be appointed to the Company's Investment Committees and evaluating their performance
Independence
▶	All members are independent
_____________
* Messrs. Nord and Stockton became members of the Finance Committee when they were appointed to the Board on March 1, 2018.

Finance Committee Processes and Procedures
Meetings. Our Chief Financial Officer, Treasurer and other members of management including our Vice President of Investor Relations and Strategy, participate in Finance Committee meetings, as necessary and appropriate, to assist the Finance Committee in its discussion and analysis of the various agenda items.

CORPORATE RESPONSIBILITY AND SUSTAINABILITY

At Ryder, our mission is to create long-term value for our shareholders, customers and employees while having a positive impact on the communities in which we live and work. We strive to integrate corporate responsibility and sustainability into every aspect of our strategy from how we engage with employees and local communities to our expansion into more sustainable offerings of products and services to customers. Achieving our mission responsibly is critical to attracting and retaining the best talent, executing on our strategy, maintaining a robust supplier base, and innovating to provide technologically advanced and affordable products for our customers. Our commitment to this mission requires us to adhere to a strong corporate governance program that includes policies and principles that integrate environmental, social and governance (ESG) matters into our broader risk management and strategic planning initiatives.

We have a team of senior managers and subject-matter experts who monitor global trends, assess risks and opportunities around specific ESG issues, and provide updates and reports to senior leadership members and to the Corporate Governance and Nominating Committee. The Governance Committee provides leadership and oversight of our ESG practices, including oversight of our policies and programs related to environmental sustainability, health and safety, government relations, diversity and inclusion, and charitable giving, and regularly updates the full Board on these matters. We provide extensive information regarding our sustainability initiatives through our website, including in our Corporate Sustainability Report and our responses to the annual climate change and water surveys conducted by the Carbon Disclosure Project.

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Risk Management

RISK MANAGEMENT
The Board's Role in Risk Oversight
The Company understands that risk is present in its everyday business and organizational strategy and risk-taking is a necessary part of growing and operating a business. Consequently, the Company has implemented an enterprise risk management ("ERM") program to provide management and the Board with a robust and holistic top-down view of key risks facing Ryder.
The ERM program is structured so that the Board is ultimately responsible for oversight of our ERM process. The Board executes its duty both directly and indirectly through its Audit, Compensation, Governance and Finance Committees. ERM is a Company-wide initiative that involves both the Board and Ryder's management. The program is designed to (i) identify the various risks faced by the organization; (ii) assign responsibility for managing those risks to individual management executives who report directly to the applicable committee; and (iii) align those management assignments with appropriate board-level oversight.

The primary areas of risk overseen by the Board and its committees are summarized below.

Board/Committee Areas of Risk Oversight
Full Board	▶	Company's culture and tone at the top;
	▶	Strategic, financial, competitive and execution risk associated with the annual business operating plan and strategic plan;
	▶	Allocation of capital investments;
	▶	Major litigation and regulatory matters;
	▶	Acquisitions and divestitures;
	▶	CEO and executive management succession planning; and
	▶	Business conditions and competitive landscape.
Audit Committee	▶	Financial matters (including financial reporting, accounting, public disclosure and internal controls);
	▶	Cyber security and information technology;
	▶	Major litigation and regulatory matters;
	▶	Oversight over the internal audit function and the ethics and compliance program; and
	▶	Review and oversight of the process by which the Company assesses and manages risk.
Compensation Committee	▶	CEO and executive compensation, equity and incentive-based compensation programs, performance management of officers and director compensation; and
	▶	Compensation risk assessment (see "Compensation Risks" on page 48 of the Compensation Discussion and Analysis).
Governance Committee	▶	Board effectiveness and organization, corporate governance, CEO evaluation process and director succession planning; and
	▶	Reputational risks relating to environmental, government relations, charitable contributions and safety matters.
Finance Committee	▶	Capital structure, expenditures, financing transactions and asset management;
	▶	Liquidity, tax planning, currency and interest rate exposures and insurance strategies; and
	▶	Selection of Investment Committee members for U.S. and Canadian pension and savings plans.
Our ERM program was developed and is run under the direction and supervision of our Chief Legal Officer and Chief Financial Officer with the assistance of external experts, and is managed day-to-day by our Chief Compliance Officer and Vice President of Internal Audit. The CEO and executive leadership team are responsible for risk identification, management and mitigation under our ERM process.
We believe that effective Board oversight of the ERM process is an essential element in the preservation and enhancement of shareholder value. All significant risks identified through our ERM program or ERM reports are communicated to the Board. Specific risks are discussed by the Board and/or one or more of the committees, based on areas of risk oversight.

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Risk Management

Board's Risk Review and Assessment
▶	Review significant risks and consider such risks when overseeing strategic and business decisions.
▶	Discuss with management the effectiveness of our risk management processes in identifying, assessing and managing the organization’s most significant enterprise-wide risk exposures.
▶
Review an ERM report from the Chief Legal Officer, Chief Compliance Officer and Vice President of Internal Audit at least annually which (1) identifies the Company's risks, including detailed analysis of the likelihood of occurrence and potential impact of each risk, and (2) details the ERM program elements and process for risk identification.

▶
Review written updates and presentations on specific risks and our ERM program at every regularly scheduled meeting and discuss with management the most significant risks that are identified and managed by Ryder.

▶	Establish an annual schedule for the Board and committees to conduct individual, in depth reviews of the Company's key risks identified in the ERM report.
▶
Review an internal audit report from the Vice President of Internal Audit at least annually regarding internal audit's assessment of enterprise risks and audit activities to evaluate the controls and processes regarding such risks.

Although Ryder’s ERM program is structured with formal processes, it remains flexible enough to adjust to changing economic, business and regulatory developments and is founded on clear lines of communication to the leadership team, the Board and its committees. In addition, the Company periodically commissions an external assessment of its ERM program and its risk assessment processes to ensure they are in line with industry practices and are effectively identifying, monitoring and mitigating enterprise-wide risks.
The Board's Oversight of Cyber Security
Our Board believes that a strong enterprise cyber strategy is vital to effective cyber risk management. Ryder has a dedicated Chief Information Security Officer whose team is responsible for leading enterprise-wide information security strategy, policy, standards, architecture and processes. The Board has delegated to the Audit Committee the responsibility of exercising oversight with respect to Ryder’s cyber security risk management and risk controls as well as management’s actions to identify, assess, mitigate and remediate any material issues. Consistent with such delegation, the Audit Committee receives regular updates from management on its cyber event preparedness efforts in addition to periodic reports from the Chief Information Security Officer on the Company’s cyber risk profile and cyber security program initiatives. Management has also engaged third-party experts, as appropriate, to evaluate Ryder’s cyber security program and to assess the risks and changes in the cyber environment. The Audit Committee provides reports to the full Board on these matters regularly.

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Related Person Transactions

RELATED PERSON TRANSACTIONS

Related Person Transactions
No Related Person Transactions in 2018

In accordance with our written Policies and Procedures Relating to Related Person Transactions adopted by the Board, all “related person transactions” are subject to review, approval or ratification by the Governance Committee. The Policies and Procedures are in addition to, not in lieu of, the requirements relating to conflicts of interest in our Principles of Business Conduct. Copies of both policies are available in the Investors area of our website at http://investors.ryder.com. For purposes of the Policies and Procedures, and consistent with Item 404 of Regulation S-K, a “related person transaction” is:

•	any transaction in which we or a subsidiary of ours is a participant, the amount involved exceeds $120,000 and a “related person” has a direct or indirect material interest; or

•	any material amendment to an existing related person transaction.
“Related persons” are our executive officers, directors, nominees for director, any person who is known to be the beneficial owner of more than 5% of any class of our voting securities and any immediate family member of any of the foregoing persons.
Our Principles of Business Conduct require that directors and executive officers report any actual or potential conflicts of interest, including potential related person transactions, to the Company. In addition, each director and executive officer completes and signs a questionnaire annually to confirm there are no material relationships or related person transactions between such individuals and the Company other than those previously disclosed to us. This ensures that all material relationships and related person transactions are identified, reviewed and disclosed in accordance with applicable policies, procedures and regulations. Based on this information, we review the Company's own records and make follow-up inquiries as may be necessary to identify potentially reportable transactions. A report summarizing such transactions is then provided to the Governance Committee.
The Governance Committee is responsible for reviewing and determining whether to approve related person transactions. In considering whether to approve a related person transaction, the Governance Committee considers the following factors, to the extent relevant:

•	whether the terms of the related person transaction are fair to us and on the same basis as would apply if the transaction did not involve a related person;

•	whether there are business reasons for us to enter into the related person transaction;

•	whether the related person transaction would impair the independence of an outside director; and

•
whether the related person transaction would present an improper conflict of interest for any of our directors or executive officers, taking into account the size of the transaction, the overall financial position of the director, executive officer or related person, the direct or indirect nature of the director’s, executive officer’s or related person’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Governance Committee deems relevant.

Any member of the Governance Committee who has an interest in the related person transaction must abstain from voting on the approval of the transaction. Although such member would normally be excused from any discussions relating to the transaction, the Governance Committee Chair has the authority to request that such member participate in some or all of the Committee's discussions. Typically, participation would only be requested if the other Committee members have questions about the interested member's involvement in the transaction.
There were no related person transactions during 2018.

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Ratification of Independent Public Accounting Firm

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered certified public accounting firm retained to audit our consolidated financial statements. The Audit Committee has selected and appointed PricewaterhouseCoopers LLP for the year ending December 31, 2019. PricewaterhouseCoopers LLP has audited our consolidated financial statements continuously since 2006.
In executing the responsibilities set forth in its charter, the Audit Committee engages in a thorough annual evaluation of the independent registered certified public accounting firm's qualifications, performance and independence. In connection with the Audit Committee's evaluation, management conducts its own evaluation and provides the results of its evaluation to the Audit Committee. Following completion of the Audit Committee's evaluation, performance feedback is provided to the independent registered certified public accounting firm. The Audit Committee is also responsible for approving the services and audit fees associated with the retention of PricewaterhouseCoopers LLP.
In 2016, the Audit Committee rotated the Company's lead engagement partner from Pricewaterhouse Coopers LLP, pursuant to the rotation requirements of the Public Company Accounting Oversight Board (PCAOB). The Audit Committee and its Chair were directly involved in the selection of the new lead engagement partner.
The Audit Committee and Board believe that the continued retention of PricewaterhouseCoopers LLP to serve as our independent registered certified public accounting firm is in the best interests of Ryder and its shareholders. In selecting PricewaterhouseCoopers LLP to serve as our independent registered certified public accounting firm for 2019, the Audit Committee considered a number of factors, including:

•	the quality of PricewaterhouseCoopers LLP's work product and performance;

•	the professional qualifications of PricewaterhouseCoopers LLP, the lead engagement partner and other members of the audit team;

•	PricewaterhouseCoopers LLP's knowledge and experience with the Company's business operations, accounting policies and industry;

•	the results of the PCAOB review of PricewaterhouseCoopers LLP;

•	PricewaterhouseCoopers LLP's independence program and controls for maintaining independence;

•	the appropriateness of Pricewaterhouse Coopers LLP's audit fees; and

•
the results of the Audit Committee's and management's annual evaluation of PricewaterhouseCoopers LLP's qualifications, performance and independence and the potential impact of selecting a different independent registered certified public accounting firm.

Although shareholder ratification of the appointment of PricewaterhouseCoopers LLP is not required, the Board believes that submitting the appointment to shareholders for ratification is a matter of good corporate governance. The Audit Committee will consider the outcome of this vote in future deliberations regarding the appointment of our independent registered certified public accounting firm, and if the shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such change would be in the best interests of the Company and our shareholders.
Representatives of PricewaterhouseCoopers LLP will be present at the 2019 Annual Meeting of Shareholders to respond to appropriate questions and to make a statement if they desire to do so.
Fees and Services of Independent Registered Certified Public Accounting Firm
Fees billed for services by PricewaterhouseCoopers LLP for the 2018 and 2017 fiscal years were as follows ($ in millions):

	2018	2017
Audit Fees	$5.2	$4.7
Audit-Related Fees	1.5	0.3
Tax Fees[1]	0.3	0.3
All Other Fees	0.0	0.0
Total Fees	$7.0	$5.3
_____________
1 All of the Tax Fees paid in 2018 and 2017 relate to tax compliance services.

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Ratification of Independent Public Accounting Firm

Audit Fees primarily represent amounts for services related to the audit of our consolidated financial statements and internal control over financial reporting, a review of financial statements included in our Forms 10-Q (or other periodic reports or documents filed with the SEC), statutory or financial audits for our subsidiaries or affiliates and consultations relating to financial accounting or reporting standards.
Audit-Related Fees represent amounts for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. These services include audits of employee benefit plans, consultations concerning matters relating to Section 404 of Sarbanes-Oxley and due diligence.
Tax Fees represent amounts for U.S. and international tax compliance services (including review of our federal, state, local and international tax returns), tax advice and tax planning, in accordance with our approval policies described below.
Approval Policy
All services rendered by our independent registered certified public accounting firm are either specifically approved (including the annual financial statements audit) or pre-approved by the Audit Committee, in each instance in accordance with our Approval Policy for Independent Auditor Services (Approval Policy) and are monitored both as to spending level and work content by the Audit Committee to maintain the appropriate objectivity and independence of the independent registered certified public accounting firm’s core service, which is the audit of our consolidated financial statements and internal control over financial reporting. Under the Approval Policy, the terms and fees of annual audit services and any changes thereto, must be approved by the Audit Committee. The Approval Policy also sets forth detailed pre-approved categories of other audit, audit-related, tax and non-audit services that may be performed by our independent registered certified public accounting firm during the fiscal year, subject to the dollar limitations set by the Audit Committee. The Audit Committee may, in accordance with the Approval Policy, delegate to any member of the Audit Committee the authority to approve audit and non-audit services to be performed by the independent registered certified public accounting firm. The Audit Committee has delegated to the Chair of the Audit Committee the authority to approve audit and non-audit services if it is not practical to bring the matter before the full Audit Committee and the estimated fee does not exceed $350,000. Any Audit Committee member who exercises his or her delegated authority, including the Chair, must report any approval decisions to the Audit Committee at its next scheduled meeting. All of the services provided in 2018 were approved or pre-approved by the Audit Committee in accordance with the Approval Policy.
The Board recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2019 fiscal year.

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Audit Committee Report

AUDIT COMMITTEE REPORT
The Audit Committee is comprised of five outside directors, all of whom are independent under the rules of the NYSE, our director independence standards and applicable rules of the SEC. The Committee operates under a written charter that specifies the Committee’s responsibilities. The full text of the Committee’s charter is available in the Investors area of our website at http://investors.ryder.com, on the Governance page. The Audit Committee members are not auditors and their functions are not intended to duplicate or to certify the activities of management and the independent registered certified public accounting firm.
The Audit Committee oversees Ryder’s financial reporting process on behalf of the Board. Ryder’s management has the responsibility for preparing the consolidated financial statements, for establishing and maintaining adequate internal control over financial reporting and for assessing the effectiveness of internal control over financial reporting. Ryder’s independent registered certified public accounting firm is responsible for performing an integrated audit of Ryder’s annual consolidated financial statements and internal control over financial reporting as of the end of the year in accordance with the standards of the PCAOB and expressing opinions on (1) whether the financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Ryder in conformity with accounting principles generally accepted in the United States and (2) whether Ryder maintained effective internal control over financial reporting based on criteria established in “Internal Control - Integrated Framework (2013)” issued by the Committee of Sponsoring Organizations of the Treadway Commission. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting with Company management, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
The Committee reviewed with the independent registered certified public accounting firm its judgments as to the quality of Ryder’s accounting principles and such other matters as are required to be discussed with the Committee by Auditing Standard No. 16, “Communications with Audit Committees”, adopted by the PCAOB, as amended and the rules of the SEC. In addition, the Committee has discussed the independent registered certified public accounting firm’s independence from Company management and Ryder with the firm, reviewed the written disclosures and letter from the independent registered certified public accounting firm required by applicable requirements of the PCAOB regarding the independent registered certified public accounting firm’s communications with the Audit Committee concerning independence, and considered the compatibility of non-audit services with the independent registered certified public accounting firm’s independence.
The Committee discussed with Ryder’s internal auditor and representatives of the independent registered certified public accounting firm the overall scope and plans for their respective audits. The Committee met with the internal auditor and representatives of the independent registered certified public accounting firm, with and without management present, to discuss the results of their audits; their evaluations of Ryder’s internal control, including internal control over financial reporting; and the overall quality of Ryder’s financial reporting.
In reliance on the reviews and discussions referred to above, the Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements and management’s assessment of the effectiveness of Ryder’s internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended December 31, 2018, filed by Ryder with the SEC. The Committee has also approved, subject to shareholder ratification, the selection of PricewaterhouseCoopers LLP as Ryder’s independent registered certified public accounting firm for the 2019 fiscal year.
Submitted by the Audit Committee of the Board.

Robert A. Hagemann (Chair)	Tamara L. Lundgren	Luis P. Nieto, Jr.	Abbie J. Smith	Hansel E. Tookes, II

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Security Ownership of Officers and Directors Section 16(a) Beneficial Ownership Reporting Compliance

SECURITY OWNERSHIP OF OFFICERS AND DIRECTORS
The following table shows the number of shares of common stock beneficially owned as of February 22, 2019, by each director and each executive officer named in the Summary Compensation Table herein individually and all directors and executive officers as a group. Unless otherwise indicated, the mailing address of everyone is c/o Ryder System, Inc., 11690 N.W. 105th Street, Miami, Florida 33178. The following information is based upon information provided to us or filed with the SEC by the shareholders.
Biographical information for Ryder’s executive officers can be found in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 21, 2019.

Name of Beneficial Owner	Total Shares Beneficially Owned[1]	Percent of Class[2]
Robert E. Sanchez[3,4]	606,310	1.1%
John M. Berra[5]	31,475	*
Dennis C. Cooke	111,142	*
John J. Diez	72,101	*
Robert J. Eck[3]	16,773	*
Art A. Garcia[4]	135,216	*
Robert A. Hagemann[5]	11,006	*
Michael F. Hilton	12,623	*
Tamara L. Lundgren	9,659	*
Luis P. Nieto, Jr.	23,757	*
David G. Nord	3,065	*
J. Steven Sensing	57,177	*
Abbie J. Smith[4,5]	47,655	*
E. Follin Smith[5]	28,582	*
Dmitri L. Stockton	3,065	*
Hansel E. Tookes, II3,5	34,927	*
Directors and Executive Officers as a Group (23 persons)[3,4]	1,477,003	2.8%

*	Represents less than 1% of our outstanding common stock, based on the 53,480,280 shares outstanding of the Company's common stock on February 22, 2019.

1
Unless otherwise noted, all shares included in this table are owned directly, with sole voting and dispositive power. Listing shares in this table shall not be construed as an admission that such shares are beneficially owned for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (Exchange Act).

2	Percent of class has been computed in accordance with Rule 13d-3(d)(1) of the Exchange Act.

3
Includes shares held through a trust, jointly with their spouses or other family members or held solely by their spouses, as follows: Mr. Sanchez, 2,193 shares; Mr. Eck, 1,900 shares; Mr. Tookes, 1,000 shares; and all directors and executive officers as a group, 5,266 shares.

4
Includes shares held in the accounts of executive officers pursuant to our 401(k) plan and deferred compensation plan and shares held in the accounts of directors pursuant to our deferred compensation plan as follows: Ms. A. Smith, 12,091 shares; Mr. Sanchez, 3,006 shares; and Mr. Garcia, 563 shares.

5
Includes stock granted to the director in lieu of his or her annual cash retainer, which stock has vested but will not be delivered to the director until six months after his or her departure from the Board.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports with the SEC relating to their common stock ownership and changes in such ownership. To our knowledge, based solely on our records and certain written representations received from our executive officers and directors, during the year ended December 31, 2018, we believe all Section 16(a) filing requirements applicable to directors, executive officers and greater than 10% shareholders were complied with on a timely basis; however, one Form 4 reporting transaction to report a transfer of funds in May 2017 into the Ryder Stock Fund in Mr. Robert Fatovic’s employee savings plan was filed late and no subsequent Form 5 was filed due to administrative error.

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Security Ownership of Certain Beneficial Owners Compensation Discussion and Analysis Summary

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table shows the number of shares of common stock held by all persons who are known by us to beneficially own or exercise voting or dispositive control over more than five percent of our outstanding common stock.

Name and Address	Number of Shares Beneficially Owned	Percent of Class[3]
BlackRock, Inc.[1] 55 East 52nd Street New York, NY 10055	6,570,551	12.28%
The Vanguard Group, Inc.[2] 100 Vanguard Blvd. Malvern, PA 19355	5,399,427	10.10%

1
Based on the most recent SEC filing by BlackRock, Inc. on Schedule 13G/A dated January 31, 2019. Of the total shares shown, the nature of beneficial ownership is as follows: sole voting power 6,094,497; shared voting power 0; sole dispositive power 6,570,551; and shared dispositive power 0.

2
Based on the most recent SEC filing by The Vanguard Group, Inc. on Schedule 13G/A dated February 12, 2019. Of the total shares shown, the nature of beneficial ownership is as follows: sole voting power 25,363; shared voting power 5,991; sole dispositive power 5,373,411; and shared dispositive power 26,016.

3
The ownership percentages set forth in this column are based on the 53,480,280 shares outstanding of the Company's common stock on February 22, 2019, and the assumption that each person listed above owned the number of shares reflected above on such date.

COMPENSATION DISCUSSION AND ANALYSIS SUMMARY
The Compensation Discussion and Analysis is designed to provide our shareholders with a clear understanding of our compensation philosophy and objectives, our compensation-setting process, our 2018 compensation program design and the earned awards for our named executive officers. As discussed in Proposal 3 on page 63, we are conducting our annual Say on Pay vote that requests your approval of the compensation of our named executive officers. In deciding how to vote, we recommend that you review this Compensation Discussion and Analysis section with particular focus on:

•	Our compensation philosophy to align executive action with the best long-term interests of shareholders;

•	Our 2018 compensation program actions and pay-for-performance profile; and

•	The redesign of our programs in 2018 based on input from our shareholders.
In 2018, our named executive officers, or NEOs, were:

Robert E. Sanchez	Chair and Chief Executive Officer (CEO)
Art A. Garcia	Executive Vice President and Chief Financial Officer
Dennis C. Cooke	President - Global Fleet Management Solutions
J. Steven Sensing	President - Global Supply Chain Solutions
John J. Diez	President - Dedicated Transportation Solutions

EXECUTIVE SUMMARY
Our executive compensation program reflects the Company's commitment to pay for performance and to strongly align the interests of the Company's leadership with those of our shareholders. The Company's executive compensation program is designed to encourage our executives to take actions that support the Company's short-term financial goals and also ensure strong shareholder value creation over the long-term. This executive summary provides an overview of 2018 Company performance, the alignment between our pay and our performance, our shareholder outreach efforts, key compensation actions taken in 2018 and our executive compensation governance practices.

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Compensation Discussion and Analysis Summary

2018 Company Performance

Metric	2018 Results	2018 O/(U) 2017	Metric	2018 Results	2018 O/(U) 2017
Total Revenue	$8.4B	15%	FMS Operating Revenue*	$4.4B	9%
Operating Revenue*	$6.7B	11%	DTS Operating Revenue*	$0.9B	10%
EPS	$5.21	(65)%	SCS Operating Revenue *	$1.8B	17%
Comparable EPS*	$5.79	28%	Adjusted Return on Capital*	4.9%	0.7 pps
_____________
* Operating revenue for Ryder and its FMS, SCS and DTS business segments, comparable EPS and adjusted ROC are non-GAAP financial measures. For a reconciliation of total revenue to operating revenue for the Company and each business segment, respectively, a reconciliation of GAAP EPS to comparable EPS and a reconciliation of the non-GAAP elements of our adjusted ROC calculation to the corresponding GAAP measures, as well as the reasons why management believes these measures are useful to shareholders, refer to the "Non-GAAP Financial Measures" section on pages 57-65 of our Form 10-K for the year ended December 31, 2018.
** During 2018, we adopted ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and ASU No. 2016-15, Statement of Cash Flows, and have restated 2017 and 2016 for the impact of the adoption of these new accounting standards.

Financial and Strategic Highlights
▶
Record total revenue increased 15% to $8.4 billion and record operating revenue* increased 11% to $6.7 billion compared to 2017. Total revenue and operating revenue grew across all three business segments reflecting new business and higher volumes.
▶
EPS from continuing operations decreased 65% to $5.21 primarily due to the one-time benefit of the Tax Cuts and Jobs Act (Tax Reform) in the prior year. Comparable EPS* increased 28% to $5.79 primarily due to lower tax rate from tax reform and improved operating performance.

▶
Ryder realized our second consecutive year of record sales. We achieved growth across all contractual product lines which drove operating revenue growth above our three-year financial targets in all business segments. In 2018, Ryder delivered our seventh consecutive year of organic lease fleet growth and the highest year of lease fleet growth as measured by vehicle count with over 9,600 vehicles added in 2018. Lease fleet growth is a key indicator of success at leveraging secular trends to drive higher levels of outsourcing.
▶
We expanded strategic partnerships with electric vehicle companies and announced the largest commercial electric vehicle purchase in the United States, which enables the broader adoption of commercial electric vehicle technology.

▶
Approximately 40% of new lease business came from customers who are new to outsourcing in 2018, an increase from approximately 33% in 2015. The increase of sales to customers who are new to outsourcing vehicle ownership and maintenance provides further evidence of success in executing our long-term strategy to grow by further penetrating the non-outsourced market.
▶
During a challenging year for the used vehicle sales market, used vehicle inventory remained in our target range. Managing inventory levels allows us to maximize proceeds by increasing use of the retail sales channel and also positions us well for 2019.

▶
We launched COOP by RyderTM, a new asset sharing platform, which is the first of its kind for commercial vehicles and offers businesses the opportunity to list and rent underutilized vehicles and continued its investment in RyderShareTM a cloud-based platform that provides load location visibility, tracking, and customized communications through one source.
▶
Forbes named Ryder among the World's Best Employers for 2018 and first in the companies listed in the Trucking, Rental and Leasing categories. Forbes also named Ryder among America's Best Employers. In addition, Forbes named Ryder Among America's Best Employers for Women in 2018 in their first-ever ranking.

▶
We acquired MXD Group, an e-commerce fulfillment provider with a national network of facilities including last mile capabilities, positioning Ryder as the second largest last mile delivery provider of big and bulky goods across the U.S. and Canada.
▶
We acquired Metro Truck and Tractor Leasing, expanding our Fleet Management Solutions footprint in the Baltimore-metro area with two Maryland facilities in Beltsville and Baltimore, which provide truck leasing, rental, and maintenance services to more than 150 customers with a fleet of approximately 900 units.

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Compensation Discussion and Analysis Summary

Pay for Performance
At-Risk Pay. Consistent with our compensation goals and philosophy, our executives' direct compensation package comprises base salary, an annual cash incentive award, and a long-term performance-based equity award. The following chart illustrates the Company's commitment to our pay for performance philosophy and shareholder alignment, showing that for 2018, over 75 percent of our NEOs target total direct compensation was “at risk” and earned only upon achievement of performance goals, with more than half of their pay opportunity provided in the form of long-term equity vesting three years after grant.
1The percentages in the chart above were determined using: (1) actual 2018 salaries as reported in the Summary Compensation Table; (2) 2018 target payout opportunities under the annual cash incentive awards; and (3) 2018 target long-term incentive program (LTIP) opportunities.
Cash Incentive. As described under "2018 Annual Cash Incentive Award Targets Established" beginning on page 38, in 2018, annual cash incentive awards were earned primarily based on Ryder's performance with respect to comparable earnings per share from continuing operations (EPS) and operating revenue. In the first quarter of 2018, the Compensation Committee set performance targets for each performance metric based on our internal business plan. Later in the year, the Company completed two acquisitions that were unanticipated when developing the internal business plan. In consultation with Frederic W. Cook, the Committee's independent compensation consultant, the Committee decided to increase the annual cash incentive award targets to include the comparable EPS and operating revenue targets management committed to achieve for these two businesses at the time Board approval was sought. The following chart shows these increased performance targets, each of which was set at levels above actual 2017 performance, and the results for 2018 as determined by the Committee in the first quarter of 2019.

Performance Metric	2017 Results	2018 Threshold (25% Payout)	2018 Target (100% Payout)	2018 Maximum (200% Payout)	Weight	2018 Results	2018 Payout (% of target)
Comparable EPS*	$4.53	3.44	$5.73	$6.36	60%	$5.79	109.5%
Operating Revenue* (in millions)	$6,040	$5,598	$6,586	$6,915	40%	$6,693	132.8%
	Earned Payout (weighted)						118.8%
_____________
* Comparable EPS and operating revenue are non-GAAP financial measures. For a reconciliation of GAAP EPS to comparable EPS and total revenue to operating revenue for the Company, as well as the reasons why these measures are useful to shareholders, refer to the "Non-GAAP Financial Measures" section on pages 57-65 of our Form 10-K for the year ended December 31, 2018.

The Compensation Committee also reviewed each NEO's individual performance and determined to base each NEO’s earned 2018 annual cash incentive award on the Company-wide performance measures. Individual payout amounts are set forth under "Earned 2018 Annual Cash Incentive Awards" on page 39 and reflect our commitment to aligning our executive pay with Company-wide performance.
2018 Long-Term Incentive. As further described under “2018 Long-Term Incentive Program (LTIP) Grants” beginning on page 40, 2018 long-term incentive awards were granted in the form of performance-based restricted stock rights (PBRSRs) (60%), options (30%) and time-vested restricted stock (TVRSRs) (10%). For 2018, PBRSRs can be earned from 0% to 200%, with half of each award based on adjusted return on capital over cost of capital spread (ROC/COC spread) and half based on strategic revenue growth. In addition, a TSR modifier can impact the payouts of PBRSRs positively or negatively up to a maximum of 15% based on the Company's TSR relative to a custom peer group at the end of the three-year performance period. If the Company’s TSR is negative, no modifier will be applied even if the TSR result is above the median of the custom peer group.
The awards granted and earned in 2018 will vest in February 2021, after performance results for the performance period are reviewed and approved by the Compensation Committee.

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Compensation Discussion and Analysis Summary

Shareholder Outreach - Say on Pay Feedback
Our Board and management have a long-standing commitment to engaging our shareholders and soliciting their perspectives on key performance, governance, and compensation matters. Our current executive compensation program reflects several changes made in connection with extensive shareholder engagement over the past two years. Throughout 2017 and into 2018, the Compensation Committee and management undertook a comprehensive review of our executive compensation program, and as part of this process, spoke with each shareholder who accepted our invitation to engage. This effort culminated in conversations with shareholders representing approximately 53% of our shares. From this outreach, the Committee and the Board gained valuable insight into our investors' views about the Company. Based on an evaluation of our business strategy, the results of our annual "say on pay" vote, and input received from shareholders as well as Frederic W. Cook, the Committee's independent compensation consultant, the Committee made a number of refinements to our compensation program in 2018.
These changes have been well received by our shareholders, as reflected by our 2018 "say-on-pay" vote of approximately 95% of the total votes cast by our shareholders. In 2018, we continued our shareholder engagement, reaching out to our top 20 shareholders representing over 50% of our outstanding shares, updating them on the recent changes we made to our compensation and governance programs as a result of shareholder feedback and offering to discuss various matters including governance and executive compensation. These engagement efforts were in addition to our normal investor relations outreach throughout the year. The feedback was positive and no concerns or questions were raised by our shareholders. Based on the 2018 "say on pay" results and the fact that shareholders did not express any concerns with respect to the compensation program, the Committee determined that our executive compensation philosophy, compensation objectives and program design, including the changes made in recent years, are appropriate and decided not to make any further substantive changes to the core design of our program.
The Committee is committed to engaging with shareholders at least annually on executive compensation and considering changes requested through shareholder feedback which enhance the alignment of our program with our long-term strategy. The following table demonstrates the key changes made by the Committee in 2018 in response to feedback received from shareholders over the last two years.
Our Response to Say on Pay Vote and Shareholder Feedback

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Compensation Discussion and Analysis Summary

2018 Key Compensation Actions and Discussions
The key features of the redesign of our long-term incentive compensation program (LTIP) for 2018 awards are set forth below and are described in further detail in the Compensation Discussion and Analysis section.

Commit to a three-year LTIP performance target and remove discretion to change the target within the three-year performance period.	Beginning with our 2018 LTIP awards, we set a fixed three-year target, with no discretion to change the target within the three-year performance period.
Continue the use of ROC metrics in the LTIP, which shareholders value especially for leasing companies. Investors acknowledged that ROC targets must change as interest rates and equity costs change during a three-year performance period. To reconcile any concerns that targets not change during the three-year performance period with the fact that the actual cost of capital will fluctuate during any given period, several investors suggested using a target spread.

Beginning with our 2018 LTIP awards, we replaced the annual ROC metric in the LTIP with a three-year ROC/COC (cost of capital) spread target, which will not change during the period, and will be measured at the end of such three-year period. It is designed to incentivize ROC/COC spread improvement over the full performance period.

Eliminate the standalone TSR metric and instead use TSR as a modifier, which enhances or penalizes payment based on relative stock performance.
Beginning with our 2018 LTIP awards, we shifted TSR from a standalone metric to a results modifier, where PBRSR awards will be reduced if TSR performance is below the median of Ryder’s TSR peer group and increased if above median. No TSR modifier will be applied to increase payments if Ryder’s absolute TSR is negative.

Focus on growing certain areas of the business to drive long-term shareholder value. Several investors suggested creating a specific metric in the LTIP that incentivizes management to deliver strategic revenue growth.

Beginning with our 2018 awards, we introduced a strategic revenue growth metric, which includes such items as long-term contractual lease growth, transactional maintenance, dedicated transportation contracts and supply chain revenue growth. The 2018 performance target is based on a three-year compound average growth rate established at the grant date and will be measured at the end of the three-year performance period.

Review the compensation peer group to confirm operational alignment and appropriate size.
In 2018, we reviewed our compensation peer group and decided to remove four companies from Ryder’s compensation peer group due to operational fit and size and added three peers based on similarity. The TSR peer group was modified as well.

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Compensation Discussion and Analysis

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Philosophy and Objectives
Our primary goal is to design compensation programs that will attract, retain and motivate high-quality executives who possess diverse skills and talents. We believe these compensation programs, together with a workplace culture that drives engagement and innovation, enable Ryder to meet its strategic objectives and ultimately increase the value of our shareholders' investment in the Company.

Our compensation program has five key goals:
▶
Attracting and Retaining Talent
Offer an executive compensation program that allows us to utilize and adjust compensation elements in order to deliver market competitive compensation and reward performance.

▶
Encouraging Shareholder Alignment
Align the interests of our executives with our shareholders by tying a significant portion of executive compensation to Company performance through the use of complementary pay elements including significant equity-based compensation.

▶
Encouraging Firmwide Orientation
Balance the short- and long-term interests of our shareholders so that our executives are appropriately encouraged and rewarded for actions that are in the best interests of our Company as a whole and drive collaboration.

▶	Encouraging Appropriate Risk-Taking Provide incentives to executives that will promote long-term, sustainable, profitable growth and encourage appropriate risk-taking.

▶	Paying for Performance Reward each named executive officer's individual performance, contribution and value to Ryder.

2018 EXECUTIVE COMPENSATION PROGRAM
The 2018 compensation structure for our NEOs emphasizes "at-risk" compensation that is earned only upon achievement of performance goals, with approximately 51% to 67% of an NEO's annual pay opportunity provided in equity that vests after three years. We also provide competitive severance and change of control arrangements to ensure that the executive will act in the best interests of the shareholders rather than avoiding a transaction that could result in termination of employment. The actual compensation mix and value for each NEO may vary based on job responsibilities, market competition for the position, an individual's experience, past performance and contributions, compensation history, tenure, long-term potential and succession planning and strategic needs.
The chart below illustrates the principal elements and design of Ryder's executive compensation program in 2018.

Base Salary
+
Annual Cash Incentive Awards
+
Long Term Incentive Program
=
Total Direct Compensation
60%
Comparable Earnings Per Share (EPS)
40%
Operating Revenue
60%
Performance-Based Restricted Stock Rights (PBRSRs) (3 year cliff vesting)
50%
Return on Capital/ Cost of Capital Spread (3 year performance period)
50%
Strategic Revenue Growth (3 year performance period)
TSR Modifier impacts PBRSR payouts +15% to -15% based on relative TSR performance
30%
Stock Options (3 year ratable vesting)
10%
Restricted Stock (3 year ratable vesting)

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Compensation Discussion and Analysis

Actual 2018 Compensation
The chart and the descriptions below explain the components of our 2018 compensation program, how they align with our strategy and how the Compensation Committee determined compensation levels for 2018.

	Settled in	Target Established	Payout Linked to Strategy/Growth	Additional Information
Base Salary	Cash	• Set based on experience, market, performance, tenure, responsibility and succession potential	• Competitively set to recruit and retain top talent	• Reviewed annually based on market positioning and individual qualifications
Annual Cash Incentive	Cash	• Target value approved at the beginning of the fiscal year based on market data for each position	• Comparable EPS is a key measure of profitability • Operating revenue reflects progress against strategic and operational goals	• Payouts range from 0-200% of target • Earned based on Company performance on financial metrics and individual performance
PBRSRs	Stock	• Target grant value established at start of a three-year cycle • Based on market data, level of responsibility, and desired pay mix
• ROC/COC spread measures efficient capital management and returns on shareholders' investment
• Strategic revenue growth measures progress against long-term strategic growth goals
• TSR modifier measures stock performance against peer group

• Performance threshold required for any payout
• Cliff vests after three-year performance period
• Payouts range from 0-200%
• Denominated and settled in stock
• No positive modification if actual TSR is negative

Stock Options	Stock	• Granted at start of three- year cycle • Grant value based on market data, level of responsibility, and desired pay mix	• Stock price appreciation aligned to stockholder interests	• 10-year term • Vests ratably over three years
TVRSRs	Stock	• Granted at start of a three-year cycle • Target grant amount based on market data, level of responsibility, and desired pay mix	• Provides link to market-based outcomes	• Vests ratably over three years • Denominated and settled in stock
Base Salary
Base salary is paid in cash and is the sole fixed component of an executive’s total direct compensation. In determining the base salaries of each of our NEOs, the Compensation Committee ("Committee") considers his or her experience and performance. In its overall assessment, the Committee also considers the following factors (without assigning any specific weighting to any individual factor):
• annual merit increase paid to all other Ryder employees;
• demand in the labor market for the particular executive position; and
• succession planning implications.
In October 2018, all NEOs (except for Mr. Garcia who is retiring in 2019) received an annual base salary increase of 2.0%.

2018 Annual Cash Incentive Award Targets Established
Our 2018 executive annual cash incentive awards were designed to reflect both Company and individual performance. In structuring our annual cash incentive awards, early in 2018, the Committee sets target payout opportunities for each executive. For 2018, the target payout opportunity remained unchanged for each of our NEOs at 150% of base salary for Mr. Sanchez, 100% of base salary for Mr. Cooke, Mr. Sensing and Mr. Diez, and 80% of base salary for Mr. Garcia. Earned awards can range from 0-200% of target.
Given the Company's continued focus on earnings and revenue growth in 2018, the Committee continued to use comparable EPS and operating revenue (weighted 60% and 40%, respectively) as the 2018 financial performance metrics for all incentive-eligible employees. We believe that setting annual revenue and earnings targets which incorporate growth in key revenue and earnings components and which reflect the expected economic environment for more cyclical parts of the business helps ensure annual execution is consistent with creating long-term shareholder value growth. The Committee has

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Compensation Discussion and Analysis

discretion to adjust reported results for these metrics to ensure that they properly reflect the results participants in our annual cash incentive program achieve during the performance year and are not impacted, positively or negatively, by certain items, including non-recurring or non-operational items. The calculation of each is consistent with the publicly disclosed non-GAAP measures referred to as Comparable EPS and Operating Revenue.

▶ Comparable EPS (a non-GAAP financial measure) is defined as earnings per share from continuing operations excluding non-operating pension costs and other significant items not representative of our business operations. The comparable EPS used by the Committee is consistent with the comparable EPS in Ryder press releases and public presentations.
▶ Operating Revenue (a non-GAAP financial measure) is defined as total revenue for Ryder excluding any (1) fuel and (2) subcontracted transportation. We exclude these two components because they may be volatile without having any impact on earnings. The operating revenue used by the Committee is consistent with the operating revenue in Ryder press releases and public presentations.

Consistent with the Committee's desire to strike an appropriate balance between our growth and return objectives and in light of challenging macroeconomic conditions, particularly with respect to our used vehicle sales business which is experiencing a prolonged and significant slowdown, the Committee established 2018 comparable EPS and operating revenue targets significantly higher than those set in 2017, based on our internal business plan. The 2018 targets required management to grow significantly in strategic areas to offset declines in our highly cyclical used vehicle sales business. Later in the year, the Company completed two acquisitions that were unanticipated when developing the internal business plan. In consultation with Frederic W. Cook, the Committee decided to increase the annual incentive plan targets to reflect the earnings and revenue originally anticipated from these two acquisitions at the time the Board approved the acquisitions, making the comparable EPS and operating revenue targets even more challenging to achieve.
Earned 2018 Annual Cash Incentive Awards
Our 2018 actual comparable EPS was $5.79 (an increase of 28% compared to 2017), and actual operating revenue was $6.7 billion (an increase of 11% compared to 2017).
The following chart sets forth actual 2018 results for each of the performance metrics, and the payout calculation based on these results:

Performance Metric	Threshold (25% Payout)	Target (100% Payout)	Maximum (200% Payout)	Weight	2018 Results	2018 Payout (as a % of target opportunity)
Comparable EPS*	3.44	$5.73	$6.36	60%	$5.79	109.5%
Operating Revenue* (in millions)	$5,598	$6,586	$6,915	40%	$6,693	132.8%
Initial Payout Calculation (weighted)						118.8%
_____________
* Comparable EPS and operating revenue are non-GAAP financial measures. For a reconciliation of GAAP EPS to comparable EPS and total revenue to operating revenue for the Company, as well as the reasons why these measures are useful to shareholders, refer to the "Non-GAAP Financial Measures" section on pages 57-65 of our Form 10-K for the year ended December 31, 2018.
The Committee reviews the initial payout calculation for each NEO. The Committee then has the discretion to adjust the NEO's payout upwards or downwards. In determining whether to make any adjustments, the Committee considers the following factors: performance relative to furthering the Company’s strategic initiatives, internal leadership, business development and other business goals, risk management, talent development, sustainability/corporate responsibility goals, financial management and regulatory and compliance results; however, no individual goals are established or assessed.
The Committee determined to grant earned 2018 annual cash incentive awards consistent with our financial results for each NEO and did not adjust any awards once the payout was calculated. The following chart sets forth the earned 2018 annual cash incentive award for each of our NEOs:

Name	Target 2018 Award	Actual 2018 Payout	% of Target
Robert E. Sanchez	$1,230,170	$1,461,590	118.8%
Art A. Garcia	$400,000	$475,248	118.8%
Dennis C. Cooke	$566,848	$673,484	118.8%
J. Steven Sensing	$461,319	$548,102	118.8%
John J. Diez	$461,319	$548,102	118.8%

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Compensation Discussion and Analysis

2018 Long-Term Incentive Program (LTIP) Grants
The LTIP awarded in early 2018 was designed to align the interests of our NEOs with those of our shareholders by directly linking awards with sustained Company performance. Long-term incentives are in the form of equity-based awards, including performance-based restricted stock rights (PBRSRs), stock options and time-vested restricted stock rights (TVRSRs), which ties realized compensation to the performance of the Company's common stock. As discussed in further detail below, we have also established minimum stock ownership requirements for our executives.
In 2018, the Committee considered a variety of factors in establishing the LTIP target for an individual, including overall compensation relative to peers and market benchmarks, the NEO’s role, responsibilities and performance, the NEO’s long-term potential, retention risk, and the value of the NEO’s outstanding equity awards. Once LTIP target values were set, the LTIP awards were granted in the form of PBRSRs (60%), stock options (30%), and TVRSRs (10%). The Committee believes that this award mix appropriately encourages long-term equity ownership, promotes a balance between stock-based and financial-based achievements, and aligns the interests of the NEOs with the Company's risk profile and the interests of our shareholders. 2018 LTIP target values for each of our NEOs, and the values and amount of PBRSRS, stock options, and TVRSRs in which 2018 LTIP target awards were granted, are as follows:

NEO	2018 LTIP Target Value ($)	PBRSRs ($)[1]	Stock Options ($)[2,3]	TVRSRs ($)[4]
Robert E. Sanchez	$4,100,000	$2,460,007	$1,230,369	$409,989
Art A. Garcia	$1,200,000	$720,002	$360,113	$120,000
Dennis C. Cooke	$1,350,000	$809,965	$405,127	$135,019
J. Steven Sensing	$950,000	$569,964	$285,089	$94,969
John D. Diez	$950,000	$569,964	$285,089	$94,969

1
The number of PBRSRs granted in 2018 for each of the NEOs is as follows: Mr. Sanchez, 32,923 shares; Mr. Garcia, 9,636 shares; Mr. Cooke, 10,840 shares; Mr. Sensing, 7,628 shares and Mr. Diez, 7,628 shares.

2
The number of stock options granted in 2018 for each of the NEOs is as follows: Mr. Sanchez, 77,407 options; Mr. Garcia, 22,656 options; Mr. Cooke, 25,488 options; Mr. Sensing, 17,936 options and Mr. Diez, 17,936 options shares.

3
Stock options were issued at $74.72, the closing price of our common stock as reported by the NYSE on February 21, 2018. The grant date fair value of the option awards is determined pursuant to the accounting guidance for stock compensation and represents the total amount that we will expense in our financial statements over the relevant vesting period.

4
The number of TVRSRs granted in 2018 for each of the NEOs is as follows: Mr. Sanchez, 5,487 shares; Mr. Garcia, 1,606 shares; Mr. Cooke, 1,807 shares; Mr. Sensing, 1,271 shares and Mr. Diez, 1,271 shares.

PBRSRs
PBRSRs granted in 2018 vest at the end of a three-year performance period and are earned from 0% to 200% of target, with 50% of each award based on the attainment of an improved Ryder ROC/COC spread by 2020 and 50% based on the attainment of a three-year compound average growth rate (CAGR) in strategic revenue. The Committee believes attainment of these two metrics over time should result in strong shareholder returns. Both goals were set at the beginning of the three-year period and achievement will be measured at the end of the three-year period. In addition, in 2018, the Committee implemented a TSR modifier that will impact the PBRSR payouts positively or negatively up to 15% depending on Ryder's TSR relative to the TSR of a custom peer group. Even if Ryder's relative TSR is above the median, no positive TSR modifier will be applied if Ryder's absolute TSR is negative. In addition, the TSR modifier cannot increase the total payout of PBRSRs beyond 200%. The Committee has the discretion to adjust the results for these metrics to ensure that they properly reflect the results participants in our LTIP achieve during the performance period and are not impacted, positively or negatively, by certain factors that may be unanticipated, non-recurring or non-operational in nature.

Stock Options
Stock options under the LTIP vest in three equal annual installments and expire ten years from the grant date. The exercise price is set as the closing price of our common stock on the grant date. We consider stock options to be performance-based compensation. Stock options only provide value to the extent that the Company's stock price has increased above the grant price.

TVRSRs
TVRSRs under the LTIP vest in three equal annual installments. TVRSRs, which are denominated and settled in stock, further align the financial interests of our NEOs with our shareholders and support retention.
Dividend equivalents accrue on PBRSRs and TVRSRs during the vesting period and are only paid upon vesting.

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Compensation Discussion and Analysis

Understanding the Impact of LTIP Plan Design Changes in the Summary Compensation Table
Ryder’s Compensation Committee strives to ensure that the design of Ryder’s executive compensation program strongly aligns the interests of our executives with the long-term interests of our shareholders. The Committee awards target long-term incentive compensation to each executive at the beginning of each year based upon factors such as company performance, market benchmarks, the executive’s role, responsibilities and performance, and the executive’s long-term potential. After reviewing these factors, the Committee determined not to increase the 2018 long-term incentive plan (LTIP) target award grant value for executives from 2017.

Name	2017 LTIP Target Awards	2018 LTIP Target Award
Robert E. Sanchez	$4,100,000	$4,100,000
Art A. Garcia	$1,200,000	$1,200,000
Dennis C. Cooke	$1,350,000	$1,350,000
J. Steven Sensing	$950,000	$950,000
John J. Diez	$950,000	$950,000
In 2017 and 2018, after an extensive engagement with over 50% of our shareholders, our Committee modified our 2018 LTIP structure to move from one-year fixed targets to three-year fixed targets for all performance-based awards. Under the old structure, a significant portion of our three-year performance-based awards included targets set each year by the Committee. This change from targets set each year to three-year targets impacts the timing of how we are required to report the value of performance-based awards and will increase the compensation reflected in the Summary Compensation Table for 2018. Specifically, under SEC reporting rules, the fiscal 2018 reported compensation must include the portion of awards made in prior years that relate to the current year as well as the full three-year awards made in the 2018. As we transition to shareholder preferred three-year targets in 2018 and 2019, the LTIP value set forth in the Summary Compensation Table will continue to include a portion of awards made in prior years, resulting in Summary Compensation Table long term incentive award values which are higher than the awards made by the Committee.
To illustrate the difference between the LTIP amounts awarded in 2018 and how such amounts are reported in the Summary Compensation Table on page 49, we provide details for Mr. Sanchez below.
In 2018, the Committee awarded Mr. Sanchez a $4.1 million LTIP opportunity identical to the 2017 grant; however, the SEC reporting requirements required us to report a LTIP award of approximately $4.9 million. This increase in the Summary Compensation Table reported value for 2018 is due to the fact that we must include 100% of this year’s award plus a portion of prior year awards under the old structure that relate to the current year.
The chart below further illustrates the impact of prior year awards on Mr. Sanchez's LTIP value reported in the Summary Compensation Table for 2018.

2018
Compensation Committee LTIP Award Grant Value	$4.1 million

2018 Summary Compensation Table
	Related to Prior Years Awards	Related to 2018 Award	Total 2018 Summary Compensation Table
Stock Awards
1/3 of 2016 ROC Awards	$346,701		$346,701
1/3 of 2017 ROC Awards	400,499		400,499
100% of 2018 ROC/COC		1,200,446	1,200,446
100% of 2018 Strategic Revenue Growth		1,200,520	1,200,520
100% of 2018 TVRSR		409,989	409,989
Total Stock Award			3,558,155
Option Awards		1,230,369	1,230,369
PBCA portion of Non-Equity Incentive Compensation	133,669		133,669
Total Reported for LTIP Award in SEC Summary Compensation Table	$880,869	$ 4,041,324 [1]	$4,922,193

1 Amount represents the grant date fair value for the 2018 LTIP Award, determined pursuant to the accounting guidance for stock compensation (FASB ASC Topic 718) which may not fully align with the 2018 LTIP award value granted by the Committee.
The discussion and table above are not intended to be a replacement or substitute of the Summary Compensation Table on page 49.

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Compensation Discussion and Analysis

LTIP Performance Metrics
▶ROC/COC Spread represents the difference between adjusted ROC and the weighted average cost of capital.   The Company's adjusted ROC is defined as the Company's net (after-tax) earnings from continuing operations, excluding restructuring and other items (which are the same items adjusted from comparable earnings as disclosed in our SEC filings), as a percentage of the sum of the Company's 12 month average (i) debt, (ii) off-balance sheet debt and (iii) shareholders' equity.  In early 2018, the Committee established a target ROC/COC spread which required significant improvement by 2020. The Committee also established a spread threshold which must be attained before any payout is made and a spread above which no increases in payout would result (maximum spread). The Committee took into account the Company's business plan when setting the three-year target. The three-year target is intended to be consistent with the Company's publicly disclosed three-year target. If the Company's ROC/COC spread falls above threshold and between the measuring points, the ROC/COC spread accrual percentage will be determined proportionally between the measuring points. The Committee believes that using ROC/COC spread as one of our LTIP performance metrics ensures that management maintains appropriate focus on capital efficiency and improving returns on shareholders' investment across all of the Company's business segments.
▶Strategic Revenue Growth measures the compounded annual growth rate (CAGR) of certain revenue that is foundational to the Company's long-term growth strategy. The calculation of strategic revenue growth includes contractual revenue from all business lines, transactional maintenance and all new product revenue. The Company's three-year strategic revenue CAGR is determined by the Committee at the end of the performance period against a maximum three-year strategic revenue CAGR, target three-year strategic revenue CAGR and a threshold three-year strategic revenue CAGR. The Committee takes into account the Company's business plan when setting the three-year target. If the Company's three-year CAGR falls above threshold and between the measuring points, the three-year CAGR accrual percentage for the performance period will be determined proportionally between the measuring points. Any fractional PBRSR resulting from accrual of the PBRSRs shall be rounded down to the nearest whole number. The Company believes that the three-year CAGR target is a rigorous measure of sustained strategic revenue growth.
▶TSR is determined based on Ryder’s TSR relative to the TSR of the companies in our custom peer group. TSR is calculated for Ryder and each peer company based on the percentage change in Ryder's stock price from the average closing price of the last ten trading days prior to the beginning of the relevant performance period to the average of the last ten trading days prior to the end of the relevant performance period, assuming reinvestment of dividends. The custom peer group for 2018 consisted of 26 companies plus Ryder and included the 13 companies in Ryder’s 2018 Industry Peer Group plus additional related companies (provided in the chart below) that are subject to similar market conditions and economic recovery cycles as Ryder. At the end of the three-year performance period, the companies in the custom peer group are sorted by TSR performance, and the 25th, 50th and 75th percentiles of the custom peer group are calculated. Ryder's TSR performance is compared to the TSR of the companies in the custom peer group. The number of accrued PBRSRs will then be adjusted up or down by a percentage based on the TSR relative percentile rank as shown below; provided, however, that (i) in no event will the TSR modifier adjustment result in accrual of more than 200% of the target PBRSRs and (ii) even if the Company's TSR rank is above the 50th percentile, no positive TSR modifier will be applied if the Company's TSR is negative.

Ryder TSR Relative Percentile Rank to Peer Companies	TSR Modifier
At and above 75th percentile	+15%
At and between 50th and 75th percentile	+5%
Between 50th and 25th percentile	-5%
Below 25th percentile	-15%

The Committee references 2 groups of companies when establishing executive compensation:

•
The Compensation Peer Group is a group of 13 companies who are in similar industries and in a size range approximating Ryder's size. The pay of the NEOs at these companies serves as one input for determining target pay levels for our NEOs.

•
The relative TSR group includes the compensation peer group plus a number of companies who are too large to serve as compensation peers for our NEOs, but whose stock price performance is very relevant as a benchmark for Ryder's stock price performance because these companies operate in the markets in which we compete and because the companies are viewed as comparable by investors.

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Compensation Discussion and Analysis

2018 Relative TSR Group
Compensation Peer Group	Additional Performance Peer Companies
1. Avis Budget Group, Inc.
2. C. H. Robinson Worldwide, Inc.
3. CSX Corporation
4. Expeditors International of Washington, Inc.
5. GATX Corporation
6. Hertz Global Holdings, Inc.
7. Hub Group, Inc.
8. J.B. Hunt Transport Services Inc.
9. Knight-Swift Transportation Holdings Inc.
10. Landstar System, Inc.
11. Old Dominion Freight Line, Inc.
12. United Rentals, Inc.
13. XPO Logistics, Inc.

1. Amerco (U-Haul)
2. Arc Best Corporation (Arkansas Best Corporation)
3. FEDEX Corporation
4. Forward Air Corporation
5. Navistar International Corp.
6. PACCAR International
7. Rush Enterprises, Inc.
8. Saia, Inc.
9. Trinity Industries, Inc.
10. Triton International
11. United Parcel Service Inc.
12. Universal Logistics Holdings, Inc.
13. Werner Enterprises, Inc.

2016 and 2017 LTIP Grants and Payouts for 2016-2018 Plan Period
PBRSRs granted to NEOs prior to 2018 were based on our prior plan performance metrics, 50% based on relative TSR and 50% based on ROC performance. For grants in 2016 and 2017, the overall three-year performance period is segmented into three performance periods of one, two and three years (for relative TSR) and three one-year performance periods (for ROC performance).

For the 2016-2018 grant, the 50% of the PBRSRs are earned based on relative TSR performance as described below:
▶
a threshold level, below which no award for the TSR performance metric will be earned, and at which 30% of the award for the TSR performance metric will be earned if Ryder's TSR ranks twentieth among the 26; companies in our custom peer group;

▶	a target level, at which 100% of the award for the TSR performance metric will be earned if Ryder's TSR ranks thirteenth among the 26 companies in our custom peer group; and
▶	a maximum level, at which 125% of the award for the TSR performance metric will be earned if Ryder's TSR ranks in the top eight among the 26 companies in our custom peer group.
2017 awards have a maximum level at which 150% of the award will be earned. Awards are earned proportionately between threshold and target performance levels and between target and maximum performance levels.

▶	1/3 are earned based on performance results for Year 1 of the performance period (for 2016 LTIP awards, January 2016 through December 2016);
▶	1/3 are earned based on performance results through Year 2 of the performance period (for 2016 LTIP awards, January 2016 through December 2017); and
▶	1/3 are earned based on performance results through Year 3 of the performance period (for 2016 LTIP awards, January 2016 through December 2018).
The 50% of the PBRSRs which are earned based on ROC performance in each performance period as described below:
▶	a threshold level, below which no award for the ROC performance metric will be earned and at which 25% of the award will be earned;
▶	a target level, at which 100% of the award for the ROC performance metric will be earned; and
▶	a maximum level, at which 125% of the award for the ROC performance metric will be earned.
2017 awards have a maximum level at which 150% of the award will be earned. Awards are earned proportionately between threshold and target performance levels and between target and maximum performance levels.

▶	1/3 are earned based on ROC performance results for Year 1 of the performance period (for 2016 LTIP awards, January 2016 through December 2016);
▶	1/3 are earned based on ROC performance results for Year 2 of the performance period (for 2016 LTIP awards, January 2017 through December 2017); and
▶	1/3 are earned based on ROC performance results for Year 3 of the performance period (for 2016 LTIP awards, January 2018 through December 2018).

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Compensation Discussion and Analysis

At the beginning of each performance period, the Committee set performance targets that are attainable but challenging, taking into account the economic conditions in the markets we service and currently prevailing interest rates and costs for equity. The ROC target for 2018 was more challenging than 2017 actual ROC performance. When setting the ROC target for 2018, the Committee took into account the anticipated growth in our contractual businesses that we expect would offset the challenges in our used vehicle sales.  Our targets were set to be both rigorous and achievable to motivate our executives during this phase of the business cycle.
In the first quarter of 2019, the Committee set annual performance targets for the final remaining period (January 2019 through December 2019) of the 2017 grants against which our ROC performance will be measured.
Completed 2016-2018 LTIP Award Period
The three-year performance period for our 2016 long-term incentive awards ended on December 31, 2018, and the Committee assessed our performance in the first quarter of 2019. Our 2016 long-term incentive awards included grants of options (40%), PBRSRs (40%) and performance-based cash awards (PBCAs, 20%), which are earned based on the same performance metrics and vest on the same schedule as PBRSRs. In 2017, the Committee determined to discontinue the use of PBCAs; however, they were still in use in the LTIP which ran from 2016-2018. The following table summarizes performance for all PBRSRs and PBCAs for the 2016-2018 completed performance period.
Performance Results - Completed 2016-2018 LTIP Award Period (PBRSRs and PBCAs)

Performance Measure
ROC Performance (50% Weight)	ROC Target	ROC Results	Percentage Earned
January 2016 - December 2016	5.48%	4.82%	55.00%
January 2017 - December 2017	4.86%	4.22%	50.52%
January 2018 - December 2018	4.88%	4.92%	104.17%
			69.90%
			(Overall Payout)

Performance Measure
TSR Performance (50% Weight)	Performance Measure	Ryder's Ranking	Percentage Earned
January 2016 - December 2016	TSR vs. Custom Peer Group	11th / 27	115.00%
January 2016 - December 2017	TSR vs. Custom Peer Group	16st / 26	70.00%
January 2016 - December 2018	TSR vs. Custom Peer Group	22nd / 26	0.00%
			61.67%
			(Overall Payout)

Aggregate 2016 - 2018 LTIP Payout of PBRSRs and PBCAs	65.79%

For illustrative purposes, in 2016, Mr. Sanchez was granted an LTIP award valued at approximately $3.8 million, which was comprised of 60% PBRSRs and PBCAs and 40% options.  The overall PBRSR and PBCA payout for the 2016-2018 period was 65.79%.  As of December 31, 2018, the options granted in 2016 were underwater and had no intrinsic value.  As of December 31, 2018, Mr. Sanchez had realized less than 40% of the value of his 2016 LTIP award grant value.

Summary of Executive Compensation Governance Practices
Our executive compensation practices support the needs of our business, drive performance and ensure alignment with the short- and long-term interests of our shareholders.

What We Do
✓	Directly link pay with company performance
✓	Use double-trigger change of control provisions
✓	Use three-year performance periods and targets for long-term performance metrics
✓	Engage an independent compensation consultant
✓	Regularly benchmark executive compensation against an appropriate peer group
✓	Maintain robust stock ownership requirements
✓	Subject performance-based incentive awards to clawback policy
✓	Grant majority of pay in performance-based compensation which is not guaranteed
✓	Engage in a robust target-setting process for incentive metrics
✓	Provide for caps for incentive compensation

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Compensation Discussion and Analysis

What We Don't Do
✗	Provide employment agreements
✗	Provide tax gross ups related to a change of control, perquisites or benefits
✗	Provide excessive perquisites
✗	Reprice underwater stock options without shareholder approval
✗	Grant equity awards below 100% of fair market value or grant options at a discount
✗	Pay dividends or dividend equivalents on unvested PBRSRs or restricted stock rights
✗	Permit hedging transactions
✗	Permit pledging activity or use of margin accounts by executives or directors
Compensation Setting Process
The Committee is responsible for making determinations about our executive compensation programs and practices. The Committee's independent compensation consultant along with management assist the Committee in making these determinations. Below is an explanation of: (1) the key roles and responsibilities of each group in setting executive compensation; (2) the executive evaluation process; (3) how competitive market data is integrated into the decision-making process; and (4) how shareholder feedback is evaluated.
Role of the Compensation Committee
The Committee is responsible for reviewing and approving, or recommending that the Board approve, all components of our executive compensation program as well as the compensation program for our Board. New executive compensation plans and programs must be approved by the full Board based on recommendations made by the Committee. The Committee reviews and recommends the compensation of our CEO to the independent Board members for approval. After considering the CEO's assessment and recommendation for each NEO, the Committee determines and approves the compensation of all other NEOs. LTIP awards are granted in February of each year.
Role of the Independent Compensation Consultant
The Committee has retained Frederic W. Cook as its independent consultant. Frederic W. Cook reports directly to the Committee and provides advice about our compensation program and design, including views on current compensation trends, best practices and peer comparisons. Frederic W. Cook also works with the Committee on a regular basis to provide recommendations and insights on how to make our executive compensation practices and structure more effective. During 2018, Frederic W. Cook supported the Committee in evaluating enterprise and related risk associated with our executive compensation components and plans, as discussed under “Compensation Risks” on page 48, and provided advice regarding director compensation. A consultant from Frederic W. Cook attended all of the Committee meetings in person or by telephone in 2018 and participated in independent director sessions with no management present.
The Committee undertakes an annual review of whether Frederic W. Cook's work as a compensation consultant has raised any conflict of interest, taking into consideration the following factors: (1) the provision of other services to the Company by Frederic W. Cook; (2) the amount of fees from the Company paid to Frederic W. Cook as a percentage of Frederic W. Cook's total revenue; (3) Frederic W. Cook's policies and procedures that are designed to prevent conflicts of interest; (4) any business or personal relationship of Frederic W. Cook’s compensation advisers with an executive officer of the Company or any member of the Committee; and (5) any stock of the Company owned by Frederic W. Cook’s compensation advisers. Considering this information, the Committee confirmed that Frederic W. Cook does no other work for the Company and determined that Frederic W. Cook is independent and that its work for Ryder has not raised any conflict of interest.
Role of Management
Our CEO, Chief Human Resources Officer, Vice President-Compensation and Benefits, and Vice President and Deputy General Counsel recommend agendas and develop written background and supporting materials for review at Committee meetings, attend Committee meetings at the Committee's request, and provide information regarding, and make recommendations about, designs for and, if warranted, changes to our executive compensation programs. Our CEO provides an assessment of each NEO's performance and recommends compensation actions for NEOs other than himself.
Evaluating Performance
Annually, our CEO provides the Committee with his performance assessment and compensation recommendations for each NEO other than himself. The performance assessment includes strengths, areas for development and succession potential and is based on individual performance evaluations conducted by the CEO. Our CEO also reviews each NEO's compensation history and current market compensation data.

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Compensation Discussion and Analysis

At the end of each year, the independent directors begin to conduct a performance review of the CEO. The CEO first provides the independent directors with a self-evaluation relative to his individual goals and objectives.  After the directors have reviewed these materials, each independent director completes a comprehensive evaluation questionnaire relating to the CEO's performance.  This questionnaire is prepared by the Governance Committee, which is responsible for developing and overseeing the process by which the CEO is evaluated.  In addition to evaluating the CEO’s performance with respect to his individual goals and objectives, the questionnaire focuses on the CEO’s performance in developing and executing the Company’s strategic initiatives, leadership of the Company and the Board and relations with stakeholders (including shareholders, customers and employees) and succession planning/talent development.
At the February Committee meeting, the Committee discusses the results of the CEO’s performance review in executive session with only the independent directors in attendance and formulates its recommendations regarding CEO compensation. At the February Board meeting, in executive session without the CEO present, the independent directors evaluate and discuss the CEO’s performance and determine his compensation based on the results of his performance evaluation and the recommendations of the Committee. The Lead Independent Director and Chair of the Committee then provide feedback to the CEO on his performance.
Use of Benchmarking
Our Committee compares our executive compensation program to that of our peers to help analyze our executive compensation structure, determine the levels of compensation for our executives and review our program's effectiveness in attracting and retaining talent.

In evaluating each element of our executive compensation program, the Committee uses benchmark comparisons to peer groups and, particularly when appropriate peer group data is unavailable, to general industry survey data. While there are no public companies that provide the same mix of services as Ryder, the Committee references as one source of input a Compensation Peer Group of 13 companies operating in similar industries in a similar size range and who compete with Ryder for executive talent. The Committee does not design our executive compensation programs to fit within a specific percentile of the executive compensation programs of other companies comprising any particular peer group or survey. The Committee does consider the median compensation of similar executives at the peer companies, both for each compensation component and the total compensation package, as a reference in making compensation decisions.
The Industry Compensation Peer Group for 2018 is comprised of:

1.	Avis Budget Group, Inc.	8.	J.B. Hunt Transport Services Inc.
2.	C. H. Robinson Worldwide, Inc.	9.	Knight-Swift Transportation Holdings Inc.
3.	CSX Corporation	10.	Landstar System, Inc.
4.	Expeditors International of Washington, Inc.	11.	Old Dominion Freight Line, Inc.
5.	GATX Corporation	12.	United Rentals, Inc.
6.	Hertz Global Holdings, Inc.	13.	XPO Logistics, Inc.
7.	Hub Group, Inc.
CEO and Senior Management Succession Planning
Our Board oversees CEO and senior leadership succession planning, which is formally reviewed at least annually. Our CEO and our Chief Human Resources Officer provide our Board with recommendations and evaluations of potential CEO successors and review their development plans. Our Board reviews potential internal senior leadership candidates with our CEO and Chief Human Resources Officer, including the candidates' qualifications, experience, and development priorities for these individuals. Directors engage with potential CEO and senior leadership successors at Board and committee meetings and in less formal settings to allow directors to personally assess candidates. Our Board also reviews the overall composition of our senior leadership's qualifications, tenure and experience.
Our Board has prepared a crisis preparedness plan for different scenarios that could occur, including plans for an unforeseen departure or emergency succession of the CEO or other executive management. Our Governance Committee reviews and oversees (in conjunction with the other committees, as necessary) the steps to address emergency CEO succession planning. Our emergency CEO succession planning is intended to enable our Company to respond to an unexpected vacancy by continuing business operations with minimal disruption.

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Compensation Discussion and Analysis

RETIREMENT AND WELFARE BENEFITS AND PERQUISITES
Retirement Benefits. The Company maintains a qualified pension plan and a pension benefit restoration plan (pension restoration plan) in which any NEO who had joined the Company prior to January 1, 2007 was able to participate. These plans were frozen for all participants as of December 31, 2007. Based on their age and tenure with Ryder, Mr. Sanchez, Mr. Garcia, Mr. Sensing and Mr. Diez do not meet the eligibility requirements to continue accruing benefits under the pension and pension restoration plans, and, as such, their pension benefits were frozen. Mr. Cooke was hired after January 1, 2007 and, therefore, was not eligible to participate in the pension or pension restoration plans.
All NEOs are eligible to participate in the Company-wide 401(k) savings plan and deferred compensation plan. The retirement and deferred compensation plans are described under the headings “Pension Benefits” and “2018 Nonqualified Deferred Compensation” beginning on page 54 of this proxy statement.
Health and Welfare Benefits. During 2018, our NEOs were eligible to participate in the following standard welfare benefit plans: medical, dental and prescription coverage, Company-paid short- and long-term disability insurance, and paid vacation and holidays. In addition, the NEOs received the following additional welfare benefits which are not available to all salaried employees: (1) executive term life insurance coverage equal to three times the executive’s current base salary (limited to an aggregate of $3 million in life insurance coverage under the policy) in lieu of the standard Company-paid term life insurance; and (2) individual supplemental long-term disability insurance, which provides up to approximately $20,000 per month (subject to age, earnings, health and state of residence limitations) in additional coverage over the $8,000 per month maximum provided under our group long-term disability plan. We believe that these additional benefits are consistent with benefits provided to other similarly-situated executives.
Perquisites. We provide a limited number of perquisites to our NEOs that we believe are related to the performance of their responsibilities. Annually, the Committee reviews the types and aggregate values of Ryder’s perquisite program. Specifically, in 2018, each NEO received the following perquisites:

•	$9,600 per year as an annual car allowance; and

•
$6,800 per year ($11,800 for our CEO) intended (but not required) to be used to pay for community, business or social activities that may be related to the performance of the executive’s duties, but which are not otherwise eligible for reimbursement as direct business expenses.

All perquisites are fully taxable to the NEOs and are not subject to any tax gross-ups.

SEVERANCE AND CHANGE OF CONTROL
All of our NEOs are currently eligible for certain severance benefits under individual severance agreements. These arrangements are described in more detail under the heading “Potential Payments Upon Termination or Change of Control” on page 56 of this proxy statement. Severance arrangements are intended to ensure that NEOs will act in the best interests of the shareholders rather than avoiding transactions that could result in termination of employment. These arrangements are also designed to prevent our NEOs from seeking employment with our competitors after termination or soliciting our employees or customers during the restricted period.
The change of control arrangements are included in the severance agreements and are designed to preserve productivity, avoid disruption and prevent attrition during a period when we are, or are rumored to be, involved in a change of control transaction.

NEO STOCK OWNERSHIP REQUIREMENTS
We encourage significant stock ownership by our NEOs to align the interests of our leadership team with those of our shareholders. We established stock ownership guidelines that require each NEO to own Ryder equity at least equal in value to a multiple of such NEOs salary within five years of appointment.
CEO                 6x
Other named executive officers     3x
Currently, each NEO meets these stock ownership requirements.

PROHIBITIONS ON HEDGING AND PLEDGING
Ryder considers it improper and inappropriate for any Board member, officer or other employee of the Company to engage in short-term or speculative transactions in the Company's securities. Ryder's Insider Trading Policy prohibits Board members,

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Compensation Discussion and Analysis

executive officers and employees from engaging in hedging or monetization transactions, including zero-cost collars and forward sale contracts. In addition, directors and executives are prohibited from holding the Company's securities in a margin account or otherwise pledging the Company's securities as collateral for a loan.

TAX IMPLICATIONS
Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code generally imposes a $1 million limit on the amount a public company may deduct for compensation paid to the company’s “covered employees,” which include our named executives.  Prior to 2018, this limit did not apply to compensation that qualified as “performance-based”, and the Committee historically designed certain performance awards in a manner intended to qualify for that exception.  The Tax Cuts and Jobs Act of 2017 eliminated the performance-based compensation exception (other than compensation provided pursuant to a binding written contract in effect as of November 2, 2017 that qualifies for transition relief).  While the Committee continues to consider the deductibility of compensation, the primary goals of our executive compensation programs are to attract, incentivize and retain key employees and align pay with performance, and the Committee retains the ability to provide compensation that exceeds deductibility limits as it determines appropriate.

COMPENSATION RISKS
Frederic W. Cook was engaged by the Committee to assist with the assessment of risk arising from the Company’s compensation programs and policies.  Frederic W. Cook’s assessment covered each material element of the executive compensation programs, and the Company also performed a risk assessment of the Company’s non-executive plans as part of its enterprise risk management program which is overseen by the Board.  Based on these assessments, the Company concluded that our policies and practices do not create risk that is reasonably likely to have a material adverse effect on Ryder. The assessments took into account that our compensation opportunities are generally measured by a variety of time horizons to balance our near-term and long-term strategic goals, encouraging a focus on sustained, holistic company performance, and that our programs also incorporate risk mitigation policies such as caps on maximum payouts and clawback policies.

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Compensation Committee Report on Executive Compensation

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
Our Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on our review and discussions, we have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Submitted by the Compensation Committee of the Board.

E. Follin Smith (Chair)	John M. Berra	Robert J. Eck	Michael F. Hilton	David G. Nord	Dmitri L. Stockton

EXECUTIVE COMPENSATION
The following tables set forth information with respect to compensation for our NEOs:
A detailed description of the plans and programs under which our NEOs received the following compensation can be found in the Compensation Discussion and Analysis beginning on page 37 of this proxy statement.

SUMMARY COMPENSATION TABLE

Name and Principal Position		Year	Salary ($)	Stock Awards ($)[1]	Option Awards ($)[2]	Non-Equity Incentive Plan Compensation ($)[3]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[4]	All Other Compensation ($)[5]	Total ($)
Robert E. Sanchez	Chair and Chief Executive Officer	2018	820,080	3,558,155	1,230,369	1,595,259	—	147,762	7,351,625 [1]
		2017	804,000	2,140,487	1,640,009	1,309,625	101,879	141,757	6,137,757
		2016	785,225	1,351,441	1,539,987	1,207,635	65,069	156,329	5,105,686
Art A. Garcia	Executive Vice President and Chief Financial Officer	2018	500,000	1,028,202	360,113	509,282	—	75,831	2,473,428 [1]
		2017	492,500	601,366	480,031	410,686	62,842	69,795	2,117,220
		2016	479,783	337,208	392,027	351,234	42,095	78,347	1,680,694
Dennis C. Cooke	President, Global Fleet Management Solutions	2018	566,825	1,147,463	405,127	708,217	—	86,462	2,914,094 [1]
		2017	555,000	666,620	539,966	558,692	—	79,199	2,399,477
		2016	543,750	353,692	399,982	456,462	—	89,800	1,843,686
J. Steven Sensing	President, Global Supply Chain Solutions	2018	461,300	807,045	285,089	572,427	—	75,730	2,201,591 [1]
		2017	449,750	460,499	380,035	443,887	38,809	67,452	1,840,432
John J. Diez	President, Dedicated Transportation Solutions	2018	461,300	807,045	285,089	572,427	—	73,618	2,199,479 [1]
		2017	449,750	463,104	380,035	444,765	21,123	64,238	1,823,015
		2016	411,000	221,184	279,975	312,667	12,855	59,347	1,297,028

1
2018 “Stock Awards” Amounts
For 2018, the amounts reported in the “Stock Awards” column represent the grant date fair value, determined pursuant to the accounting guidance for stock compensation (FASB ASC Topic 718), of (1) all PBRSRs and TVRSRs granted in 2018, and (2) certain portions of PBRSRs granted in 2016 and 2017, respectively, each as further described below and on page 40 of this proxy statement in the “Compensation Discussion and Analysis” section.
Because the 2018 PBRSRs have a fixed performance target for the full three-year performance period, SEC rules require us to report all such awards in the year of grant. Alternatively, a portion of PBRSRs granted in each of 2016 and 2017 include one-year targets that are set each year of the three-year performance period, and therefore we have continued to report such portions of awards in the year such annual target is set, not the year of grant (e.g., the portion of PBRSRs granted in 2016 and 2017 that will be earned based on annual targets set in 2018 are reported in 2018, as required by FASB ASC Topic 718). Consequently, the amounts shown for 2018 are higher than in previous years due to our shift to a fixed three-year performance target for our 2018 awards. Please see "Understanding the Impact of LTIP Plan Design Changes in the Summary Compensation Table" on page 41 of this proxy statement in the “Compensation Discussion and Analysis” section.
If prior year grants were not included, the amounts reported in the “Stock Awards” column for 2018 for each NEO would be: Mr. Sanchez: $2,810,955; Mr. Garcia: $822,722; Mr. Cooke: $925,545; Mr. Sensing: $651,255; and Mr. Diez: $651,255.
Awards granted in 2018
All 2018 TVRSRs and PBRSRs awards are represented in the Stock Awards column at grant date fair value. 2018 TVRSRs vest based on continued service through the three-year performance period. 2018 PBRSRs are earned based 50% on Ryder’s ROC/COC spread measured using the final year’s (2020) spread and 50% based on Ryder’s strategic revenue growth target based on Ryder’s three-year compound average growth rate over the three-year performance period. In addition, a TSR modifier is applied at the end of the performance period to adjust earned PBRSRs positively or negatively up to 15%. The 2018 PBRSRs can be earned from 0-200%, and are represented in the column based on target performance. The following table presents the grant date fair value of the 2018 PBRSRs at the target and maximum levels of performance:

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Executive Compensation

Name	2018 PBRSRs Target	2018 PBRSRs Maximum
Robert E. Sanchez	$2,400,966	$4,801,933
Art A. Garcia	$702,722	$1,405,444
Dennis C. Cooke	$790,526	$1,581,051
J. Steven Sensing	$556,285	$1,112,570
John J. Diez	$556,285	$1,112,570

Awards granted in 2017 and 2016
The 2018 “Stock Awards” column also includes portions of PBRSRs granted in 2017 and 2016. Our 2017 and 2016 PBRSRs are earned based 50% on TSR and 50% on adjusted return on capital (ROC). The targets for ROC are set annually; therefore, the portion of the PBRSRs based on ROC for the one-year 2018 performance cycle (for each of our 2017 and 2016 awards) are probable (based on applicable accounting guidance) and included in the table for 2018. The value of the 2017 PBRSRs based on ROC for the one-year 2019 performance cycle will be included in the 2019 table when the relevant target has been set.
2017 and 2016 “Stock Awards” Amounts
For 2017 and 2016, the amounts reported in the “Stock Awards” column represent the grant date fair value, determined pursuant to the accounting guidance for stock compensation (FASB ASC Topic 718), of certain portions of PBRSRs granted in 2017, 2016, 2015 and 2014 respectively, each as described below and beginning on page 40 of this proxy statement in the “Compensation Discussion and Analysis” section. The 2017 and 2016 awards are based 50% on TSR and 50% on ROC. The targets for ROC are set annually; therefore, only the PBRSRs based on ROC for the one-year 2017 performance cycle (for awards granted in 2017and 2016) are probable and included in the table for 2017, and the PBRSRs based on ROC for the one-year 2016 performance cycle (for awards granted in 2016) are probable and included in the table for 2016.
Calculation
As discussed above, the amounts in this column are based on grant date fair value in accordance with applicable accounting guidance and consequently may not reflect the actual value that the NEO will recognize. For information regarding the assumptions made in calculating the amounts reflected in this column and the maximum payout for the award, see note 22 to our audited consolidated financial statements, included in our Annual Report on Form 10-K for the year ended December 31, 2018. Dividend equivalents accrue on all grants of PBRSRs and TVRSRs and will be paid only on those that vest.

The following chart shows the Summary Compensation Table valuation of stock awards over the last three years based on grant date fair value:

Summary Compensation Table Stock Award Valuation
	Robert E. Sanchez	Art A. Garcia	Dennis C. Cooke	J. Steven Sensing	John J. Diez
2016
1/3 of 2014 ROC grant	$185,645	$43,759	$50,910	$7,388	$13,355
1/3 of 2015 ROC grant	155,998	36,465	40,539	22,306	24,295
1/3 of 2016 ROC grant	256,685	65,324	66,661	46,653	46,654
100% of 2016 TSR grant	753,113	191,660	195,582	136,880	136,880
100% of 2016 TVRSR	—	—	—	—	—
TOTAL	$1,351,441	$337,208	$353,692	$213,227	$221,184
2017
1/3 of 2015 ROC grant	$204,338	$47,766	$53,101	$29,218	$31,823
1/3 of 2016 ROC grant	345,402	87,901	89,700	62,778	62,778
1/3 of 2017 ROC grant	409,986	120,026	135,005	94,975	94,975
100% of 2017 TSR grant	1,180,761	345,673	388,814	273,528	273,528
100% of 2017 TVRSR	—	—	—	—	—
TOTAL	$2,140,487	$601,366	$666,620	$460,499	$463,104
2018
1/3 of 2016 ROC grant	$346,701	$88,232	$90,037	$63,013	$63,013
1/3 of 2017 ROC grant	400,499	117,248	131,881	92,777	92,777
100% of 2018 ROC/COC	1,200,446	351,361	395,263	278,143	278,143
100% of 2018 SRG	1,200,520	351,361	395,263	278,143	278,143
100% of 2018 TVRSR	409,989	120,000	135,019	94,969	94,969
TOTAL	$3,558,155	$1,028,202	$1,147,463	$807,045	$807,045

2
Option awards consist of stock options granted pursuant to our LTIP as described beginning on page 40 of this proxy statement under the "Compensation Discussion and Analysis" section. The grant date fair value of option awards is determined pursuant to the accounting guidance for stock compensation and represents the total amount that we will expense in our financial statements over the relevant vesting period. Consequently, the amounts in this column may not reflect the actual value that the NEO will recognize. For information regarding the assumptions made in calculating the amounts reflected in this column, see note 22 to our audited consolidated financial statements, included in our Annual Report report on Form 10-K for the year ended December 31, 2018.

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Executive Compensation

3
For 2018, the amounts in this column represent (1) amounts earned under the 2018 annual cash incentive awards (ACIAs) and (2) the amount of the performance-based cash awards (PBCAs) earned in the 2016-2018 performance cycle. The ACIAs earned were paid in February 2019 and the 2016 PBCAs earned will vest and be paid after the end of the three-year performance period (2018), if the executive continues to be employed by the Company. The PBCAs granted in 2016 comprised 20% of the total LTIP grant and, similar to the 2016 PBRSRs, were based 50% on TSR segmented into three performance cycles of one, two and three years and 50% on ROC segmented into three on-year cycles. In 2017, the Committee decided to to discontinue the use of PBCAs. Following is a breakdown of the amounts earned for 2018:

Name	Year	Annual Cash Incentive Awards ($)	Performance-Based Cash Awards ($)
Robert E. Sanchez	2018	1,461,590	133,669
Art A. Garcia	2018	475,248	34,034
Dennis C. Cooke	2018	673,484	34,733
J. Steven Sensing	2018	548,102	24,325
John J. Diez	2018	548,102	24,325

4
The amounts in this column include an estimate of the change in the actuarial present value of the accrued pension benefits (under both our pension and pension restoration plans) for the NEO for the respective year. The aggregate amount attributable to all defined benefit and actuarial plans for each NEO in 2018 were: Mr. Sanchez: ($51,635); Mr. Garcia: ($22,192); Mr. Sensing: ($21,698) and Mr. Diez: ($13,493). Assumptions used to calculate these amounts are described under “Pension Benefits” beginning on page 54. No NEO realized above-market or preferential earnings on deferred compensation.

5	All Other Compensation for 2018 includes the following payments or accruals for each NEO:

	Year	Employer Contributions to the 401(k) Plan ($)(a)	Employer Contributions to the Deferred Compensation Plan ($)(a)	Premiums Paid Under the Supplemental Long-Term Disability Insurance Plan ($)	Premiums Paid for Executive Life Insurance ($)	Charitable Awards Programs ($)(b)	Perquisites ($)(c)
Robert E. Sanchez	2018	15,125	89,937	9,883	1,417	10,000	21,400
Art A. Garcia	2018	15,125	31,963	11,479	864	—	16,400
Dennis C. Cooke	2018	15,125	43,643	10,314	980	—	16,400
J. Steven Sensing	2018	15,125	32,604	10,804	797	—	16,400
John J. Diez	2018	15,125	32,012	9,284	797	—	16,400

(a)
As described under “Pension Benefits”, our NEOs are not accruing benefits under our pension plan and instead receive employer contributions into their 401(k) and deferred compensation accounts. Starting in 2016, a portion of the employer contribution to the 401(k) and deferred compensation plans will be made in a lump sum after the end of the calendar year to which the contribution relates. The amounts presented above paid into the 401(k) Savings Plan and the Deferred Compensation Plan reflect amounts contributed during the calendar year reported.

(b)
Mr. Sanchez is eligible to participate, as a member of our Board, in our Matching Gifts to Education Program which, for members of our Board, is limited to a maximum benefit of $10,000 per year. See "Director Compensation" on page 60. All other NEOs are eligible to participate in our Matching Gifts to Education Program which is available to all employees and limited to a maximum benefit of $1,000 per year.

(c)	Includes a car allowance and annual perquisite allowance. The value in this column reflects the aggregate incremental cost to us of providing each perquisite to the executive.

2018 GRANTS OF PLAN-BASED AWARDS
The following table reflects the three types of plan-based awards granted to our NEOs in 2018 under the Amended and Restated 2012 Equity and Incentive Compensation Plan (Equity Plan). For each NEO, the first row represents the range of payouts under the 2018 annual cash incentive awards, the second row represents the range of shares of common stock to be issued upon vesting of the PBRSRs granted as part of our 2018 LTIP, the third row represents stock options granted as part of our 2018 LTIP and the fourth row represents time-vested restricted stock granted as part of out 2018 LTIP.

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Executive Compensation

Name	Grant Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units (#)[3]	All Other Option Awards: Number of Securities Underlying Options (#)[4]	Exercise or Base Price of Option Awards ($/Sh)[5]	Grant Date Fair Value of Stock and Option Awards ($)[6]
			Threshold ($)	Target ($)	Maximum ($)	Threshold #	Target #	Maximum #
Robert E. Sanchez	ACIA	2/21/18	307,543	1,230,170	2,460,341
	PBRSR	2/21/18				5,998	42,923	79,686				3,148,166
	Options	2/21/18								77,407	74.72	1,230,369
	TVRSR	2/21/18							5,487			409,989
Art A. Garcia	ACIA	2/21/18	100,000	400,000	800,000
	PBRSR	2/21/18				1,711	12,386	23,102				908,202
	Options	2/21/18								22,656	74.72	360,113
	TVRSR	2/21/18							1,606			120,000
Dennis C. Cooke	ACIA	2/21/18	141,712	566,848	1,133,696
	PBRSR	2/21/18				1,894	13,810	25,834				1,012,444
	Options	2/21/18								25,488	74.72	405,127
	TVRSR	2/21/18							1,807			135,019
J. Steven Sensing	ACIA	2/21/18	115,330	461,319	922,638
	PBRSR	2/21/18				1,332	9,713	18,173				712,076
	Options	2/21/18								17,936	74.72	285,089
	TVRSR	2/21/18							1,271			94,969
John J. Diez	ACIA	2/21/18	115,330	461,319	922,638
	PBRSR	2/21/18				1,332	9,713	18,173				712,076
	Options	2/21/18								17,936	74.72	285,089
	TVRSR	2/21/18							1,271			94,969

1
For the ACIAs, the amounts reflect the range of potential payouts at threshold, target or maximum payout levels based on Company performance. The Committee has discretion to adjust amounts based on individual performance but in no event to exceed the maximum payout amount. The Committee did not exercise such discretion in determining the earned 2018 ACIAs for our NEOs. The 2018 ACIAs as earned by our NEOs are discussed in further detail under the heading “Earned 2018 Annual Cash Incentive Awards” on page 39 of the Compensation Discussion and Analysis.

2
These columns reflect the number of potential PBRSRs that can be earned under our 2018 LTIP at threshold, target and maximum performance. 2018 PBRSRs are earned based 50% on Ryder’s ROC/COC spread measured using the final year’s (2020) spread and 50% based on Ryder’s strategic revenue growth target based on Ryder’s three-year compound average growth rate over the three-year performance period. In addition, a TSR modifier is applied at the end of the performance period to adjust earned PBRSRs positively or negatively up to 15%. The 2018 PBRSRs can be earned from 0-200%.

The total PBRSR value also includes portions of PBRSRs granted in 2017 and 2016. Our 2017 and 2016 PBRSRs are earned based 50% on TSR and 50% on adjusted return on capital (ROC). The targets for ROC are set annually; therefore, the portion of the PBRSRs based on ROC for the one-year 2018 performance cycle (for each of our 2017 and 2016 awards) are probable (based on applicable accounting guidance) and included in the table for 2018.
All awards that have been earned at the end of each performance cycle will vest at the end of the three-year performance period, subject to Committee approval. See further discussion under the heading “2018 Long-Term Incentive Program (LTIP) Grants” on page 40 of the Compensation Discussion and Analysis.

3
Represents TVRSRs granted under our 2018 LTIP. The TVRSRs for all of the NEOs vest in three equal annual installments beginning on February 21, 2019. For a more detailed description of our TVRSR granting policies, see the sections entitled “2018 Long-Term Incentive Program (LTIP) Grants” on page 40 of the Compensation Discussion and Analysis.

4
Represents stock options granted under our 2018 LTIP. The stock options for all of the NEOs vest in three equal annual installments beginning on February 21, 2019. For a more detailed description of our stock options and stock option granting policies, see the sections entitled “2018 Long-Term Incentive Program (LTIP) Grants” on page 40 of the Compensation Discussion and Analysis.

5	The exercise price of the stock options granted in 2018 was set as the closing price of our common stock on the grant date, as reported by the NYSE, as required under the Equity Plan.

6
The grant date fair value of the stock and option awards is determined pursuant to the accounting guidance for stock compensation and represents the total amount that we will expense in our financial statements over the relevant vesting period. For information regarding the assumptions made in calculating the amounts reflected in this column, see note 22 to our audited consolidated financial statements, included in our Annual Report on Form 10-K for the year ended December 31, 2018.

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Executive Compensation

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2018

Options Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (1) ($)
	Exercisable	Unexercisable
Robert E. Sanchez	89,325	—	58.21	02/07/2023
	93,415	—	71.43	02/06/2024
	83,425	—	93.51	02/11/2025
	81,957	40,978 (2)	55.32	02/09/2026	18,313 (5)	881,771
	34,797	69,593 (3)	76.49	02/09/2027	10,429 (6)	502,156	10,720 (8)	516,168
	—	77,407 (4)	74.72	02/21/2028	0 (7)	—	54,870 (9)	2,641,991

Art A. Garcia	18,580	—	58.21	02/08/2023
	22,020	—	71.43	02/07/2024
	19,500	—	93.51	02/11/2025
	20,863	10,432 (2)	55.32	02/09/2026	4,658 (5)	224,283
	10,185	20,370 (3)	76.49	02/09/2027	3,052 (6)	146,954	3,138 (8)	151,095
	0	22,656 (4)	74.72	02/21/2028	0 (7)	—	16,060 (9)	773,289

Dennis C. Cooke	15,625	—	71.43	02/06/2024
	21,670	—	93.51	02/11/2025
	21,287	10,643 (2)	55.32	02/09/2026	4,753 (5)	228,857
	11,457	22,913 (3)	76.49	02/09/2027	3,434 (6)	165,347	3,530 (8)	169,970
	—	25,488 (4)	74.72	02/21/2028	0 (7)	—	18,067 (9)	869,926

J. Steven Sensing	2,490	—	71.43	02/06/2024
	11,920	—	93.51	02/11/2025
	7,450	7,450 (2)	55.32	02/09/2026	3,326 (5)	160,147
	8,064	16,126 (3)	76.49	02/09/2027	2,415 (6)	116,282	2,482 (8)	119,508
	—	17,936 (4)	74.72	02/21/2028	0 (7)	—	12,713 (9)	612,131

John J. Diez	2,573	—	58.21	02/07/2023
	6,695	—	71.43	02/06/2024
	13,000	—	93.51	02/11/2025
	9,980	7,450 (2)	55.32	02/09/2026	3,326 (5)	160,147
	8,064	16,126 (3)	76.49	02/09/2027	2,415 (6)	116,282	2,482 (8)	119,508
	—	17,936 (4)	74.72	02/21/2028	0 (7)	—	12,713 (9)	612,131

(1)	Based on a stock price of $48.15, which was the closing price of our common stock on December 31, 2018.

(2)	These stock options vest on February 10, 2019.

(3)	These stock options vest in two equal annual installments on February 10, 2019 and February 10, 2020.

(4)	These stock options vest in three equal annual installments on February 21, 2019, February 21, 2020 and February 21, 2021.

(5)
Represents PBRSRs that were granted in February 2016. These PBRSRs have been earned for the one-year period ending December 31, 2016 and the two-year period ending December 31, 2017, and will vest and be paid if the executive remains employed at the conclusion of the three-year performance cycle (January 1, 2016 through December 31, 2018), subject to Committee approval.

(6)
Represents PBRSRs that were granted in February 2017. These PBRSRs have been earned for the one-year period ending December 31, 2017, and will vest and be paid if the executive remains employed at the conclusion of the three-year performance cycle (January 1, 2017 through December 31, 2019), subject to Committee approval.

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(7)	There were no earned and unvested PBRSRs in 2018.

(8)
Represents PBRSRs that were granted in February 2017 and will vest if the applicable TSR or ROC threshold is met for the three-year period ending December 31, 2019, in accordance with the terms of the Long-Term Incentive Program. As metrics are currently tracking above target, amounts are calculated at maximum performance.

(9)
Represents PBRSRs that were granted in February 2018 and will vest based on performance and contingent upon continued service through the three-year performance period. 2018 PBRSRs are earned based 50% on Ryder’s ROC/COC spread measured using the final year’s (2020) spread and 50% based on Ryder’s strategic revenue growth target based on Ryder’s three-year compound average growth rate over the three-year performance period. In addition, a TSR modifier is applied at the end of the performance period to adjust earned PBRSRs positively or negatively up to 15%. The 2018 PBRSRs can be earned from 0-200%, and are represented in the column based on payout performance. As metrics are currently tracking above target, amounts are calculated at maximum performance.

2018 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards[1]
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Name	(#)	($)[2]	(#)[3]	($)[4]
Robert E. Sanchez	27,830	679,405	8,350	673,595
Art A. Garcia	6,825	158,272	1,950	157,307
Dennis C. Cooke	—	—	2,167	174,812
J. Steven Sensing	—	—	1,191	96,078
John J. Diez	6,520	159,992	1,297	104,629

1	These columns reflect restricted stock and PBRSRs previously awarded to the NEOs that vested during 2018.

2	Calculated based on the difference between the closing market price of Ryder common stock on the date of exercise and the exercise price of the option.

3
These amounts are net of shares withheld by Ryder to cover tax withholding obligations as follows: Mr. Sanchez, 3,283 shares; Mr. Garcia, 757 shares; Mr. Cooke, 519 shares; Mr. Sensing, 482 shares and Mr. Diez, 428 shares.

4	Calculated based on the closing market price of Ryder common stock on the vesting date.

PENSION BENEFITS
We maintain a legacy Retirement Plan (pension plan) and Benefit Restoration Plan (pension restoration plan) for regular full-time employees other than those employees who are covered by plans administered by labor unions and certain other non-exempt employees. Effective December 31, 2007, the pension and pension restoration plans were frozen for all plan participants other than those who were eligible to continue to participate (based on age and tenure) and elected to do so. As a result, for those employees who were not eligible, or did not elect, to continue to participate, benefits ceased accruing under the defined benefit plans after December 31, 2007. All retirement benefits earned and accrued as of December 31, 2007 are fully preserved, continue to be subject to the applicable vesting schedule, and will be paid in accordance with the plans and applicable legal requirements. No employees hired or rehired after January 1, 2007 are eligible to participate in the pension or pension restoration plans.
Effective January 1, 2008, employees who were no longer eligible to continue to earn benefits in the pension plan were automatically transitioned to an enhanced 401(k) plan and a non-elective deferred compensation plan (if eligible) for their retirement benefits.
The 401(k) plan provides that employees hired or rehired prior to January 1, 2016 will receive: (1) a Company contribution equal to 3% of eligible pay, subject to a vesting schedule; and (2) a 50% Company match of employee contributions of up to 5% of eligible pay, subject in each case to IRS limits. Employees hired or rehired on or after January 1, 2016 will receive a 50% Company match of employee contributions of up to 6% of eligible pay, subject to IRS limits. Our deferred compensation plan provides for Company contributions in excess of the applicable IRS limitations under the 401(k) plan. Employees eligible for Ryder contribution enhancements in the 401(k) plan are also eligible for the enhancements in the deferred compensation plan provided they meet the eligibility requirements under the deferred compensation plan.
Based on their age and tenure with Ryder, Mr. Sanchez, Mr. Garcia, Mr. Sensing and Mr. Diez did not meet the eligibility requirements to continue accruing benefits under the pension and pension restoration plans, and, as such, their pension benefits were frozen and each is now entitled to the enhanced benefits under the 401(k) plan and deferred compensation plans. Mr. Cooke was hired after January 1, 2007 and, therefore, was not eligible to participate in the pension or pension restoration plans. Mr. Cooke is entitled to the enhanced benefits under the 401(k) plan and deferred compensation plans.
Benefits payable under the pension plan are based on an employee’s career earnings with us and our subsidiaries. At the normal retirement age of 65, a participant is entitled to a monthly pension benefit payable for life. The annual pension benefit, when paid

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in the form of a life annuity with no survivor’s benefits, is generally equal to the sum of 1.45% of the first $15,600 of total compensation received during each calendar year that the employee is eligible to participate in the plan, plus 1.85% of the excess over $15,600. The only elements of compensation considered in applying the payment and benefits formula are, to the extent applicable: eligible salary, annual cash incentive award, overtime, vacation and commission.
Pension plan benefits vest at the earlier of the completion of five years of credited service or upon reaching age 65. If a participant is over age 55 and has more than ten years of continuous credited service, he or she is eligible to retire with an unreduced benefit at age 62. In the event of a change of control, all participants will be fully vested and the term “accrued benefit” will include the value of early retirement benefits for any participant age 45 or older or with ten or more years of service. These benefits are not subject to any reduction for Social Security benefits or other offset amounts. An employee’s pension benefits may be paid in certain alternative forms having actuarially equivalent values.
The maximum annual benefit under a qualified defined benefit pension plan is currently $215,000 beginning at the Social Security retirement age. The pension restoration plan covers those pension plan participants whose benefits are reduced by the Internal Revenue Code or other United States laws and are eligible to participate in the pension restoration plan. A participant in the pension restoration plan is entitled to a benefit equaling the difference between the amount of benefits the participant is entitled to receive without the reductions and the amount of benefits the participant is entitled to receive after the reductions.
The following table sets forth the present value of the accumulated benefits for the NEOs assuming they retire at the unreduced early retirement age of 62 and have ten years of continuous service, and using interest rate and mortality rate assumptions consistent with those used in our financial statements. For information regarding interest rate and mortality rate assumptions, see the section entitled “Employee Benefit Plans” in note 22 to our audited consolidated financial statements, included in our Annual Report on Form 10-K for the year ended December 31, 2018. None of our NEOs received any payments under the pension plans in 2018.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)
Robert E. Sanchez	Retirement Plan (Frozen)	26	387,778
	Benefit Restoration Plan (Frozen)	26	361,074
Art A. Garcia	Retirement Plan (Frozen)	21	353,329
	Benefit Restoration Plan (Frozen)	21	203,498
Dennis C. Cooke	Retirement Plan (Not eligible)	0	—
	Benefit Restoration Plan (Not eligible)	0	—
J. Steven Sensing	Retirement Plan (Frozen)	26	257,211
	Benefit Restoration Plan (Frozen)	26	7,970
John J. Diez	Retirement Plan (Frozen)	17	121,134
	Benefit Restoration Plan (Frozen)	17	6,463

2018 NONQUALIFIED DEFERRED COMPENSATION
We maintain a deferred compensation plan for certain employees, including our NEOs, pursuant to which participants may elect to defer receipt of their cash compensation (base salary, commissions and annual cash incentive award only). Any deferred amounts are part of our general assets and are credited with hypothetical earnings based on several hypothetical investment options selected by the employee. The compensation may be deferred until the earlier to occur of a fixed date or separation of employment due to retirement, disability or removal, and is payable in a lump sum or in installments for a period ranging from two to fifteen years as elected in advance by the executive. Upon a change of control, all deferred amounts will be paid immediately in a lump sum. Our current deferred compensation plan does not provide for above-market or preferential earnings. As described above under “Pension Benefits”, in 2018, Mr. Sanchez, Mr. Garcia, Mr. Sensing and Mr. Diez were not eligible to continue accruing benefits under the pension and pension restoration plans and Mr. Cooke was never eligible to accrue benefits under such plans. Where IRS limitations prevented the Company from making a match on savings in the 401(k) plan at the same percentage that other employees receive, the Company deposited a match into such NEOs deferred compensation account. A description of these benefits is included under “Pension Benefits” above. None of our NEOs received any distributions under the deferred compensation plan in 2018.

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	Executive Contributions in Last Fiscal Year	Employer Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Balance at Last Fiscal Year End
Name	($)	($)[1]	($)[2]	($)
Robert E. Sanchez	300,038	89,937	(223,691)	3,274,847
Art A. Garcia	51,369	31,963	(52,814)	857,796
Dennis C. Cooke	283,413	43,643	(88,329)	1,344,985
J. Steven Sensing	129,304	32,604	(36,465)	682,829
John J. Diez	28,455	32,012	(22,898)	252,089

1	The amounts reflected in this column were reported as compensation to the NEOs in our Summary Compensation Table for 2018.

2
Aggregate earnings on deferred compensation included in this column were not reported as compensation to the NEOs in our Summary Compensation Table for 2018. The negative aggregate earnings for each NEO are attributable to negative rate of return due to market performance.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
The severance benefits for executive leadership team members, including each of the NEOs, are provided under individual severance agreements. The severance benefits for all other officers are provided under Ryder’s Executive Severance Plan.
On September 25, 2018, the Company announced that Art A. Garcia, the Company’s Executive Vice President and Chief Financial Officer, will be retiring from the Company on April 30, 2019 ("Retirement Date"). In consideration of Mr. Garcia's agreement to serve as the Company’s Chief Financial Officer until a successor commences employment and thereafter provide advisory services to the Company, Mr. Garcia will continue to receive his current base salary and remain a participant in the Company’s benefits plans and programs until his Retirement Date. Mr. Garcia also remained eligible to earn his annual bonus for 2018, which was paid in the first quarter of 2019. In addition, due to the fact that Mr. Garcia agreed to serve the Company through March 1, 2019, he will receive the benefits under his Severance Agreement payable upon an Involuntary Termination without Cause not due to a Change of Control.
Voluntary Termination and Termination for Cause
In the event an NEO voluntarily terminates his employment with us, or is terminated for cause (as defined below), the NEO will not be entitled to receive any severance payments under the terms of his severance agreement. The NEO will retain any accrued compensation and benefits to the extent vested. In the event of voluntary termination only, all unvested equity awards will be canceled and the NEO will have three months from the date of termination to exercise any vested stock options. In the event of termination for cause only, all equity awards, vested and unvested, will be canceled.
Termination for Death, Disability or Retirement
Cash and Benefits. In the event an NEO retires, he will be entitled to receive any accrued compensation and benefits to the extent such benefits have vested, including under our pension and pension restoration plans, as described in more detail under the heading “Pension Benefits”. In the event of death, the NEO’s beneficiaries would receive benefits under the executive life insurance policies we maintain on his behalf, these benefits are equal to three times the NEO’s current base salary up to an aggregate of $3.0 million. In addition, welfare benefits (health, dental, vision and prescription) are extended for 60 days for covered beneficiaries, the total cost of which would range from approximately $969 to $2,451, depending on the NEO’s coverage and number of covered family members. In the event of disability, the NEO would be entitled to any amounts paid under our disability insurance policies, including the supplemental long-term disability we maintain for executive officers (as described under “Retirement and Welfare Benefits and Perquisites” in the Compensation Discussion and Analysis). Upon death or disability, the NEO (or his beneficiary) would also be entitled to a pro-rata payment under our annual cash incentive award program.
Stock Options. Upon death or retirement, all vested stock options will remain exercisable for the remainder of the term of the option and all unvested stock options will be canceled. Upon disability, all vested stock options will remain exercisable for the remainder of the term of the option and all unvested stock options will continue to vest for a period of three years following disability. As of December 31, 2018, there is no intrinsic value associated with the stock options that will continue to vest upon disability (calculated based on the difference between the exercise price of the options and the closing market price of our stock on December 31, 2018).
TVRSRs, PBRSRs and PBCAs. Upon death, disability or retirement, a pro-rata portion of any TVRSRs will vest and the underlying common stock will be distributed to the executive (or his or her beneficiary, in the event of death). In addition, if the performance condition for any PBRSRs or PBCAs is met, a pro-rata portion of the PBRSRs and PBCAs will vest and the underlying common stock and cash will be distributed to the executive (or his or her beneficiary, in the event of death) when

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distribution to all other participants occurs. The fair market value of the pro-rata number of TVRSRs plus the value of the PBCAs that the executives would have been provided had the death, disability or retirement occurred on December 31, 2018 and assuming, with respect to the PBRSRs and PBCAs, that the performance condition is met, is as follows: Mr. Sanchez, $2,656,207; Mr. Garcia, $726,496; Mr. Cooke, $781,711; Mr. Sensing, $653,665 and Mr. Diez, $548,773.
Involuntary Termination without Cause and Termination Following a Change of Control
An NEO is entitled to the following severance benefits if we terminate his employment without Cause (as defined below) or if, within two years after a Change of Control, we terminate his employment without Cause, or the executive terminates his employment for Good Reason (as defined below).
Cash. The NEO will receive cash severance as follows:

Involuntary Termination Without Cause:	Qualifying Termination following Change of Control:
s salary continuation for the applicable severance period (30 months for the CEO and 18 months for all other NEOs);	s lump sum payment equal to the NEO's eligible base salary on the date of termination times the applicable salary multiple (3x for the CEO and 2x for all other NEOs);
s pro-rata cash payment under the applicable annual cash incentive awards based on actual performance in the year of termination; and	s pro-rata cash payment under the applicable annual cash incentive awards based on actual performance in the year of termination; and
s  severance payment equal to 2.5x for the CEO and 1.5x for all other NEOs of the average amounts actually paid to the NEO under the annual cash incentive award for the three-year period preceding the year of termination.

s  annual cash incentive award equal to the target annual cash incentive award amount (based on the NEO's base salary on the date of termination) for the relevant period times the applicable annual cash incentive award multiple (3x for the CEO and 2x for all other NEOs).

Also upon a termination without Cause or if the executive terminates his employment for Good Reason, in each case within two years after a Change of Control, an NEO is entitled to immediate vesting and payment of any deferred compensation amounts, immediate payment of any accrued benefits under our pension restoration plan and additional benefits under our pension plan (as previously described under "Pension Benefits").
Equity Awards.  Upon an involuntary termination without Cause, (i) an NEO's vested stock options are exercisable until three months after the end of the relevant severance period and all unvested stock options are canceled and (ii) all unvested TVRSRs and PBRSRs and PBCAs (whether or not earned) will be forfeited. Upon a Change of Control, our Equity Plan provides for single-trigger accelerated vesting (i.e., vesting upon a Change of Control) of outstanding equity awards and PBCAs granted prior to May 6, 2017 and double-trigger accelerated vesting (i.e., vesting upon the occurrence of a Change in Control and termination of the NEO's employment without Cause or for Good Reason and upon or within twenty-four months following the Change in Control (as each is defined in the Equity Plan)) of awards granted on or after May 6, 2017. In 2017, the Committee discontinued the granting of PBCAs.
Key Defined Terms.  Following are key terms defined in the NEO severance agreements:
▶ “Cause” generally means (i) an act of fraud, misappropriation, or embezzlement; (ii) conviction of any felony; (iii) conviction of a misdemeanor involving moral turpitude; (iv) willful failure to report to work for more than 30 days; (v) willful failure to perform duties; (vi) material violation of Ryder’s Principles of Business Conduct; (vii) any other activity that would constitute cause under such agreements. Items (vi) and (vii) are not included in the definition of Cause for purposes of providing severance upon a Change of Control.
▶ “Change of Control” generally means the acquisition of 30% or more of the combined voting power of our common stock; a majority change in the composition of our Board; any reorganization, merger or consolidation that results in more than a 50% change in the share ownership of our common stock, the acquisition of 30% or more of the voting power of our common stock by one person or a majority change in the composition of the Board; our liquidation or dissolution; or a sale of substantially all of our assets.
▶ “Good Reason” generally means a material reduction in compensation; transferring the NEO more than 50 miles; failure to obtain a successor’s agreement to honor the NEO severance agreement; failure to pay certain Change of Control severance benefits into a trust; termination of employment not done in accordance with the NEO severance agreement; or any material change in duties or any other material adverse change in the terms and conditions of the NEO’s employment (but specifically does not include a change in title or reporting relationship).
Restrictive Covenants and Other Provisions. The NEO severance agreements contain standard confidentiality, non-competition, non-solicitation, non-disparagement and release provisions that are applicable to all termination scenarios described above. The duration of the restriction on non-competition and non-solicitation covenants remains in effect for the longer of (i) twelve months following the NEO's termination date or (ii) the applicable severance period (which shall be a period of one and one-half years

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(two and one-half years for the CEO) upon an involuntary termination without Cause and two years (three years for the CEO) upon termination following a Change of Control). The restrictions on confidentiality and non-disparagement remain in effect indefinitely. The NEO must execute the release and abide by all restrictions in order to receive all applicable payments and benefits. Such agreements also provide that Ryder will reduce (but not below zero) the aggregate present value of the payments under the agreement to an amount that would not cause any payment to be subject to the excise tax under Section 4999 of the Internal Revenue Code, if reducing the payments under the agreement would provide the executive with a greater net after-tax amount than would be the case if no reduction was made. In the event of any termination, the NEO will also be entitled to:

•
continuation of all medical, dental, prescription and vision insurance plans and programs until the earlier of the end of the applicable severance period (which shall be a period of one and one-half years (two and one-half years for the CEO) upon an involuntary termination without Cause and two years (three years for the CEO) upon termination after a Change of Control), the date COBRA continuation coverage is canceled or the date the NEO is eligible to receive benefits from another employer;

•	continuation of executive life and supplemental disability insurance until the end of the relevant severance period; and

•
outplacement services under a Company-sponsored program until the earlier of (i) twenty-four months after the NEO's termination date (thirty-six months for the CEO); (ii) the date on which the NEO obtains another full-time job; (iii) the date on which the NEO becomes self-employed; and (iv) the date on which the NEO has received all services or benefits due under the applicable program.

Estimated Severance and Change of Control Severance Benefits as of December 31, 2018
The estimated payments and benefits that would be provided to each NEO as a result of involuntary termination without Cause or the occurrence of a Change of Control under our NEO severance agreements are set forth in the table below. Calculations for this table are based on: (1) the triggering event taking place on December 31, 2018 and (2) a common stock price of $48.15, the closing price on December 31, 2018.

		Triggering Event
Name	Compensation Components	Involuntary Termination without Cause ($)	Change of Control without Termination ($)	Change of Control with Qualifying Termination ($)
Robert E. Sanchez	Cash Severance[1]	5,875,419	—	7,079,750
	Intrinsic Value of Equity[2]	—	4,784,523	4,784,523
	Retirement Benefits[3]	—	21,052	21,052
	Welfare Benefits[4]	48,991	—	58,789
	Outplacement[5]	15,000	—	15,000
	Total Benefit to Employee	5,939,410	4,805,575	11,959,114
Art A. Garcia	Cash Severance[1]	1,671,668	—	2,075,249
	Intrinsic Value of Equity[2]	—	1,347,464	1,347,464
	Retirement Benefits[3]	—	17,829	17,829
	Welfare Benefits[4]	19,719	—	26,292
	Outplacement[5]	15,000	—	15,000
	Total Benefit to Employee	1,706,387	1,365,293	3,481,834
Dennis C. Cooke	Cash Severance[1]	2,182,158	—	2,687,034
	Intrinsic Value of Equity[2]	—	1,478,870	1,478,870
	Retirement Benefits[3]	—	—	—
	Welfare Benefits[4]	29,715	—	39,620
	Outplacement[5]	15,000	—	15,000
	Total Benefit to Employee	2,226,873	1,478,870	4,220,524
J. Steven Sensing	Cash Severance[1]	1,728,727	—	1,520,112
	Intrinsic Value of Equity[2]	—	1,406,572	1,406,572
	Retirement Benefits[3]	—	436	436
	Welfare Benefits[4]	33,167	—	44,222
	Outplacement[5]	15,000	—	15,000
	Total Benefit to Employee	1,776,894	1,407,008	2,986,342
John J. Diez	Cash Severance[1]	1,739,435	—	1,955,341
	Intrinsic Value of Equity[2]	—	1,039,283	1,039,283
	Retirement Benefits[3]	—	304	304
	Welfare Benefits[4]	29,715	—	39,620
	Outplacement[5]	15,000	—	15,000
	Total Benefit to Employee	1,784,150	1,039,587	3,049,548

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1
Cash severance includes: (1) base salary, (2) pro-rata cash payment under the annual cash incentive awards, (3) in the case of involuntary termination without Cause, a payment equal to a multiple of the average payout amounts under the annual cash incentive awards for the previous three years, and (4) in the case of Change of Control with termination, a payment equal to a multiple of the target annual cash incentive award, all as described above. In the event of involuntary termination without Cause, base salary is paid over time in accordance with usual payroll practices and the annual cash incentive award is paid in a lump sum shortly after termination. In the event of termination in connection with a Change of Control, all payments are made in a lump sum shortly after termination. Timing and payment of cash severance is subject in all respects to Section 409A of the Internal Revenue Code.

2
Upon a Change of Control, the intrinsic value of equity reflects the intrinsic value of the accelerated equity. In each case, the amounts are calculated using the closing price of our common stock on December 31, 2018 ($48.15), and includes stock options, restricted stock, PBRSRs, and PBCAs.

3
This amount reflects the incremental increase in value resulting from the acceleration of the vesting of the pension restoration plan in the event of a Change of Control (whether or not there is a termination of employment), plus, in the event of a termination in connection with a Change of Control, the value of the early retirement subsidy in our pension plan. Assumed retirement age is the later of age 55 or the executive's age on December 31, 2018. See "Pension Benefits" above for more information.

4
Amounts are based on the current cost to us of reimbursing the named executive for the premiums paid for their current health, dental and prescription insurance coverage during the severance period as described above. The reimbursement is included in the earnings of the executive and subject to all applicable taxes.

5	Amounts reflect the cost of outplacement services provided under a Company-sponsored program.

PAY RATIO

As required by SEC rules, we are providing the following information about the relationship of the annual total compensation of our employees to that of Robert E. Sanchez, our Chief Executive Officer (our “CEO”).

The 2018 annual total compensation of the median employee identified by the Company (as described below) was $44,769, and the 2018 annual total compensation of our CEO was $7,351,625. Based on this information, for 2018, the ratio of the annual total compensation of our CEO to the median annual total compensation of all employees was 164 to 1.
To identify the median employee, we began with our employee population (comprising both full-time and part-time employees) as of December 31, 2018, which consisted of approximately 40,340 individuals, with 82.4% employees located in the United States and 17.6% located outside of the United States (refer to Item 1, Business, in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 21, 2019).
We then excluded certain non-U.S. employees-all 282 employees from Singapore and all 5 employees from Germany as permitted by an exemption under SEC rules that allows for exclusion of employees in countries outside of the United States where a small number of our employees are located. After this exemption, our employee population as of December 31, 2018 consisted of approximately 40,053 individuals. We then identified the median employee using total cash compensation for this population (excluding our CEO) for the 12-month period ending December 31, 2018 comprising (1) base pay, (2) actual annual bonus, (3) commissions and (4) other cash payments including car allowance, perquisites, tuition reimbursement and an executive allowance. We did not annualize compensation for any employees, including employees that were not employed by us for all of 2018.
After identifying the median employee as a full-time, salaried employee located in the United States, we calculated this employee’s 2018 annual total compensation based on the Summary Compensation Table rules used for our NEOs.
As required by the SEC rules, we are using Summary Compensation Table data to calculate the pay ratio. However, as explained in the "Understanding the Impact of LTIP Plan Design Changes in the Summary Compensation Table" on page 41, the resulting ratio is higher due to an increase in our CEO's Stock Award compensation. In fact, this increase is primarily due to the manner in which the Stock Award value is calculated for 2018 due to our change in the length of our performance targets. In 2018, we moved from one-year performance targets to three-year performance targets which required us to include in the 2018 Stock Award column, the value of the full three-year stock award made in 2018 as well as a portion of the award made in 2016 and 2017 awards that relate to 2018. The total value of the 2018 LTIP award granted to our CEO was unchanged from the 2017 LTIP award.

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Director Compensation

DIRECTOR COMPENSATION
Description of Director Compensation Program
The key objective of the compensation program for our Board is to align the interests of the Board with the interests of our shareholders. In addition, our Board compensation program is designed to attract directors who have the necessary skills, experience and character to fulfill their responsibilities, to enhance long-term value for our shareholders and to ensure the continuity and vitality of our Company. Directors who are employees receive no compensation or benefits for service on the Board other than the right to participate in our Matching Gifts to Education Program at the Board level.

Our non-employee directors received the following compensation during 2018:
•	an annual Board retainer of $65,000, payable in January of each year;
•	an annual committee retainer of $35,000, payable in May of each year;
•	an annual grant of $135,000 in restricted stock units (RSUs), made on the date of our Annual Meeting of shareholders;
•	a Board or committee meeting attendance fee of $1,000 for each additional Board or committee meeting attended in excess of eight Board meetings or eight committee meetings, payable in December;
•	a committee chair retainer, payable in May, to each of the Chairs of the Finance and Governance Committees ($10,000), the Compensation Committee ($15,000) and the Audit Committee ($20,000); and
•	an annual retainer of $25,000 to the Board's Lead Independent Director, payable in May.

The number of RSUs granted is based on the closing price of Ryder common stock on the date of grant. The first RSU grant received upon joining the Board vests after the director's first year of service. Thereafter, the RSUs vest upon grant. Commencing in 2018, RSU awards are delivered upon vesting following a director’s initial year of service on the Board. Directors may not sell any shares delivered in respect of RSUs unless they have satisfied the director stock ownership requirements, as explained on page 62. RSUs granted during a director's initial year of service, or RSUs deferred until on or after separation from the Board, will receive dividend equivalents, which will be reinvested through our Dividend Reinvestment Program. RSUs vesting immediately upon grant will receive dividends upon terms consistent with all other shareholders. Upon the occurrence of a change in control, as defined in the relevant plan documents, all outstanding RSUs will be delivered to the director in a lump sum.

Directors are given the option to receive all or any portion of their annual Board and committee retainer in Ryder common stock. As part of our deferred compensation plan, directors have the option of deferring receipt of their annual Board and committee retainers, and excess meeting fees. We do not pay above-market or preferential earnings on compensation deferred by the directors. Directors are not eligible to participate in our pension plan or 401(k) plan.
We maintain a legacy Directors’ Charitable Awards Program pursuant to which each director elected prior to January 1, 2005 may designate up to two charitable organizations to which we will contribute an aggregate of $500,000 in ten annual installments in the director’s name following the director’s death. The program is currently funded with the proceeds of insurance policies and the directors obtain no personal financial benefits from the program. Three of our directors, Mr. Berra, Mr. Tookes and Ms. A. Smith were elected prior to January 1, 2005 and currently participate in the program. Directors may also participate in our Matching Gifts to Education Program (available to all employees), under which we match a director’s contributions to eligible educational institutions up to a maximum of $10,000 per year (employees are limited to a maximum of $1,000 per year).
Our Compensation Committee conducts a comprehensive review and evaluation of our compensation package for non-employee directors annually, including a review of a compensation pay analysis provided by Frederic W. Cook. Based on the analysis provided by Frederic W. Cook, the Compensation Committee approved an increase of $10,000 payable in RSUs commencing in 2019.

2018 DIRECTOR COMPENSATION
The table below sets forth the total compensation received by our non-employee Board members in 2018. The amounts in the “Stock Awards” column below represent the aggregate grant date fair value, computed in accordance with the accounting guidance for stock compensation, of (1) RSUs granted to the directors in 2018 and (2) RSUs awarded as dividend equivalents in 2018.

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Name	Fees Earned or Paid in Cash ($)[1,2,3]	Stock Awards ($)[4,5]	All Other Compensation ($)[6]	Total ($)
John M. Berra	100,000	179,624	10,000	289,624
Robert J. Eck	100,000	156,358	10,000	266,358
Robert A. Hagemann	121,000	146,039	2,000	269,039
Michael F. Hilton	100,000	153,088	—	253,088
Tamara L. Lundgren	101,000	149,263	10,000	260,263
Luis P. Nieto, Jr.	110,000	170,272	10,000	290,272
David G. Nord	89,166	137,332	—	226,498
Abbie J. Smith	101,000	182,066	—	283,066
E. Follin Smith	115,000	175,155	9,353	299,508
Dmitri L. Stockton	89,166	137,332	10,000	236,498
Hansel E. Tookes, II	136,000	183,125	10,000	329,125

1	Includes an annual Board retainer of $65,000 plus an annual committee retainer of $35,000.

2	Includes Committee Chair fees as follows: Mr. Hagemann, $20,000; Mr. Nieto, $10,000; Ms. E. Smith, $15,000; Mr. Tookes, $10,000; and Lead Independent Director fees of $25,000 for Mr. Tookes.

3	This column includes additional meeting fees paid to members of the Board as follows: Mr. Hagemann, $1,000; Ms. Lundgren, $1,000; Ms. A. Smith, $1,000; and Mr. Tookes, $1,000.

4
Includes the aggregate grant date fair value of outstanding awards and dividends computed in accordance with the accounting guidance for stock compensation granted to directors in 2018 in the following amounts:

Name	Outstanding Stock Awards ($)	Dividend in Stock ($)
John M. Berra	134,982	44,642
Robert J. Eck	134,982	21,376
Robert A. Hagemann	134,982	11,057
Michael F. Hilton	134,982	18,106
Tamara L. Lundgren	134,982	14,282
Luis P. Nieto, Jr.	134,982	35,290
David G. Nord	134,982	2,350
Abbie J. Smith	134,982	47,084
E. Follin Smith	134,982	40,173
Dmitri L. Stockton	134,982	2,350
Hansel E. Tookes, II	134,982	48,143

5	The following table sets forth each director's outstanding stock awards as of December 31, 2018:

Name	Outstanding Stock Awards
John M. Berra	31,475
Robert J. Eck	14,873
Robert A. Hagemann	8,606
Michael F. Hilton	12,623
Tamara L. Lundgren	9,659
Luis P. Nieto, Jr.	23,757
David G. Nord	2,041
Abbie J. Smith	35,564
E. Follin Smith	27,580
Dmitri L. Stockton	2,041
Hansel E. Tookes, II	33,927

6	Reflects benefits under the Company's Matching Gifts to Education program.

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Director Compensation

Director Stock Ownership Requirements
To further align the interests of our directors and shareholders, our directors are expected to own Ryder common stock or common stock equivalents (including any vested or unvested RSUs) pursuant to stock ownership requirements. In 2018, the Board increased the stock ownership requirements for directors from five times such director's total annual cash Board and Committee retainer to six times the total annual cash Board and Committee retainer, based on a five-year rolling average stock price. The ownership requirements must be proportionately satisfied within five years of the director’s election to the Board. As of December 31, 2018, all directors were in compliance with these stock ownership requirements.

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Advisory Vote on Executive Compensation (Proposal 3)

PROPOSAL NO. 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are providing shareholders with an advisory vote on executive compensation, or Say on Pay, as required pursuant to the Dodd-Frank Act.
The Say on Pay vote is a non-binding vote on the compensation of our NEOs, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in this proxy statement.  The Dodd-Frank Act requires us to hold the Say on Pay vote at least once every three years. Following the recommendation of our shareholders at our 2017 Annual Meeting of Shareholders, our Board has chosen to hold the Say on Pay vote every year.
We encourage you to read the Compensation Discussion and Analysis to learn more about our executive compensation programs and policies and the changes we have made over the last few years. The Board believes that its 2018 compensation decisions and changes to our executive compensation programs reflect the Company's commitment to being responsive to shareholder input and to pay for performance, support the Company's ability to sustain long-term growth while accounting for sound risk management and align the interests of our executives with those of our shareholders by emphasizing variable, at-risk compensation largely tied to measurable performance goals.
Although this Say on Pay vote on executive compensation is non-binding, we value highly input from and engagement with our shareholders. The Board and the Compensation Committee will review the results of this 2019 vote and, consistent with our record of shareholder engagement, take the outcome of the vote into account when determining future executive compensation arrangements. Shareholders are therefore asked to vote for the following resolution:
RESOLVED, that the shareholders of Ryder approve, on an advisory basis, the compensation of Ryder’s NEOs, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in Ryder’s 2019 Annual Meeting proxy statement.
The Board recommends a vote FOR adoption of the resolution approving the compensation of our NEOs, as described in the Compensation Discussion and Analysis section and related tabular and narrative disclosure set forth in this proxy statement.

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Approval of 2019 Equity and Incentive Compensation Plan (Proposal 4)

PROPOSAL NO. 4
APPROVAL OF 2019 EQUITY AND INCENTIVE COMPENSATION PLAN

Background

On February 8, 2019, the Board of Directors approved the 2019 Equity and Incentive Compensation Plan (2019 Plan), subject to shareholder approval, and accordingly, the Board of Directors directed that the 2019 Plan be submitted to the Company’s shareholders for approval at the Annual Meeting.
The Company believes that it is important to deliver a significant portion of executive compensation in the form of the equity of the Company. This is one element of our incentive compensation programs that is designed to align the interests of executives and shareholders. We last sought shareholder approval to increase the number of shares available for grant under our equity compensation plan in 2016. Following the grant of 2019 annual awards, this pool will be largely exhausted. We are therefore seeking shareholder approval of a new pool of 4,300,000 shares under the new 2019 Plan, which we anticipate will be sufficient for equity grants over the next two to three years.

The 2019 Plan is a new equity compensation plan for our directors, officers and other employees. It is intended that the 2019 Plan will replace our 2012 Equity and Incentive Compensation Plan (2012 Plan), which does not have sufficient shares available for continued equity awards to our employees after the annual 2019 award. If the 2019 Plan is approved by our shareholders, no further awards will be granted under the 2012 Plan, and awards outstanding under the 2012 Plan will remain outstanding in accordance with their terms and the 2012 Plan. In addition to the 2012 Plan, we have two equity plans for our directors, the Directors Stock Award Plan (the Stock Award Plan) and the Directors Stock Plan. If the 2019 Plan is approved by our shareholders, no further awards will be granted under the Stock Award Plan, and outstanding awards under the Stock Award Plan will remain outstanding in accordance with their terms and the Stock Award Plan. Our Directors Stock Plan was previously frozen, and, therefore, no new awards may be made under our Directors Stock Plan regardless of whether the 2019 Plan is approved. Outstanding awards under the Directors Stock Plan will remain outstanding in accordance with their terms and the terms of the Directors Stock Plan.

Shareholder approval of the 2019 Plan is being sought in order to (i) meet NYSE listing requirements and (ii) allow for incentive stock options to meet the requirements of the Internal Revenue Code of 1986, as amended.

The 2019 Plan will enable the Company to continue its compensation program that is intended to attract, motivate and retain experienced, highly-qualified directors of the Company and officers and other employees of the Company and its subsidiaries who will contribute to the Company’s financial success, and will align the interests of the directors of the Company and officers and other employees of the Company and its subsidiaries with those of its shareholders through the ability to grant a variety of awards. The 2019 Plan will serve as the umbrella plan for our stock-based incentive compensation programs for directors of the Company and officers and other employees of the Company and its subsidiaries.

The approval of the 2019 Plan will not affect the Company’s ability to make stock-based awards outside of the 2019 Plan to the extent consistent with applicable law and stock exchange rules. It also does not govern the Company’s stock accumulation programs made available through the Company’s Stock Purchase Plan for Employees and 401(k) Savings Plan. As noted above, if the 2019 Plan is approved by our shareholders, no further awards will be granted under the 2012 Plan or the Stock Award Plan.

If the 2019 Plan is not approved by our shareholders at the Annual Meeting, we will continue to be able grant awards under the 2012 Plan and the Stock Award Plan, but, as of February 22, 2019, 2,967,277 shares will be will be available for grant under the 2012 Plan and 62,364 shares will be available for grant under the Stock Award Plan, in each case subject to adjustment in accordance with the terms of the applicable plan.

Determination of Shares to be Available for Issuance
Based on the number of shares subject to outstanding grants under the 2012 Plan as of February 22, 2019, 2,967,277 shares remain available for grant under the 2012 Plan, subject to adjustment as described below. The Board of Directors and its Compensation Committee believe that attracting and retaining directors, officers and other employees of high quality has been and will continue to be essential to the Company’s growth and success. Consistent with this view, the Board of Directors and its Compensation Committee believe that the number of shares available for issuance under the 2012 Plan is not sufficient for future grants in light of our compensation structure and strategy.

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Approval of 2019 Equity and Incentive Compensation Plan (Proposal 4)

If this Proposal 4 is approved by the Company’s shareholders at the Annual Meeting, the maximum aggregate number of shares that may be issued under the 2019 Plan will not exceed 4,300,000. In addition, and subject to adjustment, shares subject to outstanding awards under the 2012 Plan that terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised, vested or paid in shares after the effective date of the 2019 Plan (Effective Date) will be added to the share reserve under the 2019 Plan (up to a maximum of 3,104,702 shares).
The number of shares of Company common stock reserved for issuance under the 2019 Plan will be reduced on a one- for-one basis for each share of stock issued under the 2019 Plan pursuant to a stock option or stock appreciation right and will be reduced by a fixed ratio of two shares for each share of stock issued under the 2019 Plan pursuant to a stock award or stock unit. For example, if shares are issued pursuant to an award of 1,000 stock units, the share reserve under the 2019 Plan will be reduced by 2,000 shares. To the extent that shares subject to outstanding awards other than stock options or stock appreciation rights under the 2012 Plan are added to the share reserve under the 2019 Plan, for each share subject to such award, two shares will be added to the share reserve under the 2019 Plan, and for shares subject to stock options or SARs under the 2012 Plan that are added to the share reserve under the 2019 Plan, for each share subject to such award, one share shall be added to the share reserve. Any shares subject to outstanding awards under the Stock Award Plan or the Directors Stock Plan that are terminated, forfeited or canceled, will not be added back in to the share authorization of the 2019 Plan.
When deciding on the number of shares to be available for awards under the 2019 Plan, the Board of Directors considered a number of factors, including the number of shares currently available under the 2012 Plan, the Company’s past share usage (“burn rate”), the number of shares needed for future awards, a dilution analysis, the current and future accounting expenses associated with the Company’s equity award practices, and input from a shareholder advisory firm.
Dilution Analysis
As of February 22, 2019, the Company’s capital structure consisted of 53,480,280 shares of common stock outstanding. The proposed share authorization is a request for 4,300,000 shares to be available for awards under the 2019 Plan. If the 2019 Plan is approved, no additional awards will be granted under the 2012 Plan or the Stock Award Plan. As of February 22, 2019, 2,967,277 shares were eligible for issuance under the 2012 Plan and 62,364 shares were eligible for issuance under the Stock Award Plan.
The table below shows our potential dilution (referred to as “overhang”) levels based on our fully diluted shares of common stock and our request for 4,300,000 shares to be available for awards under the 2019 Plan. The 4,300,000 shares represent 7.06% of fully diluted shares of Company common stock, including all shares that will be authorized under the 2019 Plan, as described in the table below. The Board of Directors believes that this number of shares of common stock under the 2019 Plan represents a reasonable amount of potential equity dilution, which will allow the Company to continue awarding equity awards, and that equity awards are an important component of the Company’s equity compensation program.

Potential Overhang with 4,300,000 Shares

Stock Options Outstanding as of February 22, 2019 (1)	2,042,212
Weighted Average Exercise Price of Stock Options Outstanding as of February 22, 2019	$71.0137
Weighted Average Remaining Term of Stock Options Outstanding as of February 22, 2019	7.1386
Outstanding Full Value Awards as of February 22, 2019 (2)	1,088,884
Total Equity Awards Outstanding as of February 22, 2019 (1)(2)	3,131,096
Shares Available for Grant under the 2012 Plan and the Stock Award Plan, if the 2019 Plan is approved (3)	0
Shares Requested	4,300,000
Total Potential Overhang under the 2019 Plan (and all predecessor employee and non-employee director equity compensation plans)	7,431,096
Shares of Common Stock Outstanding as of February 22, 2019	53,480,280
Fully Diluted Shares of Common Stock	60,911,376
Potential Dilution of 4,300,000 shares as a Percentage of Fully Diluted Shares of Common Stock	7.06%

(1) Represents the number of outstanding options under all equity plans other than the Stock Purchase Plan for Employees.
(2) The 1,088,884 Full Value Awards were comprised of (a) 475,680 time-based restricted stock units granted to employees, (b) 506,691 performance-based restricted stock units granted to employees (assuming target performance), (c) 99,254 restricted stock units granted to non-employee directors and (d) 7,259 shares which were granted to non-employee directors in lieu of a cash retainer. Depending on the applicable award terms, the number of shares to be issued in settlement of performance based restricted stock units varies from 0% to 150% of target or 0% to 200% of target, in each case, based upon achievement of the performance goals. The number of Full Value Awards does not include dividend equivalent rights on outstanding restricted stock units granted to non-employee directors, which are payable in shares.
(3) No additional awards will be granted under the 2012 Plan and the Stock Award Plan if the 2019 Plan is approved, and the shares that are not subject to awards under the 2012 Plan and the Stock Award Plan as of the Effective Date will not be available for issuance under the 2019 Plan. As of February 22, 2019, there were 2,967,277 shares available for award under the 2012 Plan and 62,364 shares available for award under the Stock Award Plan.

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The Fully Diluted Shares of Common Stock in the foregoing table consist of the Shares of Common Stock Outstanding as of February 22, 2019 plus the Total Potential Overhang under the 2019 Plan (and all predecessor employee and non-employee director equity compensation plans). The Outstanding Full Value Awards in the foregoing table are measured at target for the outstanding performance-based awards. Certain performance-based restricted stock unit awards can be paid at 0% to 150% of target and certain of these awards can be paid at 0% to 200% of target. All dividend equivalent rights on outstanding awards are paid in cash, except for dividend equivalent rights granted with respect to non-employee director restricted stock units, which are paid in shares.

Based on our current equity award practices, the Board of Directors estimates that the authorized shares under the 2019 Plan may be sufficient to provide us with an opportunity to grant equity awards for approximately two to three years, in amounts determined appropriate by the Compensation Committee, which will administer the 2019 Plan (as discussed below). This is only an estimate, and circumstances could cause the share reserve to be used more quickly or more slowly. These circumstances include, but are not limited to, the future price of our common stock, the mix of cash, options and full value awards provided as long-term incentive compensation, grant amounts provided by our competitors, payout of performance-based awards in excess of target in the event of superior performance, hiring activity, and promotions during the next few years.
Burn Rate
The table below sets forth the following information regarding the awards granted under the 2012 Plan and all predecessor employee and non-employee director equity compensation plans of the Company: (i) the burn rate for each of the last three calendar years and (ii) the average burn rate over the last three calendar years. The burn rate for a year has been calculated as follows:
i.the sum of (x) all stock options granted in the applicable year, (y) all time-based stock units and stock awards granted in the applicable year, and (z) all performance-based stock units and stock awards earned in the applicable year, divided by
ii.the weighted average number of shares of common stock outstanding for the applicable year.

Dividend equivalents are not included in the burn rate calculation.
Burn Rate

Element	2018	2017	2016	Three-Year Average
Time-Based Stock Units and Stock Awards Granted	167,727	113,369	129,150
Performance-Based Stock Units and Stock Awards Earned	90,625	50,344	43,446
Total Full Value Awards	258,352	163,713	172,596
Stock Options Granted	346,833	465,140	512,665
Total Full Value Awards and Stock Options Granted	605,185	628,853	685,261
Weighted Average Shares of Common Stock Outstanding as of December 31	52,390,075	52,612,903	53,014,736
Burn Rate	1.16%	1.20%	1.29%	1.22%

The burn rate means that we used an annual average of 1.22% of the weighted average shares outstanding for awards granted (or in the case of performance-based awards, earned) over the past three years under the 2012 Plan (and all predecessor employee and non-employee director equity compensation plans).

The following table shows the number of stock units and stock awards granted in a year, as well as the number of performance-based stock units and stock-awards earned in a year. The performance-based stock units and stock awards earned and eligible to be earned are based on the number of shares earned and eligible to be earned for the three-year performance period ending in the applicable year.

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Approval of 2019 Equity and Incentive Compensation Plan (Proposal 4)

Element	2018	2017	2016
Time-Based Stock Units and Stock Awards Granted in the Applicable Year	167,727	113,369	129,150
Performance-Based Stock Units and Stock Awards Granted in the Applicable Year	196,962	187,480	91,965
Total Grants of Stock Units and Stock Awards	364,689	300,849	221,115
Performance-Based Stock Units and Stock Awards that were eligible to be Earned in the Applicable Year (at maximum performance)	162,756	141,417	78,819
Performance-Based Stock Units and Stock Awards Earned in the Applicable Year	90,625	50,344	43,446

The Board of Directors believes that the Company’s executive compensation program, and particularly the granting of equity awards, allows us to align the interests of directors of the Company and officers and other employees of the Company and its subsidiaries who are selected to receive awards with those of our shareholders. The 2019 Plan is designed to enable us to formulate and implement a compensation program that will attract, motivate and retain these individuals who we expect will contribute to our financial success. The Board of Directors believes that awards granted pursuant to the 2019 Plan are a vital component of our compensation program and, accordingly, that it is important that an appropriate number of shares of stock be authorized for issuance under the 2019 Plan.

Description of the 2019 Plan

The following is a brief description of the material features of the 2019 Plan. This description is qualified in its entirety by reference to the full text of the 2019 Plan, a copy of which is attached to this proxy statement as Appendix A.

Administration. The Compensation Committee (or another committee appointed by the Company’s Board of Directors and generally consisting of persons who are “non-employee directors,” as defined under Rule 16b-3 under the Exchange Act and “independent directors” under the applicable stock exchange rules) (in either case, the “Committee”) will administer the 2019 Plan. The Committee will have the authority to select award recipients, determine the type, size and other terms and conditions of awards, and make all other decisions and determinations as may be required under the terms of the 2019 Plan or as the Committee may deem necessary or advisable for the administration of the 2019 Plan. The Committee will be permitted to delegate to one or more senior executives of the Company the authority to make grants of awards to officers (other than executive officers) and employees of the Company and such other administrative responsibilities as the Committee may deem necessary or advisable, to the extent such delegation is consistent with applicable law and the applicable NYSE rules. The Committee’s determinations under the 2019 Plan and the award agreements do not need to be uniform and any such determinations may be made by the Committee selectively among participants.

Eligibility. Officers and employees of the Company and its subsidiaries and directors of the Company are eligible to be selected as award recipients. The Company and its subsidiaries have approximately 39,600 employees (including all of the Company’s officers) and 11 non-employee directors. As of December 31, 2018, approximately 2,731 employees and 11 non-employee directors held outstanding awards (equity and cash incentive) under the 2012 Plan. Because our officers and non-employee directors are eligible to receive awards under the 2019 Plan, they may be deemed to have a personal interest in this Proposal 4.

Type of Awards. The Committee is authorized to grant awards payable in either our shares or cash (where the amount of cash is determined by reference to the value of a specific number of shares), including options to purchase shares, restricted shares, bonus shares, stock appreciation rights, restricted stock units, performance units and dividend equivalents. Awards may be granted alone or in combination with any other award granted under the 2019 Plan or any other plan.

Terms and Conditions of Awards. The Committee will determine the size of each award to be granted (including, where applicable, the number of shares to which an award will relate), and all other terms and conditions of each award (including any exercise price, grant price, or purchase price, any restrictions or conditions relating to transferability, forfeiture, exercisability, or settlement of an award, and any schedule or performance conditions for the lapse of such restrictions or conditions, and accelerations or modifications of such restrictions or conditions). However, awards granted under the 2019 Plan shall be subject to the following conditions:

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•
no stock options or stock appreciation rights will expire more than ten years (or, in the case of incentive stock options (discussed below) granted to any holder of at least 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent of the Company, five years) from the date of grant;

•
except with respect to Substitute Awards discussed below, awards granted as stock options or stock appreciation rights may not have an exercise price that is less than 100% (or, in the case of incentive stock options (discussed below) granted to any holder of at least 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent of the Company, 110%) of the fair market value of the shares on the date of grant;

•	dividend and dividend equivalents will not be paid with respect to unvested shares or stock units, but may accrue on such awards and only be paid to the extent the awards vest;

•	no dividend equivalents may be granted with respect to stock options or stock appreciation rights;

•
awards granted under the 2019 Plan will include vesting schedules under which no portion of the award may vest in less than one year from the date of grant; provided, that awards granted to non-employee directors will be deemed to satisfy this minimum vesting requirement if they vest on the earlier of the first anniversary of the date of grant or the next annual meeting of shareholders following the date of grant provided such meeting occurs not sooner than 50 weeks from the date of grant, and up to 5% of the shares reserved for issuance under the 2019 Plan (subject to adjustments as described below) may be granted under awards that are not subject to this minimum vesting requirement; and

•
the Committee has the authority to accelerate vesting in connection with a participant’s death, disability, retirement, or other termination of employment, in the event of a change of control or certain other corporate transactions or events pursuant to which awards may be adjusted under the adjustment provisions of the 2019 Plan (as described below), or in other circumstances as the Committee deems appropriate.

The types of awards that may be granted under the 2019 Plan include the following:

Stock Options and Stock Appreciation Rights. A stock option is a right to purchase a specified number of shares of Ryder common stock at an exercise price established at the date of grant. Stock options may be either non-qualified stock options or incentive stock options (which are intended to qualify as “incentive stock options” within Section 422 of the Internal Revenue Code). The exercise price of any stock option may not be less than the fair market value of the Ryder common stock on the date of grant (or, in the case of an incentive stock option granted to an employee owning more than 10% of Ryder common stock, 110% of the fair market value of Ryder common stock on the date of grant). A stock appreciation right (SARs) entitles the recipient to receive, upon surrender of the SAR, an amount of cash or number of shares of Ryder common stock having a fair market value equal to the positive difference, if any, between the fair market value of one share of common stock on the date of exercise and the exercise price of the SAR (which exercise price shall not be less than the fair market value of the Ryder common stock on the date of grant). The Committee will specify at the time an option or SAR is granted, when, and in what proportions, an option or SAR becomes vested and exercisable.

Restricted Stock and Restricted Stock Units. An award of restricted stock is an issuance of shares of Ryder common stock that is subject to certain restrictions established by the Committee and to forfeiture to the Company if the holder does not satisfy certain requirements (including, for example, continued employment with the Company for a specified period of time). Recipients of restricted stock have limited rights to the stock until the restrictions are satisfied but may be entitled to vote the restricted stock and to exercise other shareholder rights. Thus, upon grant, the shares may be included in the Company’s total number of shares outstanding and accrue dividends. An award of restricted stock units (RSUs) entitles the recipient to receive shares of Ryder common stock (or, if determined by the Committee, a cash payment equal in value to shares of Ryder common stock) at a later date once the holder has satisfied certain requirements. At that time, for RSUs payable in shares, the shares will be delivered and the recipient will be entitled to all shareholder rights. Thus, upon grant, the shares of common stock covered by the RSUs are not considered issued and are not included in the Company’s total number of shares outstanding until all conditions have been satisfied. Dividend equivalents may accrue on RSUs at the discretion of the Committee.

Performance-Based Awards. The Committee may grant performance-based awards, the grant, exercise, and/or settlement of which will be based upon the achievement of performance goals. Performance-based awards may be paid in cash, shares or other awards. The performance goals may consist of one or more business criteria and a targeted level or levels of performance with respect to each such criteria, as specified by the Committee. The Committee will set the performance goals applicable to the performance-based awards, determine the extent to which such performance goals are achieved, and determine the amount, if any, that is payable pursuant to each performance-based award. The Committee, in its sole discretion,

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may, after performance-based awards have been granted, make adjustments to the performance goals applicable to performance-based awards, the amounts payable in respect of the applicable performance goals, and performance results (including, but not limited to, adjustment of performance results to take into account transactions or other events occurring during the applicable performance period), to the extent consistent with the terms of the applicable award agreement. In establishing performance goals for performance-based awards, the Committee may use various business criteria, which may include, but is not limited to: earnings per share; revenues; cash flow; cash flow return on investment; return on net assets, return on assets, return on investment, return on capital, return on equity; profitability; economic value added; operating margins or profit margins; income or earnings before or after taxes; pretax earnings; pretax earnings before interest, depreciation and amortization; operating earnings; pretax operating earnings, before or after interest expense and before or after incentives, and extraordinary or special items; net income; total stockholder return or stock price; book value per share; expense management; improvements in capital structure; working capital; or costs. Performance goals may be set based on consolidated Company performance and/or for specified subsidiaries, divisions, other business units, or on an individual basis, and may include fixed, quantitative targets; targets relative to past performance or targets compared to the performance of other companies, such as a published or special index or a group of companies selected by the Committee for comparison.

Aggregate Limitation on Awards. Subject to adjustments as described in the 2019 Plan, the aggregate number of shares that may be issued under the 2019 Plan shall not exceed 4,300,000, plus shares subject to outstanding awards under the 2012 Plan that terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised, vested or paid in shares after the Effective Date (up to a maximum of 3,104,702 additional shares). All of the authorized shares may be granted as incentive stock options.
The 2019 Plan has the following rules for counting shares against the 2019 Plan’s share reserve:

•	For each share that is delivered pursuant to a full value award (that is, an award other than a stock option or SAR), the aggregate share limit under the 2019 Plan will be reduced by two shares.

•	For each share that is delivered pursuant to a stock option or SAR, the aggregate share limit under the 2019 Plan will be reduced by one share.

•
If and to the extent that stock options or SARs granted under the 2019 Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any full value awards are forfeited or terminated, or otherwise are not paid in full, the shares reserved for such awards will again be available for grants under the 2019 Plan.

•
If and to the extent that outstanding awards under the 2012 Plan terminate, expire or are cancelled, forfeited, exchanged or surrendered without having been exercised, vested or paid and are added to the share reserve under the 2019 Plan, then for each share that relates to a full value award, two shares will be added to the share reserve, and for each share that relates to stock options or SARs, one share will be added to the share reserve.

•
If SARs are granted, the full number of shares subject to the SARs will be considered issued under the 2019 Plan and will reduce the aggregate share limit on a 1:1 ratio, without regard to the number of shares actually delivered upon exercise of the SARs.

•
Shares withheld for payment of the exercise price of a stock option, and shares withheld for payment of taxes with respect to stock options and SARs, will not be available for re-issuance under the 2019 Plan and will reduce the aggregate share limit on a 1:1 ratio.

•
In contrast, shares withheld or tendered to the Company by a participant for payment of taxes with respect to any full value award will not reduce the aggregate share limit and will be available for re-issuance under the 2019 Plan.

•	To the extent that any awards are paid in cash, and not in shares, such awards will not reduce the aggregate share limit.

Shares delivered under the 2019 Plan may be newly issued shares, reacquired shares, including shares acquired on the market, or treasury shares. In the event of our acquisition of any company, outstanding equity grants with respect to stock of the acquired company may be assumed or replaced with awards under the 2019 Plan. Outstanding awards that are assumed or replaced by awards under the 2019 Plan in connection with an acquisition, referred to as Substitute Awards, will not reduce the 2019 Plan’s aggregate share limit. The terms of any such Substitute Award will be determined by the Committee and may include exercise prices or base prices that are different from those otherwise described in the 2019 Plan. If the Company assumes a shareholder approved equity plan from an acquired company, any shares of common stock available under the assumed plan (after appropriate adjustments, as required to reflect the transaction) may be issued pursuant to awards under the 2019 Plan and will not reduce the 2019 Plan’s aggregate share limit.
Per Participant Limitations. The following limitations are set forth in the 2019 Plan:

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•	In any calendar year, no participant may be granted any awards that relate to more than 750,000 shares, subject to adjustments as described in the 2019 Plan.

•
The maximum grant date value of shares subject to awards granted to any non-employee director during any one calendar year, taken together with any cash fees payable to such non-employee director for services rendered during the calendar year, will not exceed $500,000 in total value.

Adjustments. In the event of a large, special or non-recurring dividend or distribution, recapitalization, stock dividend, spin-off, combination or exchange of shares, repurchase, liquidation, dissolution, reorganization, business combination, or other similar corporate transaction or event affecting the Company’s common stock (including a change of control), the Committee shall adjust the number and kind of shares subject to the aggregate and individual share limitations described above. The Committee may also adjust outstanding awards upon the occurrence of these events in order to preserve the award without enhancing the value of the award. These adjustments may include changes to the number of shares subject to an award, the exercise price or share price referenced in the award terms, and other terms of the award. The Committee will make such substitutions or adjustments, including as described above, as it deems fair and equitable as a result of any share dividend or split declared by the Company. The Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events, other unusual or nonrecurring events, or to changes in applicable laws, regulations, or accounting principles. The Committee may provide in any award agreement such terms and conditions as it deems appropriate in connection with a change of control or other event described in this paragraph.

Effect of Change of Control. The 2019 Plan provides for “double-trigger vesting” after a change of control. Unless otherwise provided in the applicable award agreement, if a change of control occurs in which the Company is not the surviving corporation (or the Company survives only as a subsidiary of another corporation), (i) all outstanding awards that are not exercised or paid at the time of the change of control will be assumed by, or replaced with awards that have comparable terms and value by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and (ii) any performance-based awards will be deemed earned at the greater of target level and the actual performance level as of the date of the change of control with respect to all open performance periods, and will continue to be subject to time-based vesting following the change of control.

Unless the Committee determines otherwise or as provided in the applicable award agreement, if a participant’s employment is terminated by us or, if applicable, the surviving corporation (or a parent or subsidiary of the surviving corporation) without cause or by the participant for good reason, in either case, upon or within 24 months following the change of control, the participant’s outstanding awards will become fully vested as of the date of termination.

In addition, the Committee, in its discretion, may take any of the following actions with respect to any or all outstanding awards, without the consent of any participant: (i) determine that participants will receive a payment in settlement of outstanding awards (other than stock options and SARs) in such amount and form as may be determined by the Committee; (ii) require that participants surrender their outstanding stock options and SARs in exchange for a payment, in cash or stock as determined by the Committee, equal to the amount (if any) by which the fair market value of the shares of common stock subject to the unexercised stock option and SAR exceed the stock option exercise price or base price; and (iii) modify the terms of awards to add events, conditions or circumstances upon which vesting of such awards or lapse of restrictions thereon will accelerate. Any such surrender, termination or payment will take place as of the date of the change of control or such other date as the Committee may specify. If the per share fair market value of our stock does not exceed the per share exercise price or base price, as applicable, we will not be required to make any payment to the participant upon surrender of the stock option or SAR.
Under the 2019 Plan, “change of control” means:

•	Any individual, entity or group, other than the Company or an employee benefit plan sponsored by the Company or its subsidiaries, becomes the beneficial owner of more than 30% of our voting stock;

•
Individuals who, as of the Effective Date, constituted our Board of Directors (referred to as the incumbent board) cease to constitute at least a majority of our Board of Directors. Any individual who becomes a director after the Effective Date and whose election or nomination was approved by a vote or by approval of the proxy statement in which such person is named as a nominee for director, without written objection to such nomination, of at least a majority of the directors then comprising the incumbent board will be considered a member of the incumbent board. However, no individual who was initially elected as a member of our Board of Directors in connection with an actual or threatened election contest will be considered to be a member of the incumbent board.

•
Consummation of a reorganization, merger or consolidation of the Company, unless, following such transaction, (i) our shareholders immediately before the transaction own more than 50% of the voting stock of the surviving entity

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Approval of 2019 Equity and Incentive Compensation Plan (Proposal 4)

in substantially the same proportions as their ownership immediately before the transaction, (ii) any individual or entity (excluding the corporation resulting from the transaction or any employee benefit plan or plans of the Company or such corporation) beneficially owns 30% or more of the voting stock of the corporation resulting from the transaction and (iii) at least a majority of the Board of Directors of the corporation resulting from the transaction were members of the incumbent board at the time of the execution of the initial agreement or action of the Board of Director providing for such transaction;

•	Consummation of a sale of all or substantially all of the assets of the Company; or

•	Consummation of a liquidation or dissolution of the Company approved by the shareholders.

Restrictions on Repricing. Without obtaining shareholder approval, we may not (i) amend the terms of outstanding stock options or SARs to reduce the exercise price of such outstanding stock options or base price of such SARs, (ii) cancel outstanding stock options or SARs in exchange for stock options or SARs with an exercise price or base price, as applicable, that is less than the exercise price or base price of the original stock options or SARs or (iii) cancel outstanding stock options or SARs with an exercise price or base price, as applicable, above the current share price in exchange for cash or other securities. However, such shareholder approval is not required in connection with a corporate transaction involving the Company or other actions with respect to our securities, such as a stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares. No stock options or SARs will be granted under the 2019 Plan with automatic reload features.

Transferability. Awards granted under the 2019 Plan are generally not transferable by a participant except to a beneficiary in the event of the participant’s death, and, if exercisable, will be exercisable during a participant’s lifetime only by the participant or the participant’s guardian or legal representative. However, the Committee may permit awards to be transferred during a participant’s lifetime to family members (and trusts or other entities for the benefit of participants and family members) for purposes of the participant’s estate planning, or to charities for charitable purposes.

Clawback Policy. All awards made under the 2019 Plan shall be subject to the applicable provisions of the Company’s clawback or recoupment policies, share trading policies, share holding and other policies that may be implemented and approved by the Board of Directors, as such policies may be in effect from time to time. The Company currently has a clawback policy covering all of our current and former officers, including the named executive officers, which is applicable to performance-based incentive compensation, including performance-based cash and shares.

Amendment, Termination. The Board may amend, suspend, discontinue, or terminate the 2019 Plan or the Committee’s authority to grant awards under the 2019 Plan without shareholder approval, provided that shareholder approval will be required for any amendment that will require shareholder approval as a matter of law or regulation or under the NYSE rules. Unless earlier terminated, the 2019 Plan will terminate ten years after its approval by shareholders.

U.S. Federal Income Tax Implications of the 2019 Plan

The U.S. federal income tax consequences arising with respect to awards granted under the 2019 Plan will depend on the type of award. From the recipients’ standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash, or delivery of actual shares. Future appreciation on shares held beyond the ordinary income recognition event will be taxable at capital gains rates when the shares are sold. The Company, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and the Company will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient.

Under current law, exceptions to these general rules may arise under the following circumstances: (i) if shares, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment or performance-related condition, ordinary income taxation and the Company’s tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to ignore the risk of forfeiture); (ii) if an employee is granted a stock option that qualifies as “incentive stock option,” no ordinary income will be recognized, and the Company will not be entitled to any tax deduction, if shares acquired upon exercise of such option are held more than the longer of one year from the date of exercise and two years from the date of grant; and (iii) an award may be taxable at 20 percentage points above ordinary income tax rates at the time it becomes vested, even if that is prior to the delivery of the cash or stock in settlement of the award, if the award constitutes “deferred compensation” under Section 409A of the Internal Revenue Code, and the requirements of Section 409A of the Internal Revenue Code are not satisfied.

In addition, Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the amount a public company

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Approval of 2019 Equity and Incentive Compensation Plan (Proposal 4)

may deduct for compensation paid to a company’s chief executive officer or any of the company’s three other most highly compensated executive officers (“covered employees”) or persons who have been covered employees (for years after 2016). Historically, this limitation did not apply to compensation that meets the tax code requirements for “qualifying performance-based” compensation (i.e., compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by shareholders, including stock options). The performance-based compensation exemption and an exemption for the chief financial officer from Section 162(m)’s deduction limit were repealed, among other changes, effective for taxable years beginning after December 31, 2017. Awards paid to our covered employees in excess of $1 million will not be deductible in future years, unless they qualify for transition relief applicable to certain arrangements that were in effect as of November 2, 2017 and are not materially modified thereafter. As in prior years, while deductibility of executive compensation for federal income tax purposes is among the factors the Compensation Committee considers when structuring our executive compensation arrangements, it is not the sole or primary factor considered. We retain the flexibility to authorize compensation that may not be deductible if we believe it is in the best interests of the Company

The foregoing provides only a general description of the application of current U.S. federal income tax laws to certain awards granted to U.S. taxpayers under the 2019 Plan. This discussion is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the 2019 Plan, as the tax consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. This summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

New Plan Benefits under the 2019 Plan

Future benefits under the 2019 Plan generally will be granted at the discretion of the Committee and are therefore not currently determinable.

Equity Compensation Plan Information

The following table includes information as of December 31, 2018 about certain plans which provide for the issuance of common stock in connection with the exercise of stock options and other share-based awards.

Plans	Number of Securities to be issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans Excluding Securities Reflected in Column (a)
	(a)		(b)		(c)
Equity compensation plans approved by security holders:
Broad based employee stock plans	2,551,479	(1)	$72.28	(3)	1,524,137
Employee stock purchase plan	—		—		584,546
Non-employee directors' stock plans	202,702	(2)	—		37,484
Total	2,754,181		$72.28		2,146,167

(1)
Includes 1,861,616 stock options, 292,201 time-vested restricted stock awards, 67,898 market-based restricted stock awards and 329,764 performance-based restricted stock awards, which includes 100,602 performance-based restricted stock rights not considered granted under accounting guidance for stock compensation. Refer to Note 22, "Share-Based Compensation Plans" to our audited consolidated financial statements, included in our Annual Report on Form 10-K for the year ended December 31, 2018, for additional information.

(2)	Includes 195,443 time-vested restricted stock awards, as well as, 7,259 time-vested restricted stock awards vested but not exercisable until six months after the director's retirement.

(3)	Weighted-average exercise price of outstanding options excludes restricted stock awards and restricted stock units.

The numbers in the table above are as of December 31, 2018, whereas the numbers in the Potential Overhang chart under “Determination of Shares to be Available for Issuance - Dilution Analysis” reflect numbers as of February 22, 2019. The differences in the numbers as of December 31, 2018 and February 22, 2019 are primarily because of awards that vested and were paid after December 31, 2018 and new awards that were granted under the 2012 Plan after December 31, 2018.

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Amendment to Restated Articles of Incorporation and By-Laws (Proposal 5)

PROPOSAL NO. 5
AMENDMENT TO OUR RESTATED ARTICLES OF INCORPORATION AND BY-LAWS TO REMOVE SUPERMAJORITY VOTING PROVISIONS ON SHAREHOLDER ACTION BY WRITTEN CONSENT
Background
The Board recommends that the Company's shareholders approve amendments to the Company's Restated Articles of Incorporation and By-Laws (collectively, the "Governing Documents") that would change the threshold required for shareholders to amend the provisions in the Governing Documents that relate to shareholder action with written consent from 75% of the Company's outstanding shares to a majority of votes cast. The text of the changes to the Restated Articles of Incorporation and By-Laws, assuming Proposal 5 is approved, is set forth in Appendix B and Appendix C of this proxy statement, respectively. We refer to the proposed amendments to the Governing Documents collectively as the "Majority Voting Amendments."

In 2013, a shareholder proposal to remove all supermajority provisions from the Articles of Incorporation and By-Laws received less votes than the majority of shares outstanding required for the Board to consider the proposal as having passed. However, after careful consideration of shareholder feedback and the results of the 2013 shareholder proposal, the Board decided to eliminate all supermajority voting requirements in our Articles of Incorporation and By-Laws, except for the supermajority vote required to amend the provisions in the Articles of Incorporation and By-Laws relating to shareholder action by written consent. In deciding whether to preserve the supermajority vote requirement necessary to change the provisions in the Restated Articles of Incorporation and the By-Laws related to the ability to act by written consent, the Board considered the fact that many of our largest long-term shareholders expressed deep misgivings about unfettered access to the written consent right, and keeping the supermajority voting requirement reflected their concerns expressed at that time.

The Board continues to believe that the supermajority threshold is appropriate and advisable to protect against disruptions to our governance without broad support from our shareholders. At the 2018 Annual Meeting of Shareholders, however, a majority of our shareholders (approximately 75% of votes cast), voted in favor of a shareholder proposal to eliminate all supermajority voting requirements in the Governing Documents. In order to be responsive to the shareholder vote at the 2018 Annual Meeting, the Board is therefore recommending that shareholders approve the Majority Voting Amendments.

Required Vote and Recommendation

The affirmative vote of the holders of at least 75% of the shares outstanding is required to approve Proposal 5. If approved by the shareholders, the Company intends to file promptly Articles of Amendment to the Restated Articles of Incorporation with the Florida Department of State reflecting the amendment approved in this Proposal 5. The Board will also adopt a corresponding amendment to the voting threshold in the Company's By-Laws. You are urged to read Appendices B and C in their entirety.

The Board recommends a vote FOR Proposal 5.

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Shareholder Proposal on Independent Board Chairman (Proposal 6)

PROPOSAL NO. 6
SHAREHOLDER PROPOSAL ON INDEPENDENT BOARD CHAIRMAN
John Chevedden, the beneficial holder of 100 shares of the Company's common stock, has notified Ryder that he intends to present the following non-binding, advisory proposal at the Annual Meeting. Upon oral or written request, the Company will promptly provide address information for the shareholder proponent. The proposal as submitted reads as follows:
Proposal 6 - Independent Board Chairman
Shareholders request our Board of Directors to adopt as policy, and amend our governing documents as necessary, to require henceforth that the Chair of the Board of Directors, whenever possible, to be an independent member of the Board. The Board would have the discretion to phase in this policy for the next Chief Executive Officer transition, implemented so it does not violate any existing agreement.

If the Board determines that a Chairman, who was independent when selected is no longer independent, the Board shall select a new Chairman who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chairman. This proposal requests that all the necessary steps be taken to accomplish the above.

Caterpillar is an example of a company changing course and naming an independent board chairman. Caterpillar had opposed a shareholder proposal for an independent board chairman at its annual meeting. Wells Fargo also changed course and named an independent board chairman.

The benefit of an independent board chairman is greater at Ryder since our Lead Director, Hansel E. Tookes, II, had 16-years long tenure. Long tenure erodes the independence of a director and independence is the greatest attribute in a director - especially a director who is elevated to the position of Lead Director.

Now is a good time to adopt a proposal to improve the governance of Ryder since the stock price fell from $83 to $67 in the year leading up to the submittal of this proposal. Proposals to improve the governance of Ryder have received good shareholder support in 2017 and 2018:
Simple majority vote    75%
Written Consent        59%

Please vote yes:
Independent Board Chairman - Proposal 6.
Board's Statement in Opposition to Shareholder Proposal
The Board has given careful consideration to the non-binding, advisory shareholder proposal requesting the Board to amend the Company's governing documents to require that the Chair of the Board be an independent member of the Board. As described below, the Board believes that the actions requested by the proponent are not in the best interests of all of our shareholders and recommends a vote against this proposal.

The independent members of the Board believe it is in the best interest of the shareholders for the Board to maintain flexibility and discretion in determining a Board leadership structure that allows the Board to attract and retain the broadest possible pool of CEO candidates to fit the specific circumstances of the Company at any given time. Mandating a fixed Board leadership structure regardless of the circumstances that may arise in the future is not in the best interests of the Company and its shareholders.

The Board believes that any decision to designate an independent Chair should be within the Board's discretion and based on the unique circumstances confronting the Company at such given time, including the independence and capabilities of its directors, its corporate strategy and succession planning, and the qualifications and leadership provided by its CEO and Lead Independent Director. The members of the Board are in the best position to evaluate the current and future needs of the Company, and to judge how the capabilities of the Company's directors and executives can most effectively meet those needs.

Requiring an independent Chair structure could also limit the pool of qualified external candidates for future CEO succession. This is not in the best interests of shareholders since artificially constraining the pool could limit the availability of the best and most talented candidates with significant experience as a combined CEO and Board chair.

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Shareholder Proposal on Independent Board Chairman (Proposal 6)

Under the Company's Corporate Governance Guidelines, the Governance Committee has the flexibility to periodically review the leadership structure of the Board and make any recommendations for change to the Board, including separating the role of CEO and Chair when circumstances warrant.

The Board examines the Company's leadership structure annually as part of the Board and Committee evaluation process and the annual CEO evaluation as well as in connection with a change in Board and CEO leadership. The Company's current leadership structure is a reflection of the Board’s critical assessment of the Company's current circumstances and governance practices, the significant skills and industry expertise that our CEO brings to the Board as well as the meaningful oversight provided by the Lead Independent Director. The Board believes that it has benefited from our CEO’s strategic and operational insights and strong leadership skills, ranging from day-to-day operational execution to long-term strategic direction and risk management. His combined CEO and Chair role promotes unified leadership for the Company. Further, having our CEO act as Chair ensures that the Chair has the necessary experience and skills to lead the Board in identifying and addressing key strategic risks.

The Board's current leadership structure provides effective and independent Board oversight of management.

To offset any concerns regarding the Board's oversight of management, our Board has created the separate role of the Company's Lead Independent Director. The Lead Independent Director is selected by vote of the Board upon recommendation from the Corporate Governance and Nominating Committee, and is assigned clearly delineated and comprehensive duties and responsibilities as summarized below.

The Lead Independent Director's authority and responsibilities include:

•	presiding at all meetings of the Board at which the Chair is not present, including outside directors sessions of the independent directors (which are held at every regular meeting);

•	serving as the liaison between the Chair and the independent directors;

•	serving as a liaison between the Board and management to obtain the types and forms of information that the Board needs;

•	having the authority to call meetings of the independent directors;

•	requesting and previewing information sent to the Board as necessary;

•	communicating with management regarding presentations for the Board;

•	developing meeting agendas for the Board in collaboration with the Chair and Chief Legal Officer and ensuring that topics requested by the independent directors are included;

•	developing meeting schedules in collaboration with the Chair to assure that there is sufficient time for discussion of all agenda items;

•	being available for consultation and direct communication with the Company’s shareholders, as appropriate, to discuss their concerns and expectations;

•	engaging with other independent directors to identify matters for discussion at outside directors sessions; and

•	overseeing annual CEO evaluation.

Such duties and responsibilities provide the independent directors with adequate opportunities to oversee management performance and discuss any issues with candor and independence. The Company's Corporate Governance Guidelines specify that the Board must consider rotation of the Lead Independent Director once every five years, and the Board has the authority to deviate from this rotation cycle if it determines it is in the best interest of the Company to do so.

The Company's other corporate governance policies and practices promote strong, effective and independent Board oversight.

We believe that the strong governance framework that we have in place supports the objective and independent Board leadership structure necessary to effectively challenge and oversee management.

•	All of our Board members are independent within the meaning of applicable laws and Company polices, with the exception of the Chair and CEO.

•
The Committee Chairs and all members of the Audit, Governance, Finance, and Compensation Committees are independent directors. These Committee Chairs determine matters to be discussed and materials to be evaluated in the areas covered by their respective committee charters. These committees also have unfettered access to management and the authority to retain independent advisors, as they deem appropriate.

•	Each committee operates under a written charter that is evaluated by each committee annually and that details oversight of key matters.

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Shareholder Proposal on Independent Board Chairman (Proposal 6)

•
Independent directors meet in outside directors sessions at every regularly scheduled Board meeting that are led by the Lead Independent Director, without the CEO or any other Company employee present. Independent directors use these sessions to discuss matters of concern as well as any matter they deem appropriate, including evaluation of senior management, CEO evaluation, matters to be included on Board agendas, priorities and overall effectiveness.

•	Annually, our Board performs a formal evaluation of the Chair and CEO in outside director sessions.

•	The Company has established policies and procedures regarding communications to the Board for all shareholders and other interested parties, including management and employees.

There is no established consensus that an independent chair enhances returns for shareholders. Furthermore, the Company's leadership structure reflects the predominant structure among mid-size and large public companies in the United States.

The Board recognizes there are different philosophies regarding which leadership structure leads to best operational or governance results and, in turn, delivers superior shareholder value. However, we are not aware of any conclusive empirical data establishing any correlation between an independent chair requirement and stock performance. The proponent provides no evidence demonstrating that requiring an independent chair of the Board improves corporate performance or increases shareholder value. Moreover, the Company's current leadership structure reflects the predominant structure among large public companies. According to data from Ernst & Young Center for Board Matters, as of December 31, 2018, only approximately 32% and 44% of S&P 500 and S&P MidCap 400 boards, respectively, are chaired by an independent director.

Our Board is committed to good corporate governance and will continue to consider and evaluate developments in this area. Consistent with our historical practice, the Board will continue to review our leadership structure annually and in connection with any changes in circumstances affecting the Company, including a transition to a new CEO or Lead Independent Director. While the Board encourages and considers shareholder input relating to our corporate governance practices, the Board believes that Proposal 6 is unnecessary and would not promote the long-term interests of our shareholders.

Required Vote and Recommendation
The affirmative vote of the holders of a majority of the votes cast is required to approve Proposal 6. The Board recommends that shareholders vote against Proposal 6.
The Board recommends a vote AGAINST Proposal 6.

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Other Matters

OTHER MATTERS

Who can vote?
Holders of Ryder common stock at the close of business on March 8, 2019, the record date, are entitled to vote their shares at the Annual Meeting. As of March 8, 2019, there were 53,274,557 shares of common stock issued, outstanding and entitled to vote. Each share of common stock issued, outstanding and entitled to vote represents one vote.

What is a quorum?
A quorum is the minimum number of shares required to hold a meeting. Under our By-Laws, the holders of a majority of the total number of shares issued, outstanding and entitled to vote at the meeting must be present in person or represented by proxy for a quorum. If you sign and return your proxy marked “abstain”, your shares will be counted for purposes of determining whether a quorum is present.

What is the difference between a shareholder of record and a beneficial shareholder?
Record Shareholder.  You are a shareholder of record if you are registered as a shareholder with our transfer agent, EQ Shareowner Services.

Beneficial Shareholder.  You are a beneficial shareholder if a brokerage firm, bank, trustee or other agent (nominee) holds your shares. This is often called ownership in “street name”, since your name does not appear anywhere in our records.

How do I vote?	If you are a shareholder of record, you may vote:
• via Internet; •- by telephone; •-- by mail, if you received a paper copy of these proxy materials; or • in person at the meeting.

Detailed instructions for Internet and telephone voting are set forth on the notice of Internet availability (Notice), which contains instructions on how to access our proxy statement, Annual Report and shareholder letter online, and the printed proxy card.

If your shares are held in our 401(k) plan, your proxy will serve as a voting instruction for the trustee of our 401(k) plan who will vote your shares as you instruct. To allow sufficient time for the trustee to vote, your voting instructions must be received by March 30, 2019 (the cut-off date). If the trustee does not receive your instructions by the cut-off date, the trustee will vote the shares you hold through our 401(k) plan in the same proportion as all other shares in our 401(k) plan for which voting instructions were received.

If you are a beneficial shareholder, you must follow the voting procedures of your nominee.

What shares are covered by my proxy card?	Your proxy reflects all shares owned by you at the close of business on March 8, 2019. For participants in our 401(k) plan, shares held in your account as of that date are included in your proxy.

What if I am a beneficial shareholder and I do not give the nominee voting instructions?
Brokerage firms have the authority under NYSE rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters. A broker non-vote occurs when a nominee who holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the owner of the shares. Broker non-votes are included in the calculation of the number of votes considered to be present at the meeting for purposes of determining the presence of a quorum but are not counted as shares present and entitled to be voted with respect to a matter on which the nominee has expressly not voted.

What does it mean if I receive more than one Notice or proxy card?
It means that you hold shares in more than one account. To ensure all of your shares are voted, if you vote by telephone or on the Internet, you will need to vote once for each Notice, proxy card or voting instruction card you receive. Alternatively, if you vote by proxy card, you will need to sign and return each proxy card by mail.

How many votes are needed for the proposals to pass?
The table below sets forth the proportion of votes needed for each proposal on the ballot to pass. The table also sets forth whether a nominee can exercise discretion and vote your shares absent your instructions and if not, the impact of such broker non-vote on the approval of the proposal and the impact of abstentions.

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Other Matters

Proposal		How Many Votes are Needed for a Proposal to Pass?	Can Brokers Vote Absent Instructions?	Impact of Broker Non-Vote	Impact of Abstentions
No. 1	Election of Directors	Majority of Votes Cast	No	None	None
No. 2	Ratification of PricewaterhouseCoopers LLP	Majority of Votes Cast	Yes	Not Applicable	None
No. 3	Say on Pay	Majority of Votes Cast	No	None	None
No. 4	Approval of 2019 Equity and Incentive Compensation Plan	Majority of Votes Cast	No	None	Same as a Vote "Against"
No. 5	Proposal to Amend our Restated Articles of Incorporation and By-Laws to Remove Supermajority Voting on Shareholder Action by Written Consent	75% of the shares outstanding	No	Same as a Vote "Against"	Same as a Vote "Against"
No. 6	Shareholder Proposal on Independent Board Chairman	Majority of Votes Cast	No	None	None

Proposals 3 and 6 are non-binding, advisory votes. What is the effect if they pass?
Although the advisory votes on Proposal 3 (Say on Pay) and Proposal 6 (Shareholder Proposal on Independent Board Chairman) are non-binding, our Board and the Compensation Committee (with respect to Proposal 3) and the Governance Committee (with respect to Proposal 6) will review the results and, consistent with our record of shareholder engagement, take them into account in making future executive compensation and corporate governance decisions.

How do I change my vote?
A shareholder of record may revoke a proxy by giving written notice of revocation to our Corporate Secretary before the meeting by delivering a later-dated proxy (either in writing, by telephone or over the Internet), or by voting in person at the Annual Meeting.

If you are a beneficial shareholder, you may change your vote by following your nominee’s procedures for revoking or changing your proxy.

Who can attend the Annual Meeting?
Only shareholders and our invited guests are permitted to attend the Annual Meeting.

Record Shareholders.  If you are a shareholder of record, you must bring a form of personal identification to the Annual Meeting, where your name will be verified against our shareholder list.

Beneficial Shareholders.  If you are a beneficial shareholder and you plan to attend the meeting, you should bring proof of ownership, such as a brokerage statement, showing your ownership of the shares as of the record date and a form of personal identification. If you are a beneficial shareholder and wish to vote your shares at the meeting, you must obtain a proxy from your nominee and bring your proxy to the Annual Meeting.

If I plan to attend the Annual Meeting, should I still vote by proxy?
Yes. Casting your vote in advance does not affect your right to attend the Annual Meeting. If you vote by telephone, on the Internet or send in your proxy card and also attend the meeting, you do not need to vote again at the meeting unless you want to change your vote.

Record Shareholders.  Written ballots will be available at the meeting for shareholders of record.

Beneficial Shareholders. Beneficial shareholders who wish to vote in person must request a legal proxy from their nominee and bring that legal proxy to the Annual Meeting.

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Other Matters

PROXY SOLICITATION COSTS
We pay the cost of soliciting your proxy and reimburse brokerage firms and others for forwarding proxy materials to you. In addition to solicitation by mail, solicitations may also be made by personal interview, letter, fax and telephone. Certain of our officers, directors and employees may participate in the solicitation of proxies without additional consideration.

VOTE TABULATIONS
Our Board has appointed Broadridge Financial Solutions, Inc. as the independent Inspector of Election of the Annual Meeting. Representatives of Broadridge will count the votes.

CONFIDENTIAL VOTING
The voting instructions of shareholders of record will only be available to the Inspector of Election. Voting instructions for employee benefit plans and shares held in our 401(k) plan will only be available to the plan’s tabulator. The voting instructions of beneficial shareholders will only be available to the shareholder’s nominee. Your voting records will not be disclosed to us unless required by a legal order, requested by you or cast in a contested election.

SHAREHOLDER PROPOSALS
Shareholder Proposals. If a shareholder wishes to submit a proposal for consideration at the 2020 Annual Meeting pursuant to Rule 14-8(e) under the Exchange Act, and wants that proposal to appear in the Company's proxy statement for that meeting, the proposal must be submitted in writing to 11690 N.W. 105th Street, Miami, Florida 33178, Attention: Corporate Secretary, no later than November 19, 2019. Additionally, we must receive proper notice of any other shareholder proposal to be submitted at the 2020 Annual Meeting of Shareholders (but not included in our proxy statement) no earlier than January 4, 2020 and no later than February 3, 2020.
Nomination of Directors. If a shareholder would like to use the Company's proxy access procedures to nominate one or more directors for election at the 2020 Annual Meeting (for inclusion in Ryder's proxy materials), he or she must give advance written notice at least 120, but no more than 150, days before the one-year anniversary of the date Ryder issued its definitive proxy statement for the 2019 Annual Meeting, as required in our By-Laws (no earlier than October 20, 2019 and no later than November 19, 2019). If a shareholder would like to nominate one or more directors for election at the 2020 Annual Meeting outside of the proxy access process (and without using Ryder's proxy materials), he or she must give advance written notice to us at least 90, but no more than 120, days before the one-year anniversary of the 2019 Annual Meeting (no earlier than January 4, 2020 and no later than February 3, 2020), as required by our By-Laws. In either case, the notice must include information regarding both the proposing shareholder and the director nominee. In addition, the director nominee must submit a completed and signed questionnaire. This questionnaire will be provided by the Corporate Secretary upon request and is similar to the annual questionnaire completed by all of our directors relating to their background, experience and independence.
Shareholders Nominating a Director Candidate Through Proxy Access (for Inclusion in the Company's Proxy Materials). Our By-Laws provide for proxy access for director nominations by shareholders. A shareholder, or group of up to 25 shareholders, owning Ryder stock representing an aggregate of at least 3% of our outstanding shares continuously for at least three years, may nominate and include in Ryder's proxy materials director nominees constituting up to 20% of Ryder's Board or two directors, whichever is greater, provided that the shareholder(s) and nominee(s) satisfy the proxy access requirements set forth in our By-Laws, including Articles IV and V.
Shareholders Nominating a Director Candidate Without Using the Company's Proxy Materials. If a shareholder would like to nominate one or more directors for election at the Annual Meeting of Shareholders without involving the Governance Committee or following proxy access procedures, it must comply with all requirements set forth in our By-Laws, including Articles IV and V.

All of the requirements relating to the submission of shareholder proposals or director nominations are included in our By-Laws. A copy of our By-Laws can be obtained from our Corporate Secretary. The By-Laws are also included in our filings with the SEC which are available on the SEC’s website at www.sec.gov.

ELECTRONIC DELIVERY
This year, we have again elected to take advantage of the SEC’s rule that allows us to furnish proxy materials to you online. We believe electronic delivery expedites shareholders’ receipt of materials, while lowering costs and reducing the environmental impact of our Annual Meeting by reducing printing and mailing of full sets of materials. On March 18, 2019, we mailed to our shareholders the Notice regarding Internet availability of proxy materials containing instructions on how to access our proxy statement, Annual Report and shareholder letter online. If you received the Notice by mail, you will not receive a printed copy of

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Other Matters

the proxy materials, unless you specifically request one. The Notice contains instructions on how to request a paper copy of the materials.
Most shareholders will receive the proxy statement online. If you received a paper copy, you can also view these documents on the Internet by accessing the Investors area of our website at http://investors.ryder.com.
If you are a shareholder of record you may, if you wish, receive future proxy statements, annual reports and any other accompanying materials electronically. If you vote via the Internet as described on your proxy card, you may sign up for electronic delivery at the same time. You may also register for electronic delivery of future proxy materials in the Investors area of our website at http://investors.ryder.com.
If you elect this feature, you will receive an e-mail message notifying you when the materials are available along with a web address for viewing the materials and instructions for voting by telephone or on the Internet.
We encourage you to sign up for electronic delivery of future proxy materials as this will allow you to receive the materials more quickly and will reduce printing and mailing costs.

HOUSEHOLDING
We are only sending one set of Notices regarding the Internet availability of proxy materials or set of 2019 Annual Meeting materials to shareholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple packages. This practice, known as “householding,” is intended to eliminate duplicate mailings, conserve natural resources and help reduce printing and mailing costs.
If you are a record shareholder and you want to request a separate copy of this proxy statement or accompanying 2018 Annual Report on Form 10-K as filed with the SEC (such report is available free of charge and includes the financial statements and schedules thereto, but not the exhibits) and shareholder letter, you may contact our Investor Relations Department by calling (305) 500-4053, in writing to Ryder System, Inc., Investor Relations Department, 11690 N.W. 105th Street, Miami, Florida 33178 or by e-mail to RyderforInvestors@ryder.com, and a copy will be promptly sent to you. If you wish to receive separate documents in future mailings, please contact Broadridge by calling (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Our 2018 Annual Report, the shareholder letter and this proxy statement are also available through the Investor Relations area of our website at http://investors.ryder.com. A copy of any exhibit to the 2018 Annual Report on Form 10-K will be forwarded following receipt of a written request for such materials addressed to our Investor Relations Department.
Two or more shareholders sharing an address can request delivery of a single copy of the 2019 Annual Meeting materials if they are receiving multiple copies by contacting Broadridge in the manner set forth above.
If a nominee holds your shares, please contact such holder directly to inquire about the possibility of householding.

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Appendix A

RYDER SYSTEM, INC.
2019 EQUITY AND INCENTIVE COMPENSATION PLAN

1.	Purpose of the Plan
The purpose of this 2019 Equity and Incentive Compensation Plan (the “Plan”) is to advance the interests of the Company and its shareholders by providing a means (a) to attract, retain, and reward directors, officers and other employees of the Company and its Subsidiaries, (b) to link compensation to measures of the Company’s performance in order to provide additional incentives, including stock-based incentives, to such persons for the creation of shareholder value, and (c) to enable such persons to acquire or increase a proprietary interest in the Company in order to promote a closer identity of interests between such persons and the Company’s shareholders. The Plan is intended to replace the Company’s 2012 Equity and Incentive Compensation Plan (the “2012 Plan”), and as of the Effective Date, no further awards shall be granted under the 2012 Plan. Awards outstanding under the 2012 Plan shall remain outstanding in accordance with their terms and the 2012 Plan.

2.	Definitions
Capitalized terms used in the Plan and not defined elsewhere in the Plan shall have the meaning set forth in this Section.
2.1.“Aggregate Share Limit” means the aggregate number of Shares that may be delivered to Participants or their Beneficiaries pursuant to all Awards granted under the Plan, calculated in accordance with Section 6.1.

2.2.“Award” means a compensatory award made under the Plan pursuant to which a Participant receives, or has the opportunity to receive, Shares, or cash, where the amount of cash is determined by reference to the value of a specific number of Shares. Awards shall include, without limitation, stock options, stock appreciation rights, restricted stock, restricted stock units, stock units, and bonus shares.

2.3.“Award Agreement” means a written document prescribed by the Committee and provided to a Participant evidencing the grant of an Award under the Plan.

2.4.“Beneficiary” means the person(s) or trust(s) entitled by will or the laws of descent and distribution to receive any rights with respect to an Award that survive such Participant’s death, provided that if at the time of a Participant’s death, the Participant had on file with the Committee a written designation of a person(s) or trust(s) to receive such rights, then such person(s) (if still living at the time of the Participant’s death) or trust(s) shall be the “Beneficiary” for purposes of the Plan.

2.5.“Board” means the Board of Directors of the Company.

2.6.“Cause” means, unless the Award Agreement provides otherwise, (i) fraud, misappropriation, or embezzlement against the Company or any of its Subsidiaries that results in material or potentially material financial or reputational harm to the Company or any of its Subsidiaries, (ii) conviction of, or plea of guilty or nolo contendere to, a misdemeanor involving moral turpitude or dishonesty or a felony, (iii) material breach of any non-competition, non-solicitation, or confidentiality agreement with the Company or any Subsidiary, (iv) willful and continued failure to substantially perform the Participant’s key job duties or responsibilities (other than such failure resulting from the Participant’s Disability) that is not cured within thirty (30) days after the Participant is provided notice of such failure, or (v) willful and material violation of the Company’s Principles of Business Conduct or any analogous code of ethics or similar policy. For purposes of determining “Cause”, no act or omission by the Participant shall be considered “willful” unless the Board determines that it is done or omitted in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Company. Cause shall be determined in the sole discretion of the Board and the Board’s allegations supporting such determination shall be set forth in a written notice to the Participant. The Participant shall have an opportunity within ten (10) business days after receiving such notice to meet with the Board to discuss the Board’s allegations of Cause. Any good faith determination by the Board that the Participant’s action or omission constitutes “Cause” shall be conclusive on the Participant.

2.7.“Change of Control” occurs when:
(a)any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) becomes the beneficial owner, directly or indirectly, of 30% or more of the combined voting power of the Company’s outstanding voting securities ordinarily having the right to vote for the election of directors of the Company; provided, however, that for purposes of this subparagraph (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition by the Company or any employee benefit plan or plans (or related trust) of the Company and its subsidiaries

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and affiliates or (ii) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subparagraph (c) below; or

(b)the individuals who, as of the Effective Date, constituted the Board of Directors of the Company (the “Board” generally and as of the Effective Date the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Effective Date whose election, or nomination for election, was approved by a vote or by approval of the proxy statement in which such person is named as a nominee for director, without written objection to such nomination of the persons comprising at least a majority of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or

(c)consummation of a reorganization, merger or consolidation of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Company’s outstanding Shares and outstanding voting securities ordinarily having the right to vote for the election of directors of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities ordinarily having the right to vote for the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Company’s outstanding Shares and outstanding voting securities ordinarily having the right to vote for the election of directors of the Company, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan or plans (or related trust) of the Company or such corporation resulting from such Business Combination and their subsidiaries and affiliates) beneficially owns, directly or indirectly, 30% or more of the combined voting power of the then outstanding voting securities of the corporation resulting from such Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d)consummation of a liquidation or dissolution of the Company approved by the shareholders; or

(e)consummation of a sale of all or substantially all of the assets of the Company.
Notwithstanding anything to the contrary herein, solely for the purpose of determining the timing of payment or timing of distribution of any compensation or benefit that constitutes “non-qualified deferred compensation” within the meaning of Code Section 409A, a Change of Control shall not be deemed to occur under this Plan unless the events that have occurred would also constitute a “Change in the Ownership or Effective Control of a Corporation or in the Ownership of a Substantial Portion of the Assets of a Corporation” under Treasury Regulation Section 1.409A-3(i)(5), or any successor provision, and in the event such Change of Control does not constitute a “Change in the Ownership or Effective Control of a Corporation or in the Ownership of a Substantial Portion of the Assets of a Corporation” under Treasury Regulation Section 1.409A-3(i)(5), the timing of payment or timing of distribution of any compensation or benefit that constitutes “non-qualified deferred compensation” within the meaning of Code Section 409A will occur pursuant to the terms of the applicable Award Agreement without regard to the Change of Control. For the avoidance of doubt, the immediately preceding sentence will not apply for the purpose of determining the vesting of any Award upon a Change of Control.
2.8.“Code” means the Internal Revenue Code of 1986, as amended, including regulations thereunder and successor provisions and regulations thereto.

2.9.“Committee” means the Compensation Committee of the Board, or another committee appointed by the Board to administer the Plan or any part thereof, or the Board, where the Board is acting as the Committee or performing the functions of the Committee, as set forth in Section 3.

2.10.“Common Stock” means common stock, par value $0.50 per share, of the Company.

2.11.“Company” means Ryder System, Inc., a company organized under the laws of the state of Florida.

2.12.“Disability” means a determination of disability under the long-term disability plan of the Company or a Subsidiary that is applicable to the Participant.

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2.13.“Dividend-Equivalent Right” means the right to receive an amount, calculated with respect to an Award, which is determined by multiplying the number of Shares subject to the applicable Award by the per-Share cash dividend, or the per-Share Fair Market Value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on Shares.

2.14.“Effective Date” means the date on which the Plan is approved by the Company’s shareholders.

2.15.“Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.16.“Fair Market Value” means the last reported sale price of a Share during regular trading hours on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported by the composite transaction reporting system for securities listed on the New York Stock Exchange.

2.17.“Full-Value Award” means any Award granted under the Plan other than (a) a stock option that requires the Participant to pay (in cash, foregone cash compensation, or other consideration, other than the performance of services, designated as acceptable by the Committee) at least the Fair Market Value of the Shares subject thereto as determined on the date of grant of an Award or (b) a stock appreciation right that is based on the appreciation of the Shares underlying the Award from the Fair Market Value of the Shares as determined on the date of grant of the Award.

2.18.“Good Reason” means, unless the Award Agreement provides otherwise, the occurrence of any one of the following, without the Participant’s prior written consent, (i) the Company requiring the Participant to be based or to perform services at any site or location more than fifty (50) miles from the then current site or location at which the Participant is based, except for travel reasonably required in the performance of the Participant’s responsibilities (which does not materially exceed the level of travel required of the Participant in the six-month period immediately preceding the required relocation), (ii) a material reduction in the Participant’s base salary, annual bonus target opportunity or long-term incentive target opportunity, (iii) a material diminution in the Participant’s duties, responsibilities and authority (other than on account of the Participant’s Disability), or (iv) the Company’s material breach of any employment agreement or severance agreement with the Participant. For the avoidance of doubt, a change in reporting relationship or title alone shall not constitute “Good Reason.” A Participant’s termination of employment shall only constitute a termination for Good Reason if the Participant provides written notice to the Company of the existence of Good Reason within ninety (90) days following the date of the Participant’s knowledge of the Good Reason condition, the Company does not remedy the condition within thirty (30) days of receipt of such written notice, and the Participant terminates employment within ninety (90) days following the end of the thirty (30) day cure period.

2.19.“Incentive Stock Option” means a stock option to purchase Shares that is intended to be an “incentive stock option” within the meaning of Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is designated as an Incentive Stock Option in the applicable Award Agreement.

2.20.“Non-Employee Director” means a member of the Board who is not otherwise employed by the Company or any Subsidiary.

2.21.“Participant” means any employee or director who has been granted an Award under the Plan.

2.22.“Qualified Member” means a member of the Committee who is a “non-employee director” of the Company as defined in Rule 16b-3(b)(3) under the Exchange Act and an “independent director” within the meaning of the applicable stock exchange rules.

2.23.“Shares” means shares of Common Stock and such other securities as may be substituted or resubstituted for Shares pursuant to Section 7.

2.24.“Subsidiary” means an entity that is, either directly or through one or more intermediaries, controlled by the Company.

2.25.“Ten Percent Stockholder” means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company and any Subsidiary or parent corporation of the Company.

3.Administration

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3.1.Committee. The Compensation Committee of the Board shall administer the Plan, unless the Board shall appoint a different committee. At any time that a member of the Committee is not a Qualified Member, any action relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company may be taken either by the Board, a subcommittee of the Committee consisting of two or more Qualified Members or by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. Other provisions of the Plan notwithstanding, the Board may perform any function of the Committee under the Plan, and that authority specifically reserved to the Board under the terms of the Plan, the Company’s Articles of Incorporation, By-Laws, or applicable law shall be exercised by the Board and not by the Committee. The Board shall serve as the Committee in respect of any Awards made to any Non-Employee Director.

3.2.Powers and Duties of Committee. In addition to the powers and duties specified elsewhere in the Plan, the Committee shall have full authority and discretion to:

a.adopt, amend, suspend, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;
b.correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder;
c.make determinations relating to eligibility for and entitlements in respect of Awards, and to make all factual findings related thereto; and
d.make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.
All determinations and decisions of the Committee shall be final and binding upon a Participant or any person claiming any rights under the Plan from or through any Participant, and the Participant or such other person may not further pursue his or her claim in any court of law or equity or other arbitral proceeding.
3.3.Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate, on such terms and conditions as it determines in its sole and absolute discretion, to one or more senior executives of the Company (i) the authority to make grants of Awards to officers (other than executive officers) and employees of the Company and any Subsidiary and (ii) other administrative responsibilities. Any such allocation or delegation may be revoked by the Committee at any time.

3.4.Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on behalf of the Committee or members thereof shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

4.Awards

4.1.Eligibility. The Committee shall have the discretion to select Award recipients from among the following categories of eligible recipients: (a) individuals who are employees (including officers) of the Company or any Subsidiary and (b) Non-Employee Directors.

4.2.Type of Awards. The Committee shall have the discretion to determine the type of Award to be granted to a Participant. Shares issued pursuant to an Award in the nature of a purchase right (e.g., stock options) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, Shares, other Awards, or other consideration, as the Committee shall determine.

4.3.Terms and Conditions of Awards.
a.The Committee shall determine the size of each Award to be granted (including, where applicable, the number of Shares to which an Award will relate), and all other terms and conditions of each such Award (including, but not

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limited to, any exercise price, grant price, or purchase price, any restrictions or conditions relating to transferability, forfeiture, exercisability, or settlement of an Award, and any schedule or performance conditions for the lapse of such restrictions or conditions, and accelerations or modifications thereof, based in each case on such considerations as the Committee shall determine). The Committee may determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other consideration, or an Award may be canceled, forfeited, or surrendered. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and measures of performance as it may deem appropriate in establishing performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions.

b.Notwithstanding the foregoing in Section 4.3(a), the following conditions shall apply to Awards under the Plan:
i.Except with respect to Substitute Awards, the price per Share at which Shares may be purchased upon the exercise of a stock option shall not be less than one hundred percent (100%) of the Fair Market Value (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110% of the Fair Market Value) on the date of grant of such stock option;

ii.Except with respect to Substitute Awards, with respect to stock appreciation rights, the price per Share from which stock appreciation is measured shall not be less than one hundred percent (100%) of the Fair Market Value of such Share on the date of grant of the stock appreciation right;

iii.The period during which a stock option or stock appreciation right may remain outstanding shall not exceed ten (10) years (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, five (5) years) from the date the Award is granted;

iv.Dividend-Equivalent Rights shall not be granted with respect to stock options or stock appreciation rights;

v.Dividends and Dividend-Equivalent Rights shall not be paid with respect to unvested Shares and stock units; provided that Dividends and Dividend-Equivalent Rights may accrue on such Awards and be paid to the extent the Awards vest;

vi.Awards granted under the Plan shall include vesting schedules under which no portion of an Award may vest in less than one year from the date of grant; provided, however, that (A) for purposes of Awards granted to Non-Employee Directors, such Awards shall be deemed to satisfy this minimum vesting requirement if such Awards vest on the earlier of (x) the first anniversary of the date of grant or (y) the next annual meeting of shareholders following the date of grant, provided such meeting occurs not sooner than 50 weeks from the date of grant, and (B) subject to any adjustments made in accordance with Section 7 below, up to five percent (5%) of Shares subject to the Aggregate Share Limit as of the Effective Date may be granted without regard to this minimum vesting requirement;

vii.The Committee shall have authority to accelerate vesting in connection with a Participant’s death, Disability, retirement, or other termination of employment, in the event of a Change of Control or a corporate transaction or event described in Section 7, or in other circumstances as the Committee deems appropriate; and

viii.No Incentive Stock Option (other than an Incentive Stock Option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is not eligible to receive an Incentive Stock Option under the Code.

4.4.No Repricing of Stock Options or Stock Appreciation Rights, No Reloads. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, Shares, other securities or property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities, or similar transactions), the Company may not, without obtaining shareholder approval, (a) amend the terms of outstanding stock options or stock appreciation rights to reduce the exercise price of such outstanding stock options or base price of such stock appreciation rights, (b) cancel outstanding stock options or stock appreciation rights in exchange for stock options or stock appreciation rights with an exercise price or base price, as applicable, that is less than the exercise price or base price of the original stock options or stock appreciation rights or (c) cancel outstanding stock options or stock appreciation rights with an exercise price or base price,

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as applicable, above the current Share price in exchange for cash or other securities. The Company will not grant any stock options or stock appreciation rights with automatic reload features.

4.5.Stand-Alone, Additional, Tandem, and Substitute Awards. Subject to Section 4.4, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Subsidiary, or any business entity to be acquired by the Company or a Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary.

5.Performance Awards

5.1.Performance Awards. This Section 5 shall apply to Awards designated as “Performance Awards” by the Committee. The grant, exercise, and/or settlement of a Performance Award shall be based upon the achievement of performance goals as described in this Section 5.

5.2.Performance Goals. The performance goals for Performance Awards may consist of one or more business criteria and a targeted level or levels of performance with respect to each such criteria, as specified by the Committee. The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise, and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

5.3.Criteria. In establishing performance goals for Performance Awards, the Committee may use business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries, divisions, other business units of the Company (where the criteria are applicable), which may include, but shall not be limited to, the following: (i) earnings per share; (ii) revenues; (iii) cash flow; (iv) cash flow return on investment; (v) return on net assets, return on assets, return on investment, return on capital, return on equity; profitability; (vi) economic value added (“EVA”); (vii) operating margins or profit margins; (viii) income or earnings before or after taxes; pretax earnings; pretax earnings before interest, depreciation and amortization; operating earnings; pretax operating earnings, before or after interest expense and before or after incentives, and extraordinary or special items; net income; (ix) total stockholder return or stock price; (x) book value per share; (xi) expense management; improvements in capital structure; working capital; costs; or (xii) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparator companies. EVA means the amount by which a business unit’s earnings exceed the cost of the equity and debt capital used by the business unit during the performance period, as determined by the Committee. Income of a business unit may be before payment of bonuses, capital charges, non-recurring or extraordinary income or expense, and general and administrative expenses for the performance period, if so specified by the Committee. Performance goals may also be set on an individual basis.

5.4.Committee Determinations; Settlement of Performance Awards. The Committee shall establish the performance goals applicable to Performance Awards, determine the extent to which such performance goals are achieved, and determine the amount, if any, payable pursuant to each Performance Award. The Committee, in its sole discretion, may make adjustments to the performance goals applicable to Performance Awards, the amounts payable in respect of the applicable performance goals, and performance results (including adjustments of performance results to take into account transactions or other events occurring during the applicable performance period), to the extent consistent with the terms of the applicable Award Agreement. Settlement of Performance Awards shall be in cash, Shares, or other Awards, in the discretion of the Committee. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

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Appendix A

6.Limitations on Awards

6.1.Aggregate Number of Shares Available for Awards.

a. Subject to adjustment as described in Section 7 below, the aggregate number of Shares that may be delivered to Participants or their Beneficiaries pursuant to all Awards granted under the Plan shall not exceed 4,300,000. In addition, and subject to adjustment as described in Section 7 below, Shares subject to outstanding Awards under the 2012 Plan that terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised, vested or paid in Shares after the Effective Date shall be added to the share reserve under the Plan (up to a maximum of 3,104,702 Shares).

b.All of the authorized Shares may be granted as Incentive Stock Options. Notwithstanding the foregoing sentence, the aggregate Fair Market Value (determined as of the time the option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an eligible employee during any fiscal year (under all such plans of the Company and of any Subsidiary or parent corporation of the Company) may not exceed $100,000.

6.2.Source of Shares. Shares of Common Stock issued under the Plan may be authorized but unissued shares of Common Stock or reacquired shares of Common Stock, including shares purchased by the Company on the open market for purposes of the Plan.

6.3.Share Counting.

a.The Aggregate Share Limit shall be reduced as follows: (i) for each Share that is delivered pursuant to a Full-Value Award, the Aggregate Share Limit shall be reduced by two Shares (i.e., on a 1:2 ratio), and (ii) for each Share that is delivered pursuant to a stock option or stock appreciation right, the Aggregate Share Limit shall be reduced by one Share (i.e., on a 1:1 ratio).

b.If and to the extent stock options or stock appreciation rights granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any Full-Value Awards are forfeited or terminated, or otherwise are not paid in full, the Shares reserved for such Awards shall again be available for purposes of the Plan. Shares withheld in payment of the exercise price of a stock option, and Shares withheld for payment of taxes with respect to stock options and stock appreciation rights, shall not be available for re-issuance under the Plan and shall reduce the Aggregate Share Limit on a 1:1 ratio. Shares withheld or tendered to the Company by the Participant for payment of taxes with respect to any Full-Value Award shall not reduce the Aggregate Share Limit and shall be available for re-issuance under the Plan. If stock appreciation rights are granted, the full number of Shares subject to the stock appreciation rights shall be considered issued under the Plan and shall reduce the Aggregate Share Limit on a 1:1 ratio, without regard to the number of Shares delivered upon exercise of the stock appreciation rights. Notwithstanding the foregoing, to the extent that any Awards are paid in cash, and not in Shares, such Awards shall not reduce the Aggregate Share Limit. To the extent that Shares subject to outstanding Awards under the 2012 Plan are added to the share reserve under the Plan in accordance with Section 6.1, with respect to Shares that relate to a Full-Value Award, two Shares shall be added to the Share reserve for each Share subject to such Award (i.e., on a 1:2 ratio), and with respect to Shares that relate to an Award that is not a Full-Value Award, one Share shall be added to the share reserve for each Share subject to such Award (i.e., on a 1:1 ratio).

c.The provisions of this Section 6.3 shall apply only for purposes of determining the aggregate number of Shares that may be issued under the Plan, but shall not apply for purposes of determining the maximum number of Shares with respect to which Awards may be granted to any individual Participant under the Plan. If Shares are repurchased on the open market with the proceeds of the exercise price of stock options, such Shares may not again be made available for issuance under the Plan.

6.4.Per Participant Limitation on Awards. In any calendar year, no Participant may be granted any Awards (including, for the avoidance of doubt, stock options (including Incentive Stock Options) or stock appreciation rights) that relate to more than 750,000 Shares, subject to adjustments made in accordance with Section 7 below. If the number of Shares ultimately payable in respect of an Award is a function of future achievement of performance targets, then for purposes of this limitation, the number of Shares to which such Award relates shall equal the number of Shares that would be payable assuming maximum performance was achieved.

6.5.Non-Employee Director Limitation. The maximum grant date value of Shares subject to Awards granted to any Non-Employee Director during any one calendar year, taken together with any cash fees payable to such Non-Employee Director

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Appendix A

for services rendered during the calendar year, shall not exceed $500,000 in total value. For purposes of this limit, the value of such Awards shall be calculated based on the grant date fair value of such Awards for financial reporting purposes.

6.6.Acquisitions. In connection with the acquisition of any business by the Company or any of its Subsidiaries, any outstanding equity grants with respect to stock of the acquired company may be assumed or replaced by Awards under the Plan upon such terms and conditions as the Committee determines in its sole discretion. Shares subject to any such outstanding grants that are assumed or replaced by Awards under the Plan in connection with an acquisition (“Substitute Awards”) shall not reduce the Aggregate Share Limit, consistent with applicable stock exchange requirements. Notwithstanding any provision of the Plan to the contrary, Substitute Awards shall have such terms as the Committee deems appropriate, including without limitation exercise prices or base prices on different terms than those described herein. In the event that the Company assumes a shareholder-approved equity plan of an acquired company, available Shares under such assumed plan (after appropriate adjustments to reflect the transaction) may be issued pursuant to Awards under this Plan and shall not reduce the Aggregate Share Limit, subject to applicable stock exchange requirements.

7.Adjustment
In the event of any change in the outstanding Shares by reason of any reorganization, recapitalization, merger, amalgamation, consolidation, spin-off, combination or exchange of Shares, repurchase, liquidation, dissolution or other corporate exchange, any large, special and non-recurring dividend or distribution to shareholders, or other similar corporate transaction (including a Change of Control), the Committee shall make such substitution or adjustment, if any, as it deems to be equitable and in order to preserve, without enlarging, the rights of Participants, as to (a) the number and kind of Shares which may be delivered pursuant to Sections 6.1, 6.4 and 6.5; (b) the ratios described in Section 6.3; (c) the number and kind of Shares subject to or deliverable in respect of outstanding Awards; and (d) the exercise price, grant price or purchase price relating to any Award. The Committee will also make such substitutions or adjustments including as described in (a), (b), (c) or (d) above as it deems fair and equitable to the Participants as a result of any Share dividend or split declared by the Company. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including cancellation of Awards in exchange for the intrinsic (i.e., in-the-money) value, if any, of the vested portion thereof, substitution of Awards using securities or other obligations of a successor or other entity, acceleration of the vesting or expiration date for Awards, or adjustment to performance goals in respect of Awards) in recognition of unusual or nonrecurring events (including, without limitation, a Change of Control, events described in the preceding sentences, and acquisitions and dispositions of businesses and assets) affecting the Company, any Subsidiary or any business unit, or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding any provision in the Plan to the contrary, the Committee may provide in any Award Agreement such terms and conditions as it deems appropriate in connection with a Change of Control or other event described in this Section 7. If any event described in this Section 7 will result in the acquisition of all or substantially all of the Company’s outstanding Shares, then, notwithstanding any provision of this Section 7, if the document governing such acquisition (e.g., merger agreement) specifies the treatment of outstanding Awards, such treatment shall govern without the need for any action by the Committee.

8.	Change of Control

8.1.Assumption of Outstanding Awards. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless provided otherwise in the applicable Award Agreement, (a) all outstanding Awards that are not exercised or paid at the time of the Change of Control shall be assumed by, or replaced with Awards that have comparable terms and value by, the surviving corporation (or a parent or subsidiary of the surviving corporation) and (b) any outstanding performance-based awards will be deemed earned at the greater of the target level and the actual performance level at the date of the Change of Control with respect to all open performance periods, and will continue to be subject to time-based vesting following the Change of Control in accordance with the original performance period. After a Change of Control, references to the “Company” as they relate to employment matters shall include the successor employer.

8.2.Vesting Upon Certain Terminations of Employment Upon or Following a Change of Control. Unless the Committee determines otherwise or as provided in the applicable Award Agreement, if a Participant’s employment or service is terminated by the Company without Cause, or the Participant terminates employment for Good Reason, in either case upon or within twenty-four (24) months following a Change of Control, the Participant’s outstanding Awards shall become fully vested as of the date of such termination.

8.3.Other Alternatives. Notwithstanding the foregoing, in the event of a Change of Control, the Committee, in its discretion, may take any of the following actions with respect to any or all outstanding Awards, without the consent of any

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Appendix A

Participant: (a) the Committee may determine that Participants shall receive a payment in settlement of outstanding Awards (other than stock options and stock appreciation rights) in such amount and form as may be determined by the Committee; (b) the Committee may require that Participants surrender their outstanding stock options and stock appreciation rights in exchange for a payment by the Company, in cash or Common Stock as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Common Stock subject to the Participant’s unexercised stock options and stock appreciation rights exceeds the stock option exercise price or stock appreciation right base price, and (c) the Committee may modify the terms of Awards to add events, conditions or circumstances upon which the vesting of such Awards or lapse of restrictions thereon will accelerate. Any such surrender, termination or payment shall take place as of the date of the Change of Control or such other date as the Committee may specify. Without limiting the foregoing, if the per share Fair Market Value of the Common Stock does not exceed the per share stock option exercise price or stock appreciation right base price, as applicable, the Company shall not be required to make any payment to the Participant upon surrender of the stock option or stock appreciation right. Similar actions to those specified in this Section 8.3 may be taken in the event of a merger or other corporate reorganization that does not constitute a Change of Control.

9.General Provisions

9.1.Compliance with Laws and Obligations. The Company shall not be obligated to issue or deliver Shares in connection with any Award or take any other action under the Plan in a transaction subject to the registration requirements of any applicable securities law, any requirement under any listing agreement between the Company and any securities exchange or automated quotation system, or any other law, regulation, or contractual obligation of the Company, until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing Shares issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

9.2.Limitations on Transferability. Awards and other rights under the Plan will not be transferable by a Participant except to a Beneficiary in the event of the Participant’s death (to the extent any such Award, by its terms, survives the Participant’s death), and, if exercisable, shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative; provided, however, that, if and only to the extent permitted by the Committee, Awards and other rights hereunder may be transferred during the lifetime of the Participant, to family members (and trusts or other entities for the benefit of Participants and family members) for purposes of the Participant’s estate planning, or to charities for charitable purposes (in each case as determined by the Committee), and may be exercised by such transferees in accordance with the terms of such Award. Awards and other rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to the claims of creditors. A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

9.3.No Right to Continued Employment; Leaves of Absence. Neither the Plan, the grant of any Award, nor any other action taken hereunder shall be construed as giving any employee or director the right to be retained in the employ or service of the Company or any of its Subsidiaries (for the vesting period or any other period of time), nor shall it interfere in any way with the right of the Company or any of its Subsidiaries to terminate any person’s employment or service at any time. Unless otherwise specified in the applicable Award Agreement and to the extent consistent with Code Section 409A, (a) an approved leave of absence shall not be considered a termination of employment or service for purposes of an Award under the Plan, and (b) any Participant who is employed by or performs services for a Subsidiary shall be considered to have terminated employment or service for purposes of an Award under the Plan if such Subsidiary is sold or no longer qualifies as a Subsidiary of the Company, unless such Participant remains employed by the Company or another Subsidiary.

9.4.Taxes. The Company and any Subsidiary is authorized to withhold from any delivery of Shares in connection with an Award, any other payment relating to an Award, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with an Award, and to take such other action as the Committee may deem advisable to enable the Company, its Subsidiaries and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other consideration and to require Participants to make cash payments in respect thereof in satisfaction of withholding tax obligations.

9.5.Changes to the Plan and Awards. The Board may amend, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of shareholders or Participants, except that any amendment shall be subject to the approval of the Company’s shareholders at or before the next annual meeting of shareholders for which the record date is after the date of such Board action if such shareholder approval is required by any applicable law,

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Appendix A

regulation or stock exchange rule. The Board may otherwise, in its discretion, determine to submit other such amendments to shareholders for approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under any Award theretofore granted. The Committee may amend, suspend, discontinue, or terminate any Award theretofore granted and any Award Agreement relating thereto; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under such Award. Any action taken by the Committee pursuant to Section 7 shall not be treated as an action described in this Section 9.5. Notwithstanding anything in the Plan to the contrary, the Board may amend the Plan and Awards in such manner as it deems appropriate in the event of a change of applicable law or regulations.

9.6.No Right to Awards; No Shareholder Rights. No Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, employees or directors. No Award shall confer on any Participant any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred and delivered to the Participant in accordance with the terms of the Award.

9.7.Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, other Awards, or other consideration pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

9.8.Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan or of any amendment to shareholders for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including the granting of awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

9.9.Other Payments or Awards. Nothing contained in the Plan will be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

9.10.Non-Uniform Determinations. The Committee’s determinations under the Plan and Award Agreements need not be uniform and any such determinations may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee will be entitled, among other things, to make non-uniform and selective determinations under Award Agreements, and to enter into non-uniform and selective Awards Agreements, as to (a) the persons to receive Awards, (b) the terms and provisions of Awards and (c) whether a Participant’s employment has been terminated for purposes of the Plan.

9.11.No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

9.12.Clawback and Other Company Policies. All Awards granted under the Plan shall be subject to any applicable clawback or recoupment policies, share trading policies, share holding and other policies that may be implemented by the Board from time to time.

9.13.Successors and Assigns. The Plan and Award Agreements may be assigned by the Company to any successor to the Company’s business. The Plan and any applicable Award Agreement shall be binding on all successors and assigns of the Company and a Participant, including any permitted transferee of a Participant, the Beneficiary or estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

9.14.Governing Law. The Plan and all Award Agreements shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

9.15.Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

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Appendix A

9.16.Plan Termination. Unless earlier terminated by the Board, the Plan shall terminate on the day before the tenth anniversary of the later of the Effective Date or the date of any subsequent shareholder approval of the Plan. Upon any such termination of the Plan, no new authorizations of grants of Awards may be made, but then-outstanding Awards shall remain outstanding in accordance with their terms, and the Committee otherwise shall retain its full powers under the Plan with respect to such Awards.

9.17.Section 409A. Notwithstanding the other provisions hereof, the Plan and the Awards are intended to comply with the requirements of Code Section 409A, to the extent applicable. Accordingly, all provisions herein and with respect to any Awards shall be construed and interpreted such that the Award either (a) qualifies for an exemption from the requirements of Code Section 409A or (b) satisfies the requirements of Code Section 409A to the maximum extent possible; provided, however, that in no event shall the Company be obligated to reimburse a Participant or Beneficiary for any additional tax (or related penalties and interest) incurred by reason of application of Code Section 409A, and the Company makes no representations that Awards are exempt from or comply with Code Section 409A and makes no undertakings to ensure or preclude that Code Section 409A will apply to any Awards. If an Award is subject to Code Section 409A, (i) distributions shall only be made in a manner and upon an event permitted under Code Section 409A, (ii) payments to be made upon a termination of employment shall only be made upon a “separation from service” under Code Section 409A, (iii) unless the Award Agreement specifies otherwise, each installment payment shall be treated as a separate payment for purposes of Code Section 409A, and (iv) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with Code Section 409A. Notwithstanding anything herein to the contrary, in the event that any Awards constitute nonqualified deferred compensation under Code Section 409A, if (x) the Participant is a “specified employee” of the Company as of the specified employee identification date for purposes of Code Section 409A (as determined in accordance with the policies and procedures adopted by the Company) and (y) the delivery of any cash or Shares payable pursuant to an Award is required to be delayed for a period of six months after separation from service pursuant to Code Section 409A, such cash or Shares shall be paid within 15 days after the end of the six-month period. If the Participant dies during such six-month period, the amounts withheld on account of Code Section 409A shall be paid to the Participant’s Beneficiary within 30 days of the Participant’s death. The Committee shall have the discretion to provide for the payment of an amount equivalent to interest, at such rate or rates fixed by the Committee, on any delayed payment. The determination of key employees, including the number and identity of persons considered key employees and the identification date, shall be made by the Committee or its delegate each year in accordance with Code Section 416(i) and the “specified employee” requirements of Code Section 409A.

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Appendix B

Proposed Articles of Amendment to Ryder System, Inc. Restated Articles of Incorporation
Pursuant to the provisions of Sections 607.1001 and 607.1006 of the Florida Business Corporation Act, Ryder System, Inc., a Florida corporation (the “Corporation”), hereby adopts the following Articles of Amendment to its Restated Articles of Incorporation (the “Restated Articles of Incorporation”):

FIRST:     The name of the corporation is Ryder System, Inc.

SECOND: The first paragraph of ARTICLE V of the Restated Articles of Incorporation shall be deleted and replaced in its entirety with the following:
ARTICLE V
Stockholder Action

All actions required or permitted to be taken by the shareholders at an annual or special meeting of shareholders of the Corporation may be effected by the consent in writing of the holders of capital stock of the Corporation entitled to vote; provided that no such action may be effected except in accordance with the provisions of this Article V and applicable law. Notwithstanding anything contained in these Restated Articles of Incorporation to the contrary, the affirmative vote of the holders of a majority of the votes cast (in person or by proxy) by the holders of the outstanding shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with or repeal this Article V. For purposes of clarity, “abstentions,” “withheld” votes and “broker non-votes” shall not be counted as a vote cast with respect to such action.
THIRD: ARTICLE VI of the Restated Articles of Incorporation shall be deleted and replaced in its entirety with the following:
ARTICLE VI
By-Law Amendments
The Board of Directors shall have power to adopt, alter, amend and repeal the By-Laws of the Corporation (except as so far as the By-Laws of the Corporation adopted by the stockholders shall otherwise provide). Any By-Laws made by the Directors under the powers conferred hereby may be altered, amended or repealed by the Directors or by the stockholders. Notwithstanding the foregoing and anything contained in these Restated Articles of Incorporation to the contrary, Sections 1 and 2 of Article V of the By-Laws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of a majority of the votes cast (in person or by proxy) by the holders of the outstanding shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding anything contained in these Restated Articles of Incorporation to the contrary, the affirmative vote of the holders of a majority of the votes cast (in person or by proxy) by the holders of the outstanding shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with or repeal this Article VI. For purposes of clarity, “abstentions,” “withheld” votes and “broker non-votes” shall not be counted as a vote cast with respect to such action.
FOURTH: The foregoing amendments were adopted and approved by the shareholders of the Corporation at the Corporation's annual meeting of shareholders held on May 3, 2019. The number of votes cast for the foregoing amendment by the shareholders was sufficient for approval.

FIFTH: In accordance with Section 607.0123 of the Florida Business Corporation Act, the foregoing amendments to the Restated Articles of Incorporation shall become effective immediately upon filing with the Florida Department of State.

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Appendix C

Proposed Amendments to Ryder System, Inc. By-Laws

(Language that that is struck through is proposed to be deleted from our current By-Laws).

Proposed Amendment to Section (b) of Article XIII

b.    By Action of the Stockholders

Unless a greater vote is specifically required by the laws of the State of Florida, or a greater or different vote is required by the provisions of the Restated Articles of Incorporation, the stockholders may alter, amend or repeal these By-Laws, or adopt such other By-Laws as in their judgment may be advisable for the administration or regulation of the management and affairs of the Corporation, to the extent not inconsistent with the laws of the State of Florida or the Restated Articles of Incorporation, at any regular meeting of the stockholders (or at any special meeting thereof duly called for that purpose in accordance with the provisions of these By-Laws), only upon the affirmative vote of the holders of a majority of the votes cast (in person or by proxy) by the holders of the outstanding shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class. For purposes of clarity, “abstentions,” “withheld” votes and “broker non-votes” shall not be counted as a vote cast with respect to such action. ~~Notwithstanding the foregoing and anything contained in these By Laws to the contrary, Section 4 of Article IV of these By Laws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of at least 75% of the voting power of the then outstanding shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.~~

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Ryder System, Inc. 11690 N.W. 105th Street Miami, Florida 33178 www.ryder.com

RYDER SYSTEM, INC.
C/O PROXY SERVICES
P.O. BOX 9163
FARMINGDALE, NY 11735

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 2, 2019 for shares held directly and by 11:59 p.m. Eastern Time on April 30, 2019 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 2, 2019 for shares held directly and by 11:59 p.m. Eastern Time on April 30, 2019 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E66419-P17386-Z73882 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RYDER SYSTEM, INC.

The Board of Directors recommends a vote "FOR" the following director nominees:

1. Election of Directors

Nominees:

For a 1-year term of office expiring at the 2020 Annual Meeting.

Nominee	For	Against	Abstain
1a. Robert J. Eck	☐	☐	☐
1b. Robert A. Hagemann	☐	☐	☐
1c. Michael F. Hilton	☐	☐	☐
1d. Tamara L. Lundgren	☐	☐	☐
1e. Luis P. Nieto	☐	☐	☐
1f. David G. Nord	☐	☐	☐
1g. Robert E. Sanchez	☐	☐	☐
1h. Abbie J. Smith	☐	☐	☐
1i. E. Follin Smith	☐	☐	☐
1j. Dmitri L. Stockton	☐	☐	☐
1k. Hansel E. Tookes, II	☐	☐	☐

The Board of Directors recommends a vote "FOR" the following management proposals:

Proposal	For	Against	Abstain
2. Ratification of PricewaterhouseCoopers LLP as independent registered certified public accounting firm for the 2019 fiscal year.	☐	☐	☐
3. Approval, on an advisory basis, of the compensation of our named executive officers.	☐	☐	☐
4. Approval of the 2019 Equity and Incentive Compensation Plan.	☐	☐	☐
5. Approval of amendments to our Restated Articles of Incorporation and By-Laws to remove supermajority voting provisions on shareholder action by written consent.	☐	☐	☐

The Board of Directors recommends a vote "AGAINST" the following proposal:

Proposal	For	Against	Abstain
6. Shareholder proposal on an independent board chairman.	☐	☐	☐

This Proxy Card will be voted "FOR" the election of the director nominees, "FOR" Proposals 2, 3, 4 and 5 and "AGAINST" Proposal 6 if no choice is selected.

If you want to vote in accordance with the recommendations of the Board of Directors, simply sign below and return this card.

NOTE: The proxies, in their discretion, are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ **Yes** ☐ **No**

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please note such title.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report on Form 10-K and Shareholder Letter are available at www.proxyvote.com.

E66420-P17386-Z73882

PROXY
RYDER SYSTEM, INC.
ANNUAL MEETING - MAY 3, 2019

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert E. Sanchez and Robert D. Fatovic, as true and lawful agents and proxies with full power of substitution in each, to represent the undersigned on all matters to come before the meeting and to vote as designated on the reverse side, all the shares of common stock of RYDER SYSTEM, INC., held of record by the undersigned on March 8, 2019, during or at any adjournment of the Annual Meeting of Shareholders to be held at 10:00 a.m., EDT at the Ryder System, Inc. Headquarters, 11690 N.W. 105th Street, Miami, Florida 33178 on Friday, May 3, 2019.

IF PROPERLY EXECUTED AND RETURNED, THIS PROXY WILL BE VOTED AS SPECIFIED. ON THE REVERSE SIDE OF THIS CARD YOU MAY SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES OR SIMPLY SIGN AND RETURN THIS CARD TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. IF NO CHOICE IS SELECTED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTOR NOMINEES, "FOR" PROPOSALS 2, 3, 4 AND 5 AND "AGAINST" PROPOSAL 6. UNLESS YOU VOTE BY TELEPHONE OR INTERNET, YOU MUST SIGN THIS CARD AND RETURN IT IN THE ENCLOSED ENVELOPE SO THAT THE PROXY HOLDERS MAY VOTE THE SHARES.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side